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                                                                      EXHIBIT 10

                              VALENCIA MARKETPLACE

                           PURCHASE AND SALE AGREEMENT

                                       by

                                       and

                                     between



                      THE NEWHALL LAND AND FARMING COMPANY,
                       (a California Limited Partnership)

                                    "Seller"


                                       and


                               SAMUEL S. MEVORACH

                                   "Purchaser"


                                   Dated as of
                                 January 7, 1998


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                                TABLE OF CONTENTS



                                                                                           PAGE
1.      IDENTIFICATION OF PARTIES..........................................................  1
2.      DESCRIPTION OF THE PROPERTY........................................................  1
3.      THE PURCHASE PRICE.................................................................  2
4.      TITLE..............................................................................  4
5.      REPRESENTATIONS AND WARRANTIES OF SELLER...........................................  5
6.      REPRESENTATIONS AND WARRANTIES OF PURCHASER........................................  9
7.      SELLER'S DELIVERIES; PURCHASER'S DUE DILIGENCE..................................... 10
8.      CONDITIONS PRECEDENT TO CLOSING.................................................... 12
9.      COVENANTS OF SELLER................................................................ 14
10.     COVENANTS OF PURCHASER............................................................. 22
11.     SELLER'S CLOSING DOCUMENTS......................................................... 24
12.     PURCHASER'S CLOSING DOCUMENTS...................................................... 25
13.     FEES, EXPENSES, PRORATIONS AND ADJUSTMENTS......................................... 26
14.     CLOSING............................................................................ 30
15.     LOSS BY FIRE, OTHER CASUALTY OR CONDEMNATION....................................... 30
16.     DEFAULT............................................................................ 32
17.     BROKER'S COMMISSION................................................................ 34
18.     ESCROW............................................................................. 35
19.     MISCELLANEOUS...................................................................... 37
20.     ARBITRATION........................................................................ 40


EXHIBIT LIST

A-1     Legal Description of Valencia Marketplace
A-2     Legal Description of Power/Promotional Center
A-3     Legal Description of Community Center/Triangle
B       List of Personal Property
C-1     Valencia Marketplace Schedule of Existing Leases
C-2     Power/Promotional Center Schedule of Existing Leases
C-3     Community Center/Triangle Schedule of Existing Leases
D       Form of Declaration of Covenants, Conditions and Restrictions for Valencia Marketplace
E       Schedule of Contracts
F       Form of Estoppel Agreement
G       Site Plan
H       Project Pro-Forma
I       Seller's Standard Landlord Work Letter
J       Hypothetical Examples of Rent Subsidy Calculations

SCHEDULE LIST

5       Seller's Disclosures
9       Approved New Tenant Prospects


                                       i.


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                           PURCHASE AND SALE AGREEMENT



               1.     IDENTIFICATION OF PARTIES

                      THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is dated as of this 7th day of January, 1998, and entered into by and between THE NEWHALL LAND AND FARMING COMPANY (a California Limited Partnership) ("Seller"), and SAMUEL S. MEVORACH ("Purchaser").

               2.     DESCRIPTION OF THE PROPERTY

                      Seller hereby agrees to sell and convey to Purchaser and Purchaser hereby agrees to purchase from Seller all of Seller's right, title and interest in and to the following:

                      (a) That certain real property located in the unincorporated community of Valencia, County of Los Angeles, State of California, commonly known as Valencia Marketplace; (collectively, the "Valencia Marketplace") and legally described on Exhibit "A-1" attached hereto consisting of: approximately 44.25 acres of land improved with a value-oriented shopping center containing approximately 528,456 square feet of leasable space ("Power/Promotional Center"), which is more particularly described on Exhibit "A-2", attached hereto and approximately 31.63 acres of land improved with a community shopping center containing approximately 193,508 square feet of leasable space ("Community Center/Triangle"), which is more particularly described on Exhibit "A-3" attached hereto. The term "Real Property" includes both the land and improvements (the "Improvements") located on Valencia Marketplace, the Power/Promotional Center or the Community Center/Triangle land as the context requires.

                      (b) Except as specifically provided otherwise in Exhibits "A-1", "A-2" and "A-3" and Paragraph 10(a) of the Agreement, all rights, privileges, easements and appurtenances to the Real Property, including without limitation, all easements, rights-of-way, and other appurtenances used or connected with the beneficial use or enjoyment of the Real Property;

                      (c) All personal property, equipment, supplies and fixtures, if any, (collectively, the "Personal Property") owned by Seller and used in the operation of the applicable Real Property as described on Exhibit "B" attached hereto. The Purchaser acknowledges that the Personal Property does not include any personal property owned by Tenants, the property manager or service companies of Seller;

                      (d) All of Seller's interest as lessor in all leases covering the applicable Real Property (said leases, together with any and all amendments, modifications or supplements thereto and any New Leases and Post-Closing Leases (both of which are defined below), are hereinafter referred to collectively as the "Leases"). The existing Leases ("Existing Leases") are identified on Exhibit "C-1" attached hereto. The Existing


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        Leases for the Power/Promotional Center are identified on Exhibit "C-2"
        and the Existing Leases for the Community Center/Triangle are identified on Exhibit "C-3"; and

                      (e) Except as specifically provided otherwise in Exhibits "A-1", "A-2" and "A-3" or otherwise in this Agreement, including without limitation, Seller's reservation under Paragraph 10(a), all intangible property owned by Seller and used in connection with the foregoing, including, without limitation, any and all plans and specifications, contract rights, licenses, permits and construction and manufacturer warranties, if any, and the right to use the name "Valencia Marketplace" (the "Intangible Personal Property"). The Real Property, the Personal Property and the Intangible Personal Property related to Valencia Marketplace, are sometimes collectively referred to as the "Property"). The Real Property, Personal Property and Intangible Personal Property related to the Power/Promotional Center are sometimes collectively referred to as the "Power/Promotional Center Property". The Real Property, Personal Property and Intangible Personal Property related to the Community Center/Triangle are sometimes collectively referred to as the "Community Center/Triangle Property."

               The description of Property above is not intended to expand the representations and warranties of Seller in Article 5; provided that Seller represents, warrants and covenants that Seller shall not use the name "Valencia Marketplace" on any other shopping center development.

               3.     THE PURCHASE PRICE

                      The purchase price of the Property is One Hundred Twelve Million Dollars ($112,000,000) (the "Purchase Price") consisting of the "Power/Promotional Center Purchase Price" of approximately Seventy-two Million Dollars ($72,000,000) and the "Community Center/Triangle Purchase Price" of approximately Forty Million Dollars ($40,000,000). During the Contingency Period (as defined below), Purchaser may adjust the allocation of the total Purchase Price between the Power/Promotional Center Property and the Community Center/Triangle Property by up to Two Million Dollars ($2,000,000). The Power/Promotional Center Purchase Price shall be between $70,000,000 and $74,000,000 and the Community Center/Triangle Purchase Price shall be between $38,000,000 and $42,000,000; provided, however, the sum of the Power/Promotional Center Purchase Price and Community Center/Triangle Purchase Price shall equal One Hundred Twelve Million Dollars ($112,000,000). Prior to expiration of the Contingency Period, Purchaser shall advise Seller and Escrow Holder in writing of Purchaser's allocation of the Purchase Price between the Power/Promotional Center Property and Community Center/Triangle Property that is permitted by this
Article 3. If Purchaser fails to so notify Seller and Escrow Holder, the Power/Promotional Center Purchase Price shall be $72,000,000 and the Community Center/Triangle Purchase Price shall be $40,000,000. Within two (2) days after execution of this Agreement, Purchaser and Seller shall open escrow ("Escrow") with American Title Insurance Company's Westlake Office, Attention: Mary Patterson ("Escrow Holder") by depositing a duplicate, executed original of this Agreement in accordance with Paragraph 18(a) of this Agreement. Escrow Holder shall open separate subescrows ("Subescrow") to facilitate separate closings ("Closings") for the Power/Promotional Center Property and Community Center/Triangle Property. The Closing for the Power/Promotional Center Property is referred to as the "Power/Promotional Center Closing" and


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the Closing for the Community Center/Triangle Property is referred to as the
"Community Center/Triangle Closing". The Subescrow for the Power/Promotional Center Property is referred to as the "Power/Promotional Center Escrow" and is identified by Escrow Holder as Escrow number 3695-MP. The Subescrow for the Community Center/Triangle Property is referred to as the "Community Center/Triangle Escrow" and is identified by Escrow Holder as Escrow number 3696-MP. The Purchase Price shall be paid to Seller by Purchaser as follows:

                      (a) Initial Deposit. On or before the later of (i) two (2) business days after Seller advises Purchaser that Seller's Board of Directors has approved this Agreement or (ii) January 12, 1998, Purchaser shall deposit in Escrow with Escrow Holder, an earnest money deposit in the amount of Two and one-half percent (2.5%) of the Purchase Price, which is equal to Two Million Eight Hundred Thousand Dollars ($2,800,000) (the "Initial Deposit"). The Initial Deposit paid by Purchaser pursuant to the terms hereof shall be deposited in a trust account in Escrow, with Escrow Holder, to be held in interest bearing obligations of the United States Government, in an institutional savings account, or in such other investments as Purchaser may by written instrument direct. In lieu of depositing the Initial Deposit in cash with Escrow Holder, Purchaser may elect to deliver the Initial Deposit to Escrow Holder, on or before (i) the later of two (2) business days after Seller advises Purchaser that Seller's Board of Directors has approved this Agreement or (ii) January 12, 1998, in the form of an irrevocable standby letter of credit ("LOC") issued by a commercial bank acceptable to Seller in the amount of the Initial Deposit, with a March 15, 1998, expiration date, naming the Seller as beneficiary and drawable upon sight draft. Unless Purchaser has either elected to terminate this Agreement or deposit the Initial Deposit or Deposit in cash with Escrow Holder on or before the expiration of the Contingency Period, the Escrow Holder shall deliver the LOC to Seller on the next business day following expiration of the Contingency Period. Seller shall not draw on the LOC unless the Contingency Period expires without Purchaser's termination of Escrow and the total Deposit (as defined below) has not been released to Seller upon expiration of the Contingency Period. Upon Seller or Escrow Holder's receipt of the Deposit in cash, the LOC shall be returned to Purchaser. The commercial bank issuing the LOC shall have a senior, unsecured debt investment grade rating of "AA" as determined by Moodys or Standard & Poors and shall have an office in the central business district of the City of Los Angeles capable of honoring the presentation of the LOC by Seller.

                      (b) Additional Deposit. Upon expiration of the Contingency Period (as defined below), if Purchaser has deposited the Initial Deposit with Escrow Holder in cash, Purchaser shall deposit with Escrow Holder an additional deposit (the "Additional Deposit") of Two Million Eight Hundred Thousand Dollars (representing two and one-half percent (2 1/2%) of the Purchase Price), establishing a total deposit in the amount of Five Million Six Hundred Thousand Dollars (representing five percent (5%) of the Purchase Price). The Initial Deposit and Additional Deposit are collectively referred to as the "Deposit." If the Purchaser elects to deliver an LOC to the Escrow Holder as the form of the Initial Deposit, then Purchaser shall deposit Five Million Six Hundred Thousand Dollars (representing five percent (5%) of the Purchase Price) as the Additional Deposit upon expiration of the Contingency Period. The total Deposit in the amount of Five


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        Million Six Hundred Thousand Dollars ($5,600,000) shall be released to the Seller upon the expiration of the Contingency Period and Seller or Escrow Holder shall then return the LOC, if any, to the Purchaser upon Seller's receipt of the Deposit.

                      In the event the purchase and sale of the Power/Promotional Center Property and Community Center/Triangle Property are consummated as contemplated hereunder, the Deposit plus all interest accrued thereon shall be credited to Purchaser against the Community Center/Triangle Purchase Price upon the close of the Community Center/Triangle Escrow. Interest shall accrue on the Deposit at a rate of six percent (6%) per annum from the date the Deposit is received by the Seller through the earlier of the date of Closing of the Community Center/Triangle Escrow or the date the Deposit is returned to the Purchaser, as applicable. In the event the purchase and sale of the Power/Promotional Center Property or Community Center/Triangle Property is not consummated because of the failure of any Condition Precedent or any other reason except for a default under this Agreement on the part of Purchaser, the Deposit plus all interest accrued thereon shall be immediately refunded to Purchaser. In the event the purchase and sale of the Power/Promotional Center Property or Community Center/Triangle Property is not consummated because of a default under this Agreement on the part of Purchaser, the Deposit shall be paid to and retained by Seller together with all interest accrued thereon in accordance with Article 16 (Default).

                      (c) Power/Promotional Center Purchase Price. Purchaser shall deposit the Power/Promotional Center Purchase Price with Escrow Holder in cash or immediately available federal funds at least one (1) business day prior to the Power/Promotional Center Closing Date (as defined in Article 14).

                      (d) Community Center/Triangle Purchase Price. Purchaser shall deposit the balance of the Community Center/Triangle Purchase Price (in excess of the Deposit released to Seller and accrued interest credited to Purchaser) with Escrow Holder in cash or immediately available federal funds at least one (1) business day prior to the Community Center/Triangle Closing Date (as defined in Article 14).

               4.     TITLE

                      Prior to the execution of this Agreement or as soon thereafter as is reasonably possible, Seller shall cause Chicago Title Insurance Company of California (the "Title Company") to deliver to Purchaser a current, standard coverage preliminary title report on the Property (the "PTR") issued by the Title Company, together with copies of all documents relating to the title exceptions referred to in such PTR. Purchaser shall have the right to request that the Title Company issue a separate PTR for the Power/Promotional Center Property and a separate PTR for the Community Center/Triangle Property. During the Contingency Period, Purchaser shall have the right to obtain, at Purchaser's expense, a current survey of the Real Property sufficient to enable the Title Company to issue an ALTA owner's policy of title insurance (the "Survey"), showing lot lines and monuments, building lines, easements both burdening and benefiting the Real Property, utilities, including water and sewer lines to the point of connection with the public system, the Improvements (including loading docks and parking spaces), encroachments, if any, on the Real Property. Purchaser shall have the right to obtain, at


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Purchaser's expense, a separate survey for the Power/Promotional Center and
Community Center/Triangle during the Contingency Period.

                      Purchaser shall notify Seller of any disapproved title exceptions within the Contingency Period (as defined below). All other title exceptions set forth in the PTR, the printed exclusions contained in a standard ALTA Owner's Policy of Title Insurance, the Declaration of Restrictions and Grant of Easements dated as of September 6, 1994 ("REA"), and the Supplemental Declaration of Covenants, Conditions and Restrictions for the Property substantially in the form approved by Purchaser during the Contingency Period and to be attached hereto as Exhibit "D" which approval shall not be unreasonably withheld, conditioned or delayed (as the same may be amended prior to the Power/Promotional Center Closing Date, collectively, the "CC&Rs") shall constitute the "Permitted Encumbrances." Notwithstanding anything to the contrary contained in the preceding sentence, Seller shall remove any monetary encumbrance affecting the applicable Property voluntarily placed or permitted to be placed on the applicable Property by Seller prior to the applicable Closing Date (as defined in Article 14). Prior to the expiration of the Contingency Period, Seller shall notify Purchaser in writing of any disapproved exceptions or survey matters which Seller is unable to cause to be removed or satisfactorily insured against and Purchaser shall then, within seven (7) days thereafter, elect, by giving written notice to Seller and Escrow Holder, (i) to terminate this Agreement, or (ii) to waive its disapproval of such exceptions or survey matters (such exceptions or survey matters shall then be deemed to be "Permitted Encumbrances"). In the event Purchaser elects to terminate this Agreement as a result of Purchaser's disapproval of title, this Agreement shall become null and void with no further obligation on the part of either party and any money or documents in Escrow or LOC deposited with Escrow Holder shall be returned to the party depositing the same, except that Purchaser's indemnity obligations shall survive any such termination of this Agreement.

                      Purchaser hereby acknowledges that title to the Property will be transferred subject to the CC&R's that will, among other things, (i) require that Purchaser maintain and operate the Property as a first-class shopping center, as defined in the CC&R's, and maintain and replace landscaping in accordance with the approved landscaping plan for Valencia Marketplace; (ii) prohibit Purchaser from changing the name of the Property from "Valencia Marketplace"; (iii) obligate the Purchaser to maintain the Property and all signage for the Property in accordance with the Valencia Marketplace Signage Guidelines and Valencia Marketplace Design Guidelines; and (iv) provide for reciprocal easements between the Power/Promotional Center Property and Community Center/Triangle Property. Any variance from the Valencia Marketplace Signage Guidelines or Valencia Marketplace Design Guidelines will require the approval of the Seller's Architectural Review Committee. The CC&R's will have an initial term of fifty (50) years from the date of the Power/Promotional Center Closing and shall be subject to Purchaser's review and approval during the Contingency Period, which approval shall not be unreasonably withheld, conditioned or delayed.

               5.     REPRESENTATIONS AND WARRANTIES OF SELLER

                      Except as set forth in Schedule 5 of this Agreement, Seller represents and warrants to Purchaser that the following matters are true and correct in all material respects as


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of the date of execution of this Agreement and will also be true and correct as of the applicable Closing Date:

                      (a) Seller has received no notice advising Seller of a violation of any applicable building codes, environmental, zoning, subdivision, and land use laws, and other local, state and federal laws and regulations and Seller has no actual knowledge of any such violation.

                      (b) To the best of Seller's knowledge and to the extent available, the Rent Roll, Operating Statements, sales volume reports, operating budget, plans and specifications, the studies and reports , the Tax Bills (as defined below), the Existing Leases, and the temporary certificate(s) of occupancy or their equivalent that have been delivered to Purchaser or that are made available for Purchaser's review are true, correct and complete copies. The Rent Roll shall contain the tenant name, current rent, any security deposit, expiration date of the Existing Lease, the status of rent payments and the location of the space. Seller has not received any notice from any governmental authority that the temporary certificate(s) of occupancy or their equivalent for the portion of the Property that has been completed as of the date hereof are not in full force and effect or that they have been revoked or rescinded. Except as disclosed to Purchaser in writing, there are no other pending insurance claims or litigation documents.

                      (c) To the best of Seller's knowledge, the Existing Leases are in full force and effect, without default by any party and without any right of set-off, except as disclosed in the Existing Leases and Estoppel Certificates. The copies of the Existing Leases and other agreements with the tenants under the Existing Leases (the "Tenants") delivered to Purchaser pursuant to this Agreement constitute the entire agreements with such Tenants relating to the Property, have not been amended, modified or supplemented, except for such amendments, modifications and supplements delivered to Purchaser or set forth in the Estoppel Certificates, and there are no other leases or tenancy agreements affecting the Real Property, except for New Leases.

                      (d) Upon consummation of this transaction, except for commissions for New Leases contemplated by this Agreement, there will be no brokerage or leasing fees or commissions or other compensation due or payable on an absolute or contingent basis to any person, firm, corporation, or other entity, with respect to or on account of any of the Existing Leases and no such fees, commissions or other compensation shall, by reason of any existing agreement, become due during the terms of any of the Existing Leases or with respect to any renewal or extension thereof or the leasing of additional space by any Tenant, except as disclosed in writing to Purchaser, prior to the end of the Contingency Period.

                      (e) Exhibit E attached hereto is a true and complete schedule of all of the Contracts (as hereinafter defined in Article 7), true, complete and correct copies of which have been delivered to Purchaser or will be made available for Purchaser's review during the Contingency Period. To the best of Seller's knowledge, the Contracts are in


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        full force and effect and, except as disclosed in writing to Purchaser prior to the end of the Contingency Period, are terminable upon thirty
        (30) days notice by either party thereto.

                      (f) Except as disclosed to Purchaser in writing prior to the end of the Contingency Period, Seller has not received any notice of any condemnation, environmental, zoning or other land-use regulation proceedings, either instituted or planned to be instituted, which would detrimentally affect the value of the Property or the use and operation of the Property for its current use, nor has Seller received any notice of any assessments affecting the Property other than as set forth in the PTR and Seller has no actual knowledge of any such proceeding or assessments, except for reassessments resulting from the change in ownership and new construction of Improvements on the Property contemplated by this Agreement.

                      (g) Seller has not received any notice advising that any water, sewer, gas, electric, telephone, or drainage facilities or any other utilities required by law for the present use and operation of the Property are not installed across public property or valid easements to the boundary lines of the Real Property, or are not connected pursuant to valid permits, and Seller has no actual knowledge of any such facts, and Seller has received no notice from Tenants that such facilities are inadequate to service the Property or are not in good operating condition and Seller has no actual knowledge of any such inadequacy.

                      (h) Seller has not received any notice advising of the failure to obtain any licenses, permits, easements, or rights-of-way, required from all governmental authorities having jurisdiction over the Property or from private parties for the present use and operation of the Property and to assure vehicular and (except for the Paseo Bridge across the Old Road) pedestrian ingress to and egress from the Real Property at all access points currently being used.

                      (i) Seller is a California limited partnership duly formed and validly existing under the laws of the State of California; all the documents executed by Seller which are to be delivered to Purchaser at the applicable Closing are duly authorized, executed, and delivered by Seller and are legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally), are sufficient to convey title (if they purport to do so), and do not violate any provisions of any agreement to which Seller is a party or to which Seller is subject.

                      (j) At the applicable Closing, there will be no outstanding contracts made by Seller for the construction or repair of any Improvements to the Property which have not been fully paid for, except for contracts related to improvements required to be built by New Leases, Post-Closing Leases, the Rent Subsidy Agreement or this Agreement or as disclosed in writing to Purchaser, and Seller shall, prior to the applicable Closing Date, cause to be discharged all mechanics' or materialmen's liens arising from any labor


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        or materials furnished to the Property at the request or on behalf of
        Seller, its agents, representatives or employees prior to the applicable Closing Date, except for inchoate mechanics' lien claims relating to improvements contemplated by New Leases, Post-Closing Leases, Rent Subsidy Agreement or this Agreement.

                      (k) Except as disclosed to Purchaser in writing prior to the end of the Contingency Period, Seller does not keep, and, has not received any notice advising that anyone else has kept, whether temporarily or permanently, any hazardous or toxic material or waste at the Property in such a manner as would violate applicable state, federal or local law or regulation. Except as disclosed to Purchaser in writing, Seller has not done any independent investigation or environmental audit in connection herewith. Except as disclosed to Purchaser in writing prior to the end of the Contingency Period, to the best of Seller's knowledge, there is no asbestos at the Property.

                      (l) Except as disclosed to Purchaser in writing prior to the end of the Contingency Period, Seller has not received any notice from any insurance carrier or from any Tenant of any defects or inadequacies in the Property, or in any portion thereof, which would adversely affect the insurability thereof or the cost of such insurance.

                      (m) To the best of Seller's knowledge, except as disclosed to Purchaser in writing prior to the end of the Contingency Period, there are no pending, and Seller has not received any notice of any threatened, legal proceedings or actions of any kind or character affecting the Property or Seller's interest therein.

                      (n) Seller is not a "foreign person" within the meaning of
        Section 1445(f) (3) of the Internal Revenue Code of 1954, as amended (the "Code"), and Seller will furnish to Purchaser, prior to each Closing, affidavits in form reasonably satisfactory to Purchaser confirming the same and satisfying the requirements under the Code and the California Revenue and Taxation Code.

               All representations and warranties made in this Agreement shall not merge into any instrument or conveyance delivered at the applicable Closing. As used in this Agreement, "to the best of Seller's knowledge" or "to the knowledge of Seller" or "actual knowledge of Seller" means that the facts in question are actually known (as opposed to imputed or constructive knowledge) to Mr. Thomas E. Dierckman, Senior Vice President of Seller, Mr. James E. Brown, Vice President of Valencia Company, a division of Seller, Mr. Thomas Cole, Project Manager of Seller for the construction of the Property, Mr. Phil Nowlin, Controller of the Commercial division of Valencia Company, or Mr. Daniel Bryant, Assistant Secretary of Seller, without any due diligence. Seller shall have no duty of investigation with respect to any representation made to the best of its knowledge and shall not be charged with "constructive" or deemed knowledge. Further, Seller's obligations to disclose matters "known to Seller" or words of like import as used in this Agreement shall be deemed breached only if Mr. Thomas E. Dierckman, Mr. James E. Brown, Mr. Thomas Cole, Mr. Phil Nowlin or Mr. Daniel Bryant, had actual knowledge (as opposed to imputed or constructive knowledge) of the falsity of such matter not disclosed to Buyer. Purchaser's right to make a claim against Seller for any material breach or material inaccuracy of any representation and warranty shall survive the applicable Closing Date for a period of twelve (12) months, with the exception of the representation and warranty made in


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Paragraph (n) above, for which Purchaser's right shall survive the applicable
Closing Date for a period of five (5) years. The parties hereby waive any statute of limitations which would otherwise apply. Any written disclosures made to Purchaser by Seller, any Tenant or any other person or entity prior to the applicable Closing Date shall constitute notice to Purchaser of the matter disclosed, and Seller shall have no further liability thereafter if Purchaser waives such matter and consummates the transaction contemplated hereby; provided that (i) any such disclosures after expiration of the Contingency Period which materially and adversely affect the Property, as a whole, shall give Purchaser the right to terminate this Agreement prior to the Power/Promotional Center Closing Date and receive back its Deposit plus accrued interest; and (ii) any such disclosures after the Power/Promotional Center Closing Date that materially and adversely affect the Community Center/Triangle, as a whole, and which are not corrected by Seller on or before the Outside Closing Date (as defined below) shall give Purchaser the right to terminate the Community Center/Triangle Escrow and receive back its Deposit plus accrued interest. In the event that, prior to the applicable Closing, Purchaser receives notice of any information which indicates that any of the foregoing representations and warranties are untrue, Purchaser shall promptly advise Seller in writing of such information. Purchaser shall be deemed to have waived such representation and warranty to the extent Purchaser fails to notify Seller of such information pursuant to the preceding sentence and thereafter consummates the transaction contemplated hereby. In the event Purchaser waives, or is deemed to have waived, any representation or warranty, then Seller shall have no liability under this Article for such representation or warranty to the extent waived. In the event this Agreement is terminated because of a failure of conditions in Article 8 or pursuant to
Article 15, then Seller shall have no liability under this Article, except for the return of Purchaser's Deposit plus accrued interest less Purchaser's share of Escrow Holder and Title Company's Escrow and title cancellation fees.

               6.     REPRESENTATIONS AND WARRANTIES OF PURCHASER

                      Purchaser hereby represents and warrants to Seller that he has the financial capacity to perform his obligations under this Agreement and that this Agreement has been, and all the documents to be delivered by Purchaser to Seller at the applicable Closing will be, duly authorized, executed and delivered by Purchaser, are, and in the case of the documents to be delivered will be, legal and binding obligations of Purchaser, are, and in the case of the documents to be delivered, will be enforceable in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally), and do not, and will not at the applicable Closing, violate any provisions of any agreement to which Purchaser is a party or to which it is subject. The Property, including the Power/Promotional Center Property and Community Center/Triangle Property, is purchased and sold "AS IS," except for Seller's express representations, covenants and warranties that are contained in this Agreement. The Purchase Price, including the allocation of the Power/Promotional Center Purchase Price and Community Center/Triangle Purchase Price, and the terms and conditions set forth herein are the result of arm's-length bargaining between persons and entities familiar with transactions of this kind, and said price, terms, and conditions reflect the fact that Purchaser shall have the benefit of no statements, representations, or warranties whatsoever made by or enforceable directly or indirectly against Seller relating to the condition, operations, dimensions, descriptions, soil condition, suitability, or any other attribute or matter of or relating to the Property, except as expressly set forth in
Article 5 hereof. If Seller delivers any plans, specifications, surveys, environmental reports, or engineering surveys with respect to the Property ("Plans") to Purchaser or, if Seller obtains or has obtained the services, opinions, or work product of surveyors, architects, engineers, Title Company, governmental authorities, or any other person or entity with respect to the Property, Seller shall do so only for the convenience of both parties, and the reliance by Purchaser upon any such Plans, services, opinions, or work product shall not create or give rise to any liability of or against Seller. Such representation and warranty shall not merge into any instrument or conveyance delivered at the applicable Closing.

               7.     SELLER'S DELIVERIES; PURCHASER'S DUE DILIGENCE

                      During the Contingency Period, Seller shall provide access to Purchaser to the following documents at Seller's corporate offices in Valencia, California or at the Valencia offices of Seller's property manager:

                      (a) A current rent roll pertaining to the Property (the "Rent Roll").

                      (b) A copy of all income and expense statements, year end financial and monthly operating statements for the Property (the "Operating Statements") and sales volume reports to the extent available.

                      (c) One (1) copy of building plans and specifications of the Improvements and any other plans and specifications relating to the Property in Seller's possession or control.

                      (d) A copy of the bill or bills issued for the most recent year for which bills have been issued for all real estate taxed (including assessed value) and personal property taxes and a copy of any and all notices pertaining to real estate taxes or assessments applicable to the Property (the "Tax Bills"). Seller shall promptly deliver to Purchaser a copy of any such bills or notices received by Seller after the date hereof even if received after the applicable Closing Date.

                      (e) A copy of all outstanding management, maintenance, repair, service, pest control and supply contracts (including, without limitation, janitorial, scavenger and landscaping agreements), equipment rental agreements and any other contracts relating to or affecting the Property (other than Existing Leases) which will be binding upon the Property or Purchaser subsequent to the applicable Closing Date, all as amended (collectively, the "Contracts"). All of such Contracts that are applicable to the Power/Promotional Center Property or Community Center/Triangle Property will be listed on an exhibit to the Assignment of Contracts for the Power/Promotional Center Property and Community Center/Triangle Property, which will be executed and delivered at the applicable Closing.

                      (f) A copy of all Existing Leases with the Tenants of the Property and any other agreements which are in effect relating thereto all as amended.

                      (g) Copies of the temporary certificate(s) of occupancy or their equivalent for completed portions of the Power/Promotional Center Property and completed portions of the Community Center/Triangle Property to the extent available.

                      (h) To the extent available and within Seller's possession and control, copies of phase one environmental reports, geologic and soil reports, engineering studies, conditions of approval of the tentative parcel map for the Property and surveys, if any.

                      (i) Reasonable proof of the authority of the signatory or signatories of this Agreement to execute this Agreement on behalf of Seller. Purchaser understands that Seller's obligations under this Agreement are subject to approval of Seller's Board of Directors which is currently scheduled to meet on January 21, 1998. Seller's senior management agrees to present this Agreement in good faith to Seller's Board of Directors for approval and shall exercise due diligence to present it for approval to the executive committee of Seller's Board of Directors on or before January 9, 1998. Seller will advise Purchaser of the action taken by Seller's Board of Directors or the executive committee of Seller's Board of Directors on behalf of Seller's Board of Directors promptly after any action is taken but in any event on or before January 22, 1998.

                      Purchaser shall have the period (the "Contingency Period") commencing on December 19, 1997, and terminating on February 17, 1998, to review the Due Diligence Items and conduct Purchaser's due diligence with respect to the Property. During normal business hours prior to the expiration of the Contingency Period and with prior notification to Seller of the purpose and scope of any proposed tests, Purchaser, its agents and representatives shall, at Purchaser's sole cost and expense, be entitled: (i) to enter onto the Real Property to perform inspections and tests of the Property, including all leased areas (subject to the rights of the Tenants) and structural and mechanical systems within the Improvements; and (ii) to interview the Tenants; provided, however, such interviews shall not interfere with such Tenants' operations. Purchaser shall conduct its Due Diligence review of Seller's leases, contracts, plans, reports, studies, and other documents at Seller's corporate offices or at the Valencia, California offices of Seller's property manager during normal business hours and normal business days that Seller is open for business after notice to Seller subject to the confidentiality requirements of Paragraph 19(n) of this Agreement. Purchaser shall provide Seller with copies of all test results and a reasonable opportunity for Seller to review the test result prior to disclosure to any governmental or regulatory agency. Seller shall provide Purchaser with access to a conference room in Seller's corporate offices or the Valencia offices of Seller's property manager to review Seller's documents. Purchaser shall indemnify, defend, protect and hold Seller and the Property harmless from all loss, cost and expense (including attorneys' fees and court costs) incurred, suffered by, or claimed against Seller or the Property by reason of any actual damage to the Property or injury to persons caused by Purchaser or its agents, employees or contractors in exercising its rights under this Article 4. Purchaser shall obtain a commercial general liability policy with combined liability limit of not less than Two Million Dollars ($2,000,000) and shall name the Seller as an additional insured prior to Purchaser's entry onto the Real Property to conduct any inspections or tests.

                      Purchaser shall notify Seller of Purchaser's disapproval, if at all, of the matters reviewed by Purchaser in its due diligence, by written notice delivered to Seller and Escrow Holder prior to the expiration of the Contingency Period. Purchaser's failure to disapprove any such matters within the Contingency Period shall be deemed Purchaser's approval of such matters. This Agreement shall terminate upon Purchaser's disapproval, if at all, of Purchaser's due diligence within the Contingency Period. In no event shall Purchaser have the right to disapprove any such item after the expiration of the Contingency Period unless there has been a material adverse change in any such item after the expiration of the Contingency Period. Upon termination of this Agreement pursuant to this Article: (a) each party shall promptly execute and deliver to Escrow Holder such documents as Escrow Holder may reasonably require to evidence such termination; (b) Escrow Holder shall return all documents to the respective parties who delivered such documents to Escrow; (c) Escrow Holder shall return all funds deposited into Escrow by Purchaser, including without limitation, the Initial Deposit, together with any accrued interest on such funds or Escrow Holder shall return the LOC to Purchaser if Purchaser elected to deliver the Initial Deposit in the form of an LOC; (d) Purchaser and Seller shall each pay one-half (1/2) of Escrow Holder's and Title Company's title and escrow cancellation fees; (e) Purchaser shall return to Seller all Due Diligence Items (including any studies or reports conducted by Purchaser) in Purchaser's possession; and (f) the respective obligations of Purchaser and Seller under this Agreement shall terminate; provided, however, notwithstanding the foregoing, Purchaser's indemnity obligations under this Article 7 shall survive any such termination of this Agreement, and the termination of this Agreement shall not release any other indemnity obligation of Purchaser.

               8.     CONDITIONS PRECEDENT TO CLOSING

                      (a) The following shall be conditions precedent to Purchaser's obligation to close the Power/Promotional Center Closing on or before the Power/Promotional Center Closing Date and to close the Community Center/Triangle Closing on or before the Community Center/Triangle Closing Date (the "Conditions Precedent"):

                             (i) Purchaser shall have received and approved executed estoppel certificates in the form required by such Tenant's lease or if no form is required, substantially in the form of Exhibit "F" attached hereto or other estoppel certificate form agreed upon by the parties during Purchaser's Contingency Period, from Tenants of the Power/Promotional Center who occupy more than 10,000 square feet in the Power/Promotional Center Property (collectively, the "Major Tenants of the Power/Promotional Center") prior to the Power/Promotional Center Closing Date and from Tenants of the Community Center/Triangle who occupy more than 10,000 square feet on the Community Center/Triangle Property (collectively "Major Tenants of the Community Center/Triangle") prior to the Community Center/Triangle Closing Date and estoppel certificates from Tenants occupying at least seventy percent (75%) of the remaining space developed on the Power/Promotional Center or Community Center/Triangle, as applicable, that is not subject to the Rent Subsidy Agreement (as defined below) prior to the applicable Closing Date. For those Tenants (other than Major Tenants of the Power/Promotional Center or Community Center/Triangle, as appropriate) who do not


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

        execute an estoppel certificate prior to the applicable Closing Date, Seller shall execute an estoppel certificate, on behalf of such Tenants, to Purchaser in substantially the same form as Exhibit "F"; provided, however, Seller will be released from all liability under any such estoppel certificate upon delivery of an estoppel certificate executed by any such Tenant. The estoppel certificates executed by Tenants shall not be dated earlier than sixty (60) days prior to the applicable Closing Date and the estoppel certificates executed by Seller shall not be dated earlier than five (5) days prior to the applicable Closing Date.

                             (ii) Title shall have been approved by Purchaser under Article 4 with the Title Company standing ready to issue an ALTA Owner's standard coverage policy of title insurance insuring Purchaser's interest in the Power/Promotional Center or Community Center/Triangle, as applicable, dated as of the day of the applicable Closing Date, with liability in the amount of the Power/Promotional Center Purchase Price or Community Center/Triangle Purchase Price, as applicable, subject only to the Permitted Encumbrances, together with such endorsements as Purchaser may reasonably require (the "Title Policy").

                             (iii) Purchaser shall not have terminated this Agreement during the Contingency Period under Article 7 and shall have approved the CC&R's and form of Rent Subsidy Agreement.

                             (iv) Seller's representations and warranties shall remain true and correct in all material respects.

                      (b) The following shall be conditions precedent to Seller's obligation to close the Power/Promotional Center Closing on or before the Power/Promotional Center Closing Date and to close the Community Center/Triangle Closing on or before the Community Center Closing Date:

                             (i) On or before January 22, 1998, Seller's Board of Directors or executive committee of Seller's Board of Directors on behalf of Seller's Board of Directors shall have approved Seller's execution and performance of the obligations of Seller contemplated by this Agreement. If Seller's Board of Directors, or executive committee of Seller's Board of Directors on behalf of Seller's Board of Directors, does not approve this Agreement on or before January 22, 1998, this Agreement shall terminate, except for Purchaser's indemnity and confidentiality of obligations under Article 7 and Paragraph 19(n).

                             (ii) Notwithstanding anything to the contrary contained in this Agreement, the Power/Promotional Center Closing shall have occurred in accordance with this Agreement as a condition precedent to the Community Center/Triangle Closing. This condition precedent is for the benefit of Seller and may not be waived by Purchaser.

                             (iii) Purchaser's representations and warranties shall remain true and correct in all material respects.

                             (iv) Purchaser and Seller shall have approved the form of the Rent Subsidy Agreement.

               9.     COVENANTS OF SELLER

                      Seller hereby covenants with Purchaser, as follows:

                      (a)    Rent Subsidy:

                             (i) Seller is responsible for marketing (including leasing commissions agreed to by Seller) and leasing the remaining space on the Property or to be built pursuant to Paragraph 9(b) below, at rental rates on an aggregate, annualized basis based upon monthly rental payments consistent with the aggregate, annualized rental income projected for the Property in that certain pro-forma ("Project Pro-Forma") dated December 29, 1997 which has been provided to Purchaser, and which is attached hereto as Exhibit "H". The total annualized rent based upon the monthly rental rate for all space leased between now and the applicable Closing will be compared to the total, annualized Project Pro-Forma rent based upon the rental rate for those spaces. In the event the actual, aggregate annualized rent based upon monthly rental payments under leases executed between January 1, 1998, and the Community Center/Triangle Closing Date ("New Leases") is less than the Project Pro-Forma, aggregate annualized rent for such space, Seller shall have the option to (A) have such difference for any New Lease (based upon the average effective rent for the first half of the Lease Term for any such New Lease) capitalized at 8.28% to determine the credit Purchaser will be entitled to receive on the final Escrow Closing statement for the Community Center/Triangle Closing or (B) subsidize the rent payable under any such New Lease during the term of the Rent Subsidy Agreement for any such space until the earlier of (1) the date the annualized rent payable under such New Lease based upon monthly rent payments is greater than or equal to the Project Pro-Forma rent for such space or (2) the date Seller is released from liability under the Rent Subsidy Agreement as set forth below. Purchaser shall have the right to approve the terms of New Leases, which approval shall not be unreasonably withheld, conditioned or delayed. Purchaser hereby approves the new tenant prospects identified on Schedule 9. If the actual, aggregate annualized rent, including percentage rent and increases in minimum rent, based upon monthly rental payments under the New Leases (other than New Leases for which Seller has exercised its option under clause 9(a)(i)(A) above) and payments of percentage rent under Existing Leases and New Leases for which Seller has exercised its option under clause 9(a)(i)(A) above is greater than the Project Pro-Forma, aggregate annualized rent for such space, Seller shall have the right at Seller's election to receive a credit against (thereby reducing) its obligations under the Rent Subsidy Agreement (as defined below) or receive a credit against the Vons' existing lease rental payments specified in Subparagraph 9(a)(iii) below. The term of New Leases shall not be less than five (5) years for in-line shop space and pad space as shown on the Site Plan attached hereto as Exhibit "G". The term of New Leases for in-line, Major Tenant space (greater than 10,000 square feet) shown on the Site Plan shall not be less than ten (10) years.

                             (ii) With respect to space which is vacant or not yet producing rental income at the Power/Promotional Center Closing or Community Center/Triangle Closing, Seller will enter into a mutually agreed upon rent subsidy agreement ("Rent Subsidy Agreement") with Purchaser for the applicable Property at rental rates equal to the Project Pro-Forma rental rate less any credit that Seller is entitled to receive for New Leases as specified in Subparagraph 9(a)(i) above. Purchaser and Seller shall agree upon the form of the Rent Subsidy Agreement during Purchaser's Contingency Period. Seller will pay rent to Purchaser under a Rent Subsidy Agreement on a monthly basis. Seller will also pay monthly (except as provided otherwise) its pro rata share of common area expenses (including taxes (which will be paid semiannually and shall not include any increases in taxes resulting from a change in ownership of Purchaser or a transfer of any interest in the Property by Purchaser), insurance and maintenance, and property management fees up to the lesser of the management fee payable under Purchaser's property management agreement or an administration fee based upon 10% of common area expenses. Seller's pro rata share shall equal a fraction, the numerator of which is the number of leasable square feet from time to time subject to the Rent Subsidy Agreement and the denominator of which is the number of leasable square feet in the Power/Promotional Center Property, Community Center/Triangle Property or Property, as applicable. Seller's pro rata share of common area expenses under the Rent Subsidy Agreement will be prorated on a daily basis in a manner consistent with the proration provisions set forth in Article 13 of this Agreement, including proration of Seller's pro rata share of supplemental taxes relating to construction of new improvements after the applicable Closing Date. During the term of a Rent Subsidy Agreement, Seller will have the right to find replacement tenants and cause Purchaser to enter into leases with such tenants ("Post-Closing Leases") for any or all space that is subject to a Rent Subsidy Agreement. Seller shall have the right to redemise each pad space and the in-line space U-2 (as identified on the Site Plan) into up to three (3) separately demised premises as long as each separately demised premises is greater than or equal to 800 leasable square feet. Seller shall also have the right to redemise in-line spaces G and H (as identified on the Site Plan) into up to six (6) separately demised premises in the aggregate as long as each separately demised premises within spaces G and H is not less than 1,000 leasable square feet. Seller shall also have the right to redemise Major Tenant space O (as identified on the Site Plan) into up to two (2) separately demised premises as long as each separately demised premises is greater than or equal to 15,000 square feet. Post-Closing Leases shall be subject to Purchaser's approval, which approval shall not be unreasonably withheld, conditioned or delayed. Seller's obligations under a Rent Subsidy Agreement will be automatically reduced by: (i) the annualized rent based upon the monthly rental rate payable on the rent commencement date under the Post-Closing Leases once rent commences;
        (ii) the annualized rent based upon the monthly rental rate which is subsequently payable on the rent commencement date under any New Leases (other than for those New Leases for which and from the date on which Seller makes its election to provide Purchaser with a credit against the Community Center/Triangle Purchase Price pursuant to clause 9(a)(i)(A) above), once rent commences to the extent such space is included within a Rent Subsidy Agreement; (iii) the amount of Seller's obligation under the Rent Subsidy Agreement for any space under any New Lease for which Seller has elected to provide Purchaser with a credit against the Community Center/Triangle Purchase Price pursuant to clause 9(a)(i)(A) above; (iv) percentage rent actually paid under Existing Leases in excess of the Project Pro-Forma rent for such space and percentage rent actually paid under New Leases (for which Seller has elected to provide Purchaser with a credit against the Community Center/Triangle Purchase Price pursuant to clause 9(a)(i)(A) above); and (v) increases in annualized rent payable under New Leases (other than New Leases for which Seller has elected to provide Purchaser with a credit against the Community Center/Triangle Purchase Price pursuant to clause 9(a)(i)(A) above) and Post Closing Leases above the monthly rental rate for any such Post Closing Lease or New Lease that Seller previously received credit for under this Agreement once such increase takes effect (including percentage rent that is actually paid under any such New Leases and Post-Closing Leases). Seller shall be automatically released from all liability under a Rent Subsidy Agreement upon the earlier to occur of (i) when aggregate annualized rent (including any percentage rent and increases in minimum rent above Project Pro-Forma) based upon: (A) the monthly rental rate payable under the Post-Closing Leases and New Leases (other than New Leases for which Seller has elected to provide Purchaser with a credit against the Community Center/Triangle Purchase Price pursuant to clause 9(a)(i)(A) above) after the rent commencement date (to the extent applicable) plus
        (B) percentage rent above Project Pro-Forma rent that is actually paid under Existing Leases; plus (C) percentage rent that is actually paid under New Leases for which Seller has elected to provide Purchaser with a credit against the Community Center/Triangle Purchase Price pursuant to clause 9(a)(i)(A), is greater than or equal to the aggregate annualized rent set forth in the Project Pro-Forma for such space less any credits that Seller is entitled to receive for any New Leases pursuant to subparagraph 9(a)(i) above; or (ii) Seller has satisfied its construction obligation under Paragraph 9(b) and all Major Tenant space and 90% of the remaining space initially subject to a Rent Subsidy Agreement has been leased pursuant to New Leases and Post-Closing Leases that have been approved by Purchaser and Seller has elected to pay Purchaser and pays Purchaser within thirty (30) days after Seller's election an amount equal to the sum of: (a) the quotient obtained by dividing the difference between the aggregate annualized rent payable under Post-Closing Leases and New Leases for which Seller has not elected to provide Purchaser with a credit against the Community Center/ Triangle Purchase Price pursuant to clause 9(a)(i)(A) above and aggregate annualized rent for such space under the Project Pro-Forma by 8.28% plus (b) the cost of Landlord's building Standard Landlord's Work that has not been built for unleased space plus (c) a leasing commission of 5% of the Project Pro-Forma rent based upon a five (5) year hypothetical lease term for the unleased space up to a maximum amount of Four Dollars ($4.00) per square foot. The applicable term of a Rent Subsidy Agreement will be three (3) years from the applicable Closing Date with respect to in-line shop space as shown on the Site Plan and ten (10) years from the applicable Closing Date with respect to pads and in-line Major Tenant space as shown on the Site Plan. In no event will Seller be responsible for the performance of Tenants under New Leases, Post-Closing Leases or Existing Leases. Unless Purchaser agrees otherwise, Seller agrees that it will not enter into New Leases or Post-Closing Leases with terms of less than five (5) years for in-line shop space and pad space and less than ten (10) years for in-line, Major Tenant space. For purposes of exercising Purchaser's approval rights with respect to New Leases and Post-Closing Leases, Purchaser shall be deemed to have approved each New Lease and Post-Closing Lease unless Purchaser disapproves it in writing by delivering written notice to Seller of such disapproval within five (5) business days after receipt of Seller's request for approval. If Purchaser elects to disapprove the terms of any New Lease or Post-Closing Lease, Purchaser shall specify the reasons for its disapproval in writing within any such five (5) business day period, together with a written explanation of what steps need to be taken to obtain Purchaser's approval of any such New Lease or Post-Closing Lease.

        Purchaser shall execute all Post-Closing Leases that have been approved or deemed approved by Purchaser within five (5) business days after receipt of written request from Seller and shall execute an amendment to the applicable Rent Subsidy Agreement reducing Seller's obligation under the Rent Subsidy Agreement with respect to the space subject to any such Post-Closing Lease within the same five (5) business day period and for New Leases for which Seller has elected to provide Purchaser with a credit against the Community Center/Triangle Purchase Price pursuant to clause 9(a)(i)(A) above, Purchaser shall execute an amendment to the Rent Subsidy Agreement to eliminate such space from the Rent Subsidy Agreement at the Community Center/Triangle Closing. Upon execution of any such Post-Closing Lease and the request of any Tenant that is a national or regional chain store tenant or that is leasing at least 5,000 square feet of rentable area or is ground leasing a pad under any such Post-Closing Lease and/or the request of a leasehold lender of any Tenant under a Post-Closing Lease that is a ground lease, Purchaser shall cause its lender to execute a non-disturbance agreement reasonably acceptable to Purchaser's lender and the Tenants under any such Post-Closing Lease or the leasehold lender of any such Tenant, as applicable, within thirty (30) days after receipt of a Tenant's request for execution of any such non-disturbance agreement. Additionally, if any other Tenant refuses to execute a Post-Closing Lease unless Purchaser's lender executes a nondisturbance agreement, Purchaser shall request and exercise due diligence to cause its lender to execute a non-disturbance agreement reasonably acceptable to any such Tenant and Purchaser's lender within forty-five (45) days after Seller advises Purchaser in writing that any such other Tenant is insisting on a non-disturbance agreement as a condition to execution or the effectiveness of a Post-Closing Lease. If any Tenant under a Post-Closing Lease terminates or refuses to execute the Post-Closing Lease because of Purchaser's failure or delay in executing a Post-Closing Lease, amendment to the Rent Subsidy Agreement and/or non-disturbance agreement required by this Agreement, Seller shall be released from all liability under the Rent Subsidy Agreement with respect to the space subject to any such Post-Closing Lease from the date Purchaser was required to execute any such Post-Closing Lease or amendment to the Rent Subsidy Agreement. If any Tenant terminates a Post-Closing Lease because of Purchaser's lender's refusal to execute any nondisturbance agreement that Purchaser is obligated to cause its lender to execute under this Agreement, Seller shall be released from all liability under the Rent Subsidy Agreement with respect to the space subject to any such Post-Closing Lease from the date any such Tenant terminates a Post-closing Lease as a result of any such lender's refusal to execute any such required non-disturbance agreement for any such Post-Closing Lease. Additionally, Seller's obligation under the Rent Subsidy Agreement shall also be reduced by the amount of lost or delayed rental occurring under any Post-Closing Lease as a result of a delayed rent commencement date related to Purchaser's delay in executing a Post-Closing Lease or any such lender's delay in executing any such nondisturbance agreement beyond the period permitted by this Agreement.

                             (iii) Seller will pay on a monthly basis the difference in the rental rate included in the Project Pro-Forma for the tenant "Vons" from the actual rent payable by Vons under Vons' Existing Lease with Seller until the earlier to occur of (i) the date the rental rate under Vons' Existing Lease is scheduled to increase (October 28, 2000), or (ii) the date the actual rental payable under the Vons Existing Lease is increased to the same rental rate for such space specified in the Project Pro-Forma. Seller shall have the right to use any excess rent payable under New Leases (other than New

        Leases for which Seller has elected to provide Purchaser with a credit against the Community Center/Triangle Purchase Price pursuant to clause 9(a)(i)(A) above), and Post-Closing Leases and actual payments of percentage rent under Existing Leases in excess of the Project Pro-Forma rent for such space and percentage rent that is actually paid under New Leases for which Seller has elected to provide Purchaser with a credit against the Community Center/Triangle Purchase Price pursuant to clause 9(a)(i)(A) above, to satisfy its obligation with respect to Vons' Existing Lease outlined in this Paragraph.

                      (iv) Attached hereto as Exhibit "J" are hypothetical examples of the calculation of Seller's rent subsidy obligations under a Rent Subsidy Agreement and possible credits to Purchaser for deficits in annualized rental income.

                      (b) Construction Completion. Except as provided otherwise in Paragraph 10(b) (Paseo Bridge) below and Paragraph 9(a) above, Seller will be responsible for substantially completing construction of the gross leasable area (collectively, as it may be modified in accordance with this Agreement, the "New Space") on the Real Property within the building set-back areas, as depicted on the Site Plan (as attached hereto as Exhibit "G") until the earlier of (i) substantial completion of construction as evidenced by temporary certificate(s) of occupancy or their equivalent or Tenants' acceptance of possession of premises under New Leases and Post-Closing Leases or evidenced by certificates of substantial completion issued by the contractor and project architect for space that is completed but not subject to a New Lease or Post-Closing Lease; or (ii) the date when the aggregate annualized rent actually being paid under New Leases and Post-Closing Leases based upon the monthly rental payments is greater than or equal to the annualized rent payable under the Project Pro-Forma for such space less any credits that Seller is entitled to receive for such New Leases under subparagraph 9(a)(i) above, subject to any written modifications agreed upon by both Purchaser and Seller. Seller shall construct the New Space lien-free and substantially in accordance with plans and specifications that are consistent with the Valencia Marketplace Design Guidelines and that have been approved by the Valencia Marketplace Architectural Review Committee and the County of Los Angeles. The New Space shall be of the same quality of construction and shall be architecturally compatible with the Improvements currently existing on the Property. Seller shall cause its general contractor to name Purchaser as an additional insured on the contractor's general commercial liability policy and builder's "all-risk" course of construction insurance policy. Seller will assign to Purchaser, without recourse, all Plans and contractors and manufacturers' warranties for the New Space. Seller reserves the right to change the configuration of the Site Plan for the Power/Promotional Center and Community Center/Triangle to the extent permitted by applicable law and the terms of Existing Leases and any New Leases and Post-Closing Leases, subject to the consent of the Purchaser which shall not be unreasonably withheld, conditioned or delayed. Purchaser agrees that Seller shall have the right to reduce the aggregate leasable area of the New Space to be built as long as the aggregate annualized rent payable under the New Leases and Post-Closing Leases based upon monthly rental payments is greater than or equal to the annualized rent payable under Project Pro-Forma. Completion of construction of the Property, the Power/Promotional Center or Community Center/Triangle shall not be a Condition Precedent to the Closing of either the


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

        Power/Promotional Center Escrow or Community Center/Triangle Escrow. Seller will complete construction of the Property in accordance with the obligations of the landlord under any New Leases and Post-Closing Leases, including funding any tenant improvement allowances, if any, required by the New Leases and Post-Closing Leases, but in any event will substantially complete the basic building shells (and the landlord's standard work under Seller's standard work letter agreement, the form of which is attached hereto as Exhibit "I", for any portion of the New Space that is completed and not subject to a Post-Closing Lease or New Lease) for New Space subject to a Rent Subsidy Agreement prior to two (2) years after the applicable Closing Date for the in-line, shop space and three (3) years after the applicable Closing Date for the pad spaces and in-line Major Tenant space. Seller shall assign, without recourse, to Purchaser all Plans and construction and manufacturers' warranties, if any, related to such construction of the New Space and shall cooperate with Purchaser in enforcing any such construction and manufacturers' warranties. Seller shall cause the Title Company to issue the Title Policies for the Power/Promotional Center Property and Community Center/Triangle Property without any mechanic's lien exception resulting from Seller's performance of its construction obligations under this paragraph. During the Contingency Period, Seller and Purchaser shall agree upon a budget of the estimated cost per square foot of completing the New Space by Seller. During the Contingency Period, Seller shall have the right to negotiate with Purchaser's lender and the applicable rating agencies to agree upon an acceptable form of assurance that Seller will substantially complete the New Space in accordance with Seller's obligations under this Agreement. Purchaser and Seller agree that an acceptable form of assurance will be the deposit of the estimated cost of substantially completing the New Space that has not been completed by Seller as of the applicable Closing Date in interest bearing investments for the benefit and account of Seller with a commercial bank reasonably acceptable to the rating agencies, Seller and Purchaser's lender subject to a security interest in favor of Purchaser's lender and escrow instructions that permit the monthly disbursement of funds to Seller as construction of the New Space progresses and the release of Purchaser's lender's security interest and the disbursement of the balance of funds to Seller once Seller's construction obligations have been completed in accordance with this Agreement.

                      (c) Prior to the applicable Closing Date, Seller shall not accept from any of the Tenants of the applicable Property, payment of rent or other charges more than one month in advance or apply any security deposit to rent due from any Tenant without the consent of Purchaser, which shall not be unreasonably withheld, conditioned or delayed. At the applicable Closing, the security deposit provided for under each of the Existing Leases and New Leases shall be credited to Purchaser and no Tenant or any other party shall have any claim (other than for customary refund during the term of the Lease or at the expiration of a Lease) to all or any part of any security deposit.

                      (d) At all times prior to the Closing Date of the applicable Property, Seller shall operate and manage the applicable Property in the same manner as Seller has operated and managed the Property prior to the date hereof, maintaining present services, and shall maintain the applicable Property in current repair and working order, shall keep on hand sufficient materials, supplies, equipment and other personal property for the efficient operation and management of the applicable Property in the same manner as

        Seller has operated and managed the Property prior to the date hereof; provided, however, Seller shall have no liability under the foregoing covenant to the extent the obligations contained in such covenant have, pursuant to the Leases been delegated to the Tenants and Seller shall have no liability under the foregoing covenant with respect to the Power/Promotional Center Property after the Power/Promotional Center Closing Date. Except as otherwise provided herein, Seller shall deliver the applicable Property at the applicable Closing Date in substantially the same condition as it was in on the date hereof, reasonable wear and tear excepted, and shall not terminate the Contracts listed on the exhibit to the Assignment of Contracts and shall not amend Existing Leases or New Leases (other than terminations as a result of non-performance by a Tenant and to grant rent concessions that expire prior to the applicable Closing Date) prior to the applicable Closing Date without Purchaser's consent, which shall not be unreasonably withheld, conditioned or delayed. None of the Personal Property, if any, shall be removed from the Real Property, unless replaced by Personal Property of equal or greater utility and value.

               If Purchaser does not elect to accelerate the Community Center/Triangle Closing to occur on the same date as the Power/Promotional Center Closing Date and if Purchaser elects to terminate Seller's property manager as the property manager of the Power/Promotional Center Property prior to the Community Center/ Triangle Closing Date, Purchaser shall comply with the following covenants until the Community Center/Triangle Closing Date: (i) Purchaser shall provide Seller with at least thirty (30) days notice of Purchaser's intent to terminate Seller's property manager and any service Contracts; (ii) Purchaser shall replace Seller's property manager with an experienced property manager of first class, retail shopping centers in Los Angeles County reasonably acceptable to Seller (Seller hereby approves DSB as an acceptable replacement property manager); (iii) Purchaser shall cause its property manager to operate and manage the Power/Promotional Center Property in the same manner (or better) as Seller has operated and managed the Power/Promotional Center Property prior to the Power/Promotional Center Closing Date, maintaining the present level of services and the current working order with sufficient materials, supplies, equipment and other personal property for the efficient operation and management of the Power/Promotional Center Property;
(iv) Purchaser's property manager shall not charge a property management fee in excess of the lower of (a) the property management fee charged by Seller's property manager or (b) the property management fee permitted by Existing Leases; (v) Purchaser and its property manager shall not increase the common area expenses (other than an increase in real property taxes resulting from the sale of the Power/Promotional Center Property or the construction of New Space by Seller) as a result of the termination of Seller's property manager or termination of any of Seller's service Contracts; (vi) Purchaser shall cause its property manager to cooperate with Seller and its property manager in reconciling and billing tenants for common area expenses and in prorating rent and expenses under Article 13 of this Agreement and the Rent Subsidy Agreement(s); and (vii) Purchaser or its property manager shall maintain commercial general liability insurance, naming Seller, as an additional insured, in amounts and with insurance companies reasonably acceptable to Seller, which approval shall not be unreasonably withheld, conditioned or delayed. The Rent Subsidy Agreement shall also require Purchaser and Seller to name each other as additional insureds under the commercial general liability insurance policy required by the Rent Subsidy Agreement in amounts and with insurance companies reasonably acceptable to Purchaser and Seller.

                      (e) Except for the recordation of an amendment to the CC&Rs, after the date hereof and prior to the applicable Closing Date, no part of the applicable Property, or any interest therein, will be alienated, liened, encumbered or otherwise transferred.

                      (f) Upon Purchaser's reasonable request, for a period of three (3) years after the applicable Closing Date, Seller shall make all of Seller's records (to the extent available and not destroyed in the normal course of Seller's business) with respect to the Property available to Purchaser during reasonable times for inspection and copying only for the purpose of making proration adjustments, verifying sales report information, and resolving disputes with Tenants or third party contractors.

                      (g) Prior to applicable Closing Date, Seller shall promptly notify Purchaser of any event or circumstance which makes any representation or warranty of Seller to Purchaser under this Agreement materially untrue or materially misleading, or any covenant of Seller under this Agreement incapable of being performed; provided, however, Seller shall have no obligation hereunder to make any independent investigation of such changed conditions, events or circumstances, but Purchaser shall have the right to terminate this Agreement pursuant to
        Article 5 hereof upon receipt of notice of any such material adverse event or material adverse fact after expiration of the Contingency Period, but prior to the Power/Promotional Center Closing and Purchaser shall have the right to terminate the Community Center/Triangle upon receipt of notice of any such material adverse event or material adverse fact after the Power/Promotional Center Closing if Seller fails or is unable to correct any such material adverse event or fact on or before the Outside Closing Date for the Community Center Triangle Closing.

                      (h) Prior to the applicable Closing Date, Seller shall maintain its current insurance for the applicable Property (including Seller's existing replacement cost coverage) and shall pay all such expenses incurred prior to the applicable Closing Date in the ordinary course.

               The foregoing covenants shall not be merged into any instrument or conveyance delivered at the applicable Closing. Purchaser's right to make a claim against Seller for a breach of the foregoing covenants (during the periods for which said covenants were to be performed) shall survive the applicable Closing Date for a period of eighteen (18) months, except that Seller's covenants under paragraph (a) shall survive for the term or earlier termination of the Rent Subsidy Agreement and Seller's covenants under paragraph (b) shall survive for the earlier of (i) four (4) years after the applicable Closing Date; or (ii) one (1) year after substantial completion of construction of the applicable New Space by Seller. The parties hereby waive any statute of limitations which would otherwise apply. In the event that, prior to the applicable Closing Date, Purchaser receives notice of any information which indicates that any of the foregoing covenants has been breached, Purchaser shall promptly notify Seller in writing of such information. Purchaser shall be deemed to have waived such covenant to the extent Purchaser fails to notify Seller of such information pursuant to the preceding sentence and thereafter consummates the transaction contemplated hereby.

               10.    COVENANTS OF PURCHASER

                      (a) Annexation. Purchaser shall covenant, in a recorded instrument, not to vote in favor of, lobby for, enter into any agreement to or take any steps to facilitate or promote the annexation or incorporation of all or any portion of the Property into any city, municipal entity, owner's association or special improvement or assessment district, except if Purchaser is required to do otherwise by applicable law as determined by the final judgment of a court of competent jurisdiction or as a result of Seller's failure to defend and indemnify Purchaser against a claim that this covenant is a violation of applicable law. Upon the request of Seller, Purchaser shall (i) vote against any such annexation, incorporation, formation or agreement or
        (ii) vote in favor of or approve any such annexation, incorporation, agreement or formation to the extent permitted by applicable law. Seller shall defend (with counsel chosen by Seller in its sole discretion), indemnify and hold Purchaser harmless from any claims asserted by any such city, homeowners' association, other person or public entity (including any attorneys' fees or court costs awarded to any city, public entity, other person or homeowners' association, as the prevailing party) as a result of complying with Seller's request.

               Upon receipt of actual notice of any demand, assertion, action or proceeding related to or connected with in any manner any such annexation, incorporation, formation or agreement, Purchaser shall give notice in writing to Seller of the claim immediately. The notice shall include a description of the claim in reasonable detail based on such information respecting the claim as Purchaser shall then have together with a demand for indemnification and defense. Seller shall have the right to defend with a reservation of rights to the extent Seller claims an unreasonable failure or delay by Purchaser in notifying Seller of the claim prejudices Seller's ability to defend against the claim. Any defense may be conducted in the name and on behalf of Seller or Purchaser, as may be appropriate. The defense shall be conducted by Seller, but the Purchaser shall have the right to participate in the proceeding and to be represented by attorneys of his own choosing at his cost and expense. If Purchaser joins in any defense, Seller shall have full authority to determine all actions to be taken with respect thereto. At any time Seller may compromise or settle in Purchaser's name any claims and Seller may require that Purchaser agree in writing to the payment or compromise of any asserted claim provided Seller makes all required payments when required. If Purchaser refuses to allow Seller to compromise or settle a claim, Purchaser shall be responsible for all additional costs, expenses and damage awards with respect to such claim and Seller shall be released from its indemnity obligations from the date of any such refusal with respect to such claim.

               Seller reserves all rights and benefits (including any voting rights and transferable tax sharing and economic benefits that accrue to the owner of the Property and transferable development rights in excess of current Property approvals, as depicted on the Site Plan) related to any tax sharing agreement, development agreement, owner's participation agreement, reimbursement agreement or annexation agreement or any annexation or incorporation of all or any portion of the Property into any city, municipal entity, owner's association or any special improvement or assessment district. Purchaser shall have the right to approve of the form of this recorded covenant during the Contingency Period.

                      (b) Paseo Bridge. The County of Los Angeles (the "County") has required the construction of a bridge ("Paseo Bridge") across the Old Road into the Property as a mitigation measure with respect to the County's certification of the environmental impact report ("EIR") in connection with the development of the Property. Certain homeowners have requested that Seller negotiate with the County to have this mitigation measure waived or to transfer ownership of the Paseo Bridge to the County or landscape maintenance district upon completion of the Paseo Bridge. If the County and Seller successfully conclude their negotiations and the County removes the requirement for constructing the Paseo Bridge, Seller shall have the right not to construct the Paseo Bridge provided Seller satisfies any mitigation measure that the County substitutes for construction of the Paseo Bridge. In the event that the Paseo Bridge is constructed and the Seller is unable to transfer ownership to the County, or landscape maintenance district, Purchaser will accept such ownership and all maintenance responsibility for the Paseo Bridge.

                      (c) Cooperation. Purchaser shall cooperate in good faith and exercise due diligence to assist Seller in performing Seller's obligations under paragraphs (a) and (b) of Article 9, and in exercising Seller's rights and in performing Purchaser's obligations under Article 13 and Paragraph 9(d) of this Agreement. Seller shall have the right to maintain its existing leasing and marketing signs at the Property and shall have the right to install and maintain leasing available marketing signs in vacant space on the Property directing leasing inquiries to Seller and Seller's leasing agent until such time as Seller is released from liability under the Rent Subsidy Agreements. Purchaser shall execute such documents and instruments, such as applications for building permits, notices of completion, notices of non-responsibility, Post-Closing Leases, Memoranda of New Leases and Memoranda of Post-Closing Leases and amendments to Rent Subsidy Agreements, and perform such actions as Seller may reasonably request. Purchaser shall also request that Tenants consent to proposed uses or modifications to the Site Plan to the extent required by Existing Leases, New Leases and Post-Closing Leases if requested by Seller. Purchaser shall refer and shall cause Purchaser's property manager to refer all tenant prospects for New Leases and Post-Closing Leases to Seller and upon Seller's request will provide Seller with a monthly report of all retail leasing inquiries received by Purchaser and its property manager for the Valencia Marketplace. Purchaser shall also cooperate and cause its property manager to cooperate with Seller and its property manager during any period of time when Purchaser's property manager is managing the Power/Promotional Center Property and Seller's property manager is managing the Community Center/Triangle Property.

                      (d) Caltrans Easement. Purchaser shall assume responsibility as of the applicable Closing Date for maintaining the Caltrans landscape easement adjacent to Interstate 5 and the boundaries of the Power/Promotional Center Property and Community Center/Triangle Property, as applicable in accordance with the terms of the Caltrans easement and CC&R's.

                      (e) Project Approvals. Provided Seller is in compliance with on-site mitigation measures required by the EIR and conditions of approval (other than with respect to Seller's construction obligations under Paragraph 9(b)) as of the applicable

        Closing Date, Purchaser shall also assume responsibility for complying with all on-site mitigation measures required by the EIR and on-site conditions of approval of the Conditional Use Permit Number 92-075-(5) and Vesting Tentative Parcel Map No. 8676 for the applicable Property (other than Seller's construction obligations under paragraph (b) of Article 9 of this Agreement and Seller's obligation to satisfy all off-site conditions of approval and off-site mitigation measures required by the EIR at no cost or expense to Purchaser before or after the Closing Date) after the applicable Closing Date, including preparing and periodically filing a Mitigation Monitoring Report with the County of Los Angeles Regional Planning Commission to assure compliance with the on-site mitigation measures required by the EIR and project approvals for Valencia Marketplace.

               11.    SELLER'S CLOSING DOCUMENTS

                      On or before the applicable Closing Date, Seller shall deliver or cause to be delivered to Purchaser or Escrow Holder the following, in form and substance reasonably acceptable to Purchaser:

                      (a) A Grant Deed, executed by Seller, in recordable form, conveying the Power/Promotional Center Property or Community Center/Triangle Property, as applicable, to Purchaser free and clear of all claims, liens and encumbrances except the Permitted Encumbrances and matters arising by or through Purchaser.

                      (b) Bill of Sale, executed by Seller, assigning, without recourse to Purchaser, title to the Personal Property, if any, applicable to the Power/Promotional Center or Community Center/Triangle, as appropriate, except for Seller's warranty that it is transferring title to the applicable Personal Property free and clear of all liens, claims and encumbrances caused by Seller, except for the Permitted Encumbrances.

                      (c) An Assignment of Contracts applicable to the Power/Promotional Center or Community Center/Triangle, as appropriate, (the "Assignment of Contracts"), executed by Seller, to Purchaser assigning the Contracts to the Power/Promotional Center Property or Community Center/Triangle Property, as appropriate, and assigning, without recourse, all right, title and interest of Seller in and to the Intangible Personal Property to the Power/Promotional Center Property or Community Center/Triangle Property, as appropriate (including the Governmental Approvals to the extent assignable and to the extent related to the applicable Property).

                      (d) An assignment of the Existing Leases and New Leases with respect to the Power/Promotional Center Property or Community Center/Triangle Property, as appropriate (the "Lease Assignment"), executed by Seller to Purchaser.

                      (e) To the extent not previously delivered to Purchaser, originals of the Existing Leases, New Leases, temporary certificate(s) of occupancy or their equivalent and other instruments covering the Governmental Approvals with respect to the Power/Promotional Center Property or Community Center/Triangle Property, as appropriate

                      (f) Any keys in the possession of Seller to all locks located in the Power/Promotional Center Property or Community Center/Triangle Property on the applicable Closing Date.

                      (g) Letters executed by Seller and Purchaser, or their respective management agents, if any, addressed to all Tenants and any vendors requested by Purchaser, in a mutually acceptable form, notifying and directing payment of all rent and other sums due from Tenants from and after the first day of the next month immediately following the month in which the applicable Closing Date occurs, to be made to Purchaser or at its direction with respect to the Power/Promotional Center Property or Community Center/Triangle Property, as appropriate

                      (h) Original Tenant estoppel certificates in the form required by this Agreement, dated not more than sixty (60) days prior to the applicable Closing Date and any estoppel certificates signed by Seller dated not more than five (5) days prior to the applicable Closing Date with respect to the Power/Promotional Center Property and Community Center/Triangle Property, as appropriate.

                      (i) An affidavit in form satisfactory to Purchaser or its designee that Seller is not a "foreign person" within the meaning of
        Section 1445(f) (3) of the Code and within the meaning of the California Revenue and Taxation Code.

                      (j) Rent Subsidy Agreement for the unleased space in the Power/Promotional Center and Community Center/Triangle to the extent required by this Agreement and in the form approved by Purchaser and Seller during the Contingency Period.

                      (k) Originals of any other documents, instruments or agreements (i) called for hereunder pursuant to Article 7 which have not previously been delivered or (ii) reasonably necessary to close the Power/Promotional Center Closing and Community Center/Triangle Closing contemplated by this Agreement.

               12.    PURCHASER'S CLOSING DOCUMENTS

                      One business day before the applicable Closing Date, Purchaser shall deliver to Seller or Escrow Holder:

                      (a) An assumption of the Assignment of Contracts and the Lease Assignment pursuant to which Purchaser shall assume all obligations accruing under the Contracts and the Leases with respect to the period commencing on the applicable Closing Date with respect to the Power/Promotional Center Property and Community Center/Triangle Property, as appropriate.

                      (b) The letter to Tenants and vendors described in paragraph (g) of Article 11 signed by Purchaser with respect to the Power/Promotional Center Property and Community Center/Triangle Property, as appropriate.

                      (c) Rent Subsidy Agreement for the unleased portion of Power/Promotional Center and Community Center/Triangle to the extent required by this Agreement and in the form approved by Purchaser and Seller during the Contingency Period.

                      (d) The Power/Promotional Center Purchase Price by wire transfer of immediately available federal funds one business day prior to the Power/Promotional Center Closing Date.

                      (e) The balance of the Community Center/Triangle Purchase Price by wire transfer of immediately available federal funds one business day prior to the Community Center/Triangle Closing Date.

                      (f) Any other documents, instruments or agreements reasonably necessary to close the Power/Promotional Center Closing and Community Center/Triangle Closing as contemplated by this Agreement.

               13.    FEES, EXPENSES, PRORATIONS AND ADJUSTMENTS

                      (a) Fees, Expenses, Transfer Taxes. Seller shall pay all recordation fees, documentary transfer taxes, one-half of the Escrow fees and the cost of a CLTA Standard Coverage Owner's Policy of Title Insurance for Purchaser in the amount of the Power/Promotional Center Purchase Price and Community Center/Triangle Purchase Price at the applicable Closing. Purchaser shall pay one-half of the fees and expenses of Escrow Holder in connection with the Power/Promotional Center Escrow and Community Center/Triangle Escrow, as appropriate, and any other customary fees and charges and expenditures authorized by Purchaser. Purchaser shall also pay for the cost of increasing the amount or scope of title insurance if Purchaser elects to increase the amount or scope of title insurance coverage to, at Purchaser's option, obtain extended coverage or endorsements insuring that the Power/Promotional Center Property or Community Center/Triangle Property abuts upon and has access to all adjoining streets and rights of way.

                      (b) Real Property Taxes, Assessments and Rent. All real property taxes and assessments for the fiscal years of the taxing and assessing authorities in which the applicable Closing occurs becoming due prior to the applicable Closing Date shall be paid by Seller prior to the applicable Closing Date or paid by Title Insurer at the applicable Closing Date for the accounts of Purchaser and Seller; and all such taxes and assessments shall be prorated as provided in paragraph (d) below, with appropriate debits and credits to the accounts of Purchaser and Seller so that, as between Purchaser and Seller, Seller shall pay all of the same to the extent duly allocable to the period ending on the day immediately prior to the applicable Closing Date, and Purchaser shall pay all of the same to the extent duly allocable to the period commencing upon the applicable Closing Date. In addition, all rents, incomes, and profits derived from the Power/Promotional Center Property and Community Center/Triangle Property along with all expenses (other than real property taxes addressed above) attributable to the applicable Property shall be prorated in accordance with paragraphs (c) and (e) below with appropriate debits and credits to the accounts of Purchaser and Seller so that, as between Purchaser and Seller, Seller shall pay and receive (including any refunds of sewer connection fees), as appropriate, all of the same to the extent duly allocable to the period ending on the day immediately prior to the applicable Closing Date, and Purchaser shall pay and receive, as appropriate, all of the same to the extent duly allocable to the period commencing upon the applicable Closing Date.

                      (c) Rents. Rent and other receivables, including property taxes, assessments and other common area expense reimbursements, under the Leases (collectively, "Rents") shall be prorated as of the applicable Closing Date and shall be accounted for as follows:

                             (i) Basic Rents. Rent and other receivables under the Leases and other recurring and periodic income (excluding any income that is specifically treated elsewhere in this Article 13, such as percentage rent and Operating Expense Pass-Throughs) (collectively, "Rents"), shall be prorated as of the applicable Closing Date on the basis of the number of days in the calendar month in which the applicable Escrow closes, and a three hundred sixty-five (365) day year and shall be accounted for as follows:

                                    (A)     Rents due whether collected or not,
                in the month of the applicable Closing shall be prorated between Purchaser and Seller and Purchaser shall instruct all Tenants to make payments for the month during which the applicable Closing Date occurs, to Seller or Seller's property manager, as directed by Seller.

                                    (B) Purchaser shall be entitled to all Rents
                accruing after the applicable Closing Date. Seller shall be entitled to all Rents collected after the applicable Closing Date that were due and payable with respect to the period of time prior to the applicable Closing Date and also for those for which Purchaser received a credit under subparagraph (A) above. Rents already received by Seller attributable to periods after the applicable Closing Date shall be credited to Purchaser at the applicable Closing Date.

                                    (C) All Rents received by Purchaser
                following the applicable Closing Date shall be applied first to current months' Rents, then to delinquent amounts in the inverse order in which they were incurred with any amounts allocable to Seller's period of ownership to be promptly paid to Seller. Subject to the foregoing, Purchaser covenants and agrees to deliver to Seller all Rent and other recurring and periodic income received by Purchaser (including reimbursement of property taxes, assessments and other common area expenses under Leases) that was due and payable under the Leases, if any, for the period immediately preceding the applicable Closing Date. After applicable Closing Date, Seller shall have all rights and remedies available at law or in equity to collect delinquent rents without the right to terminate leases related to such delinquent rents, and Purchaser shall cooperate with Seller's efforts to enforce such remedies at no expense to Purchaser.

                             (ii) Percentage Rents. Percentage rents shall be separatel prorated under each Lease on the basis of the lease year set forth in such Lease for the payment of percentage rents. All percentage rent payments received by Seller for the lease year in which the applicable Closing Date occurs that are made prior to applicable Closing with respect to any period after the applicable Closing Date shall be credited to Purchaser. All payments of percentage rent for the lease year in which the applicable Closing Date occurs that are received by either party on or after applicable Closing Date shall be retained by, or remitted to, Purchaser, as the case may be, until determination of Seller's allocable share thereof in each instance, as provided in Paragraph (iv) below. Upon final determination of percentage rents owed by a Tenant under its Lease for the lease year in which the applicable Closing occurs which shall include any percentage rent amounts paid by any Tenant(s) prior to the applicable Closing Date), which shall be completed within thirty (30) days of the close of each such lease year or if later, within thirty (30) days after Purchaser's receipt of the applicable Tenant's sales information. Seller and Purchaser shall adjust between themselves amounts owed for such lease year on account of percentage rents (including amounts theretofore received by Seller), and, to the extent actually received by the party, Purchaser shall promptly pay to Seller Seller's allocable share, or, if applicable, Seller shall promptly pay to Purchaser, Purchaser's allocable share, of such percentage rents which shall be determined by taking the amount equal to the amount of percentage rent owed by such tenant for the lease year (including amounts previously paid to Seller) and prorating such amount based upon the parties' respective periods of ownership for such year.

                             (iii) Operating Expense Pass-Throughs. Seller, as landlord under the Leases, is currently collecting from Tenants under the Leases additional rent to cover taxes, insurance, utilities, maintenance and other operating costs and expenses (collectively, "Operating Expense Pass-Throughs") incurred by Seller in connection with the ownership, operation, maintenance and management of the Property. If Seller collected estimated prepayments of Operating Expense Pass-Throughs in excess of any Tenant's share of such expenses, then if the excess can be determined by the applicable Closing Date, Purchaser shall receive a credit for the excess and if the excess cannot be determined until after the applicable Closing Date, Seller shall pay to Purchaser such excess as soon as the excess can be determined. To the extent Purchaser received a credit from Seller, Purchaser shall be responsible for crediting or repaying those amounts to the appropriate Tenants. Subject to the first sentence of Paragraph 13(c)(i)(C) above and to the extent actually received by Purchaser, Purchaser covenants and agrees to deliver to Seller all Operating Expense Pass-Throughs which are billed in arrears based upon actual or contracted expenses that accrued under the Tenant Leases prior to the applicable Closing Date and any Operating Expense Adjustment which have been billed to Tenants but have not been collected as of the applicable Closing Date.

                             (iv) Tenant Reconciliations and Post-Closing
        Adjustments. Within ninety (90) days after the later to occur of: (a) the end of any applicable lease year upon which percentage rents are determined pursuant to Paragraph (c) above; and (b) fiscal year end (or other applicable period) when adjustments with tenants under Leases for Operating Expense Pass-Throughs and receipt of final tax and other bills have been made; Purchaser shall prepare and present to Seller a calculation of the re-proration of such percentage rents, Operating Expense Pass-Throughs, taxes and other items, based upon the actual amount of such items charged to or received by the parties for the year or other applicable fiscal period. The parties shall make the appropriate adjusting payment between them within thirty (30) days after presentment to Seller of Purchaser's calculation and Purchaser shall be entitled to retain any under payment sums as and when collected by Purchaser from the Tenants. Seller may inspect and copy Purchaser's books and records related to the Property to confirm the calculation. Purchaser shall retain such books and records and make them available to Seller for Seller's inspection for up to three (3) years after the applicable Closing Date. Purchaser shall also cause its property manager to make its books and records available to Seller for such three (3) year period for purposes of calculating, reconciling and verifying such information. Purchaser may inspect Seller's books and records related to any pre-Closing period necessary for Purchaser to calculate the reconciliation between Seller and Purchaser as contemplated by this paragraph. Either party shall be entitled to a post-Closing adjustment for any incorrect proration or adjustment.

                      (d) Taxes and Assessments. Real and personal property taxes and assessments (including taxes payable with respect to supplemental tax bills received after the applicable Closing Date but related to periods prior to the applicable Closing Date) on the applicable Property ("Taxes") shall be prorated on the basis that Seller is responsible for (i) all such taxes for the fiscal year of the applicable taxing authorities occurring prior to the "Current Tax Period" (as hereinafter defined) and (ii) that portion of such taxes for the Current Tax Period determined on the basis of the number of days which have elapsed from the first day of the Current Tax Period to the applicable Closing, inclusive, whether or not the same shall be payable prior to the applicable Closing. The phrase "Current Tax Period" refers to the fiscal year of the applicable taxing authority in which the applicable Closing occurs. With respect to the supplemental tax bills, Purchaser expressly acknowledges and agrees that to the extent Tenants (including Seller as a Tenant under a Rent Subsidy Agreement) under the Leases are responsible for the payment of such taxes Purchaser shall collect payment of same, as it relates to periods of time prior to and from and after the applicable Closing Date, from all such Tenants and shall take any action necessary under such payment of supplemental taxes which are the responsibility of any Tenant or Purchaser and shall hold Seller harmless from and against payment of same (except for Seller's obligations to pay Seller's pro rata share of any such taxes under any Rent Subsidy Agreement). In the event that as of the applicable Closing Date the actual tax bills for the year or years in question are not available and the amount of taxes to be prorated as aforesaid cannot be ascertained, then rates and assessed valuation of the previous year, with known changes, shall be used, and when the actual amount of taxes and assessments for the year or years in question shall be determinable, then such taxes and assessments will be reprorated between the parties to reflect the actual amount of such taxes and assessments. Nothing contained in this Article 13 is intended or shall be construed as limiting or restricting Seller's reservation of all tax and other economic benefits related to or connected with any tax sharing agreement, development agreement, owner's participation agreement, annexation agreement, reimbursement agreement, transferable development rights, annexation or incorporation of all or any portion of the Property into a city, municipal entity or special improvements district.

                      (e) Utilities. All utility service charges for gas, water, electricity, fuel, heating and air conditioning service, sewer and other utilities relating to the Property that Seller customarily pays shall be prorated as of the applicable Closing Date to the extent such items are not directly paid for by Tenants. If the parties hereto are unable to obtain final meter readings as of the applicable Closing Date then such expenses shall be estimated as of the applicable Closing Date based on the prior operating history of the applicable Property. Seller shall be entitled to all reimbursements from Tenants for any sewer connection fees.

        At least two (2) business days prior to the applicable Closing of Escrow, the parties hereto shall agree upon all the prorations to be made and submit a statement to Escrow Holder setting forth the same. In the event that any prorations, apportionments or computations made under this Article 13 shall require final adjustment, the parties hereto shall make the appropriate adjustments promptly when accurate information becomes available and either party hereto shall be entitled to an adjustment to correct the same. Any corrected adjustment or proration will be in cash to the party entitled thereto.

               14.    CLOSING

                      The Power/Promotional Center Closing of the purchase and sale of the Power/Promotional Center Property shall be on or before July 1, 1998 ("Power/Promotional Center Closing Date"), at the offices of Escrow Holder, and the Community Center/Triangle Closing of the purchase and sale of the Community Center/Triangle Property shall close on before October 1, 1998 ("Community Center/Triangle Closing Date"), at the offices of Escrow Holder, or at such other time, date and place as the parties shall mutually agree. Provided Purchaser is not in default under this Agreement, Purchaser shall have the right to extend the Power/Promotional Center Closing Date to August 1, 1998 and to accelerate the Community Center/Triangle Closing to the Power/Promotional Center Closing Date by delivering written notice to Seller of either or both elections on or before June 1, 1998. As used herein, the term "Closing" or "Closings" shall mean the Power/Promotional Center Closing and/or the Community Center/Triangle Closing, as applicable, unless specified otherwise and the term "Closing Date" shall mean the Power/Promotional Center Closing Date and/or the Community Center/Triangle Closing Date, as applicable. Purchaser shall not have the right to close Escrow on the Community Center/Triangle Property if Purchaser fails to close Escrow on the Power/Promotional Center Property.

     Notwithstanding the foregoing, the formal applicable Closing shall occur through an Escrow with Escrow Holder in accordance with the provisions of
Article 18. At the applicable Closing, Seller shall deliver possession of the Power/Promotional Center Property and Community Center/Triangle Property, as applicable, to Purchaser subject to the rights of the Tenants under the Leases and Seller's rights and obligations under this Agreement.

               15.    LOSS BY FIRE, OTHER CASUALTY OR CONDEMNATION

                      (a) In the event that prior to the Power/Promotional Center Closing, the Property, or any part thereof, is destroyed or materially damaged, Purchaser shall have the right, exercisable by giving notice to Seller within fifteen (15) days after receiving written notice of such material damage or destruction, either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder and any money or documents in escrow shall be returned to the party depositing the same or (ii) to accept the Property in its then condition and to proceed with the Power/Promotional Center Closing and Community Center/Triangle Closing in accordance with the terms of this Agreement, and to receive an assignment of all of Seller's rights to any insurance proceeds payable by reason of such damage or destruction and the Purchase Price shall be reduced by the amount of Seller's insurance deductible applicable to the Property. If Purchaser elects to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such proceeds without Purchaser's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

                      (b) In the event that prior to the Power/Promotional Center Closing there is any non-material damage to the Property, which damage Seller is unwilling to repair or replace, prior to the applicable Outside Closing Date, Purchaser shall have the right, exercisable by giving notice within fifteen (15) days after receiving written notice of such damage, either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder and any money or documents in Escrow shall be returned to the party depositing the same, or (ii) to accept the Property in its then condition and proceed with the Power/Promotional Center Closing and Community Center/Triangle Closing, in which case Purchaser shall be entitled to receive an assignment of Seller's rights to any insurance proceeds payable by reason of such damage to the extent not previously applied to repairs or replacements and the Purchase Price shall be reduced by the amount of Seller's insurance deductible for the applicable Property. If Purchaser elects to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such proceeds without Purchaser's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. For purposes of completing any repairs or replacements under this Paragraph, the applicable Closing may be extended for a reasonable time to allow such repairs or replacements to be made by Seller, but in no event more than six (6) months (the "Outside Closing Date").

                      (c) In the event that after the Power/Promotional Center Closing, there is any damage to or taking of the Community Center/Triangle Property and Seller elects to repair the Community Center/Triangle Property on or before the Outside Closing Date and Seller completes such repair on or before the Outside Closing Date for the Community Center/Triangle Closing, Purchaser shall proceed with the Community Center/Triangle Closing and accept the Community Center/Triangle Property and the Community Center/Triangle Purchase Price shall not be reduced. If after the Power/Promotional Center Closing, there is any damage or taking of the Community Center/Triangle Property and Seller elects not to restore or repair the Community Center/Triangle Property, the Purchaser shall have an election to (i) terminate the Community Center Escrow and receive a refund of the Deposit plus accrued interest less one-half of the Escrow Holder's and Title Company's cancellation fees, or (ii) accept the Community Center/Triangle Property in its then current condition and proceed with the Community Center/Triangle Closing, in which case Purchaser shall be entitled to receive an assignment of Seller's insurance proceeds and the Community Center/Triangle

        Purchase Price shall be reduced by the amount of Seller's insurance deductible applicable to the Community Center/Triangle Property.

                      (d) In the event that prior to the Power/Promotional Center Closing, all or any material portion of the Property is subject to a taking by public authority, Purchaser shall have the right, exercisable by giving notice to Seller within fifteen (15) days after receiving written notice of such taking, either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder and any money or documents in escrow shall be returned to the party depositing the same, or (ii) to accept the Property in its then condition, without a reduction in the Purchase Price, and to receive an assignment of all of Seller's rights to any condemnation award payable by reason of such taking. If Purchaser elects to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such award without Purchaser's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

                      (e) In the event that prior to the Power/Promotional Center Closing, any non-material portion of the Property is subject to a taking, Purchaser shall accept the Property in its then condition and proceed with the Power/Promotional Center Closing and Community Center/Triangle Closing, in which case Purchaser shall be entitled to an assignment of all of Seller's rights to any award in connection with such taking. In the event of any such non-material taking, Seller shall not compromise, settle or adjust any claims to such award without Purchaser's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

                      (f) For the purpose of this Article, damage to the Property or a taking of a portion thereof shall be deemed to involve a material portion thereof if the reasonably estimated cost of restoration or repair of such damage or the amount of the condemnation award with respect of such taking shall exceed $500,000.

                      (g) Seller agrees to give Purchaser prompt notice of any taking, damage or destruction of the Property. The provisions of this Article shall survive the Power/Promotional Center Closing and Community Center/Triangle Closing.

               16.    DEFAULT

                      (a) If either party breaches its obligations hereunder, then the other party may, without terminating this Agreement, suspend performance until such breach is cured; provided, however, if Purchaser breaches this Agreement, Seller shall terminate this Agreement and retain the Deposit, as Liquidated Damages as set forth in Paragraph 16(b) below, if such default occurs prior to the Power Promotional Center Closing and shall terminate the Community Center/Triangle Escrow if the breach occurs after the Power/Promotional Center Closing Date but prior to the Community Center/Triangle Closing. If Seller breaches its obligations hereunder, Purchaser's sole remedies shall be either (i) to terminate this Agreement and receive a refund of the Deposit and recover Purchaser's actual, but not consequential, damages, or (ii) to obtain specific performance by Seller by tendering the applicable Purchase Price to Escrow prior to the applicable Closing Date. For purposes of determining whether Purchaser may sue for specific performance, Purchaser shall be deemed to have tendered the applicable Purchase Price to Escrow Holder when it has supplied Escrow Holder with written evidence from Purchaser's lender and/or Purchaser's commercial bank or investment bank that Purchaser has satisfied all conditions to funding the loan for a portion of the applicable Purchase Price, including Purchaser's execution of loan documents, and delivery of a deed of trust and assignment of leases in favor of such lender to Escrow Holder, other than recordation of the Grant Deed and applicable deed of trust and issuance of Purchaser's and the Lender's title policies and that Purchaser has sufficient other segregated funds available with such commercial bank or investment bank to pay the balance of the applicable Purchase Price on or before the applicable Closing Date. The obligations of Seller under this Agreement shall be without recourse to the assets of the general partners or of any general partner, officer, shareholder, director or employee of Seller or any general partner of Seller. The sole recourse of Purchaser for any obligation of the Seller under this Agreement shall be limited solely to the assets of Seller.

                      (B) IF THE PURCHASE AND SALE OF THE POWER/PROMOTIONAL CENTER PROPERTY OR THE COMMUNITY CENTER/TRIANGLE PROPERTY IS NOT CONSUMMATED BECAUSE OF A DEFAULT OF PURCHASER, THE DEPOSIT SHALL BE RETAINED BY SELLER AS SELLER'S MINIMUM LIQUIDATED DAMAGES AND SELLER MAY DEMAND OF PURCHASER THAT THE AMOUNT OF SELLER'S LIQUIDATED DAMAGES SHOULD BE INCREASED FROM $5,600,000 TO A GREATER AMOUNT BUT IN NO EVENT GREATER THAN $7,000,000. IN NO EVENT SHALL SELLER'S LIQUIDATED DAMAGES EVER BE LESS THAN $5,600,000. IF SELLER MAKES A DEMAND ON PURCHASER THAT SELLER'S LIQUIDATED DAMAGES BE INCREASED AND PURCHASER REJECTS SELLER'S DEMAND, SELLER SHALL HAVE THE RIGHT TO PROCEED TO ARBITRATION UNDER
        ARTICLE 20 SOLELY FOR THE PURPOSE OF DETERMINING WHETHER SELLER'S LIQUIDATED DAMAGES SHOULD BE INCREASED FROM $5,600,000 TO A GREATER AMOUNT BUT IN NO EVENT GREATER THAN $7,000,000. THE PARTIES HAVE AGREED THAT SELLERS' ACTUAL DAMAGES, INCLUDING THE POTENTIAL ADVERSE EFFECT ON THE UNIT PRICE THAT SELLER'S UNITS ARE TRADED AT ON THE NEW YORK STOCK EXCHANGE, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW IN THE SPACE PROVIDED, THE PARTIES ACKNOWLEDGE THAT (I) $5,600,000 HAS BEEN AGREED UPON AS SELLER'S MINIMUM LIQUIDATED DAMAGES; (II) THAT $7,000,000 HAS BEEN AGREED UPON AS SELLER'S MAXIMUM LIQUIDATED DAMAGES AND AS A LIMIT TO PURCHASER'S POTENTIAL LIABILITY FOR A BREACH OF THIS AGREEMENT; AND (III) THAT ARBITRATION UNDER ARTICLE 20 HAS BEEN AGREED UPON AS THE PROCEDURE TO BE USED BY SELLER TO RESOLVE ANY DISPUTE WITH PURCHASER REGARDING ANY INCREASE IN THE AMOUNT OF LIQUIDATED DAMAGES FROM $5,600,000 TO UP TO THE MAXIMUM AMOUNT OF $7,000,000 AS SELLER'S LIQUIDATED DAMAGES, AFTER NEGOTIATION WITH THE ASSISTANCE AND ADVICE OF LEGAL COUNSEL, AS THE PARTIES REASONABLE

        ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S EXCLUSIVE
        REMEDY AGAINST PURCHASER AT LAW, OR IN EQUITY IN THE EVENT
        OF A DEFAULT UNDER THIS AGREEMENT BY PURCHASER PRIOR TO THE POWER/PROMOTIONAL CENTER CLOSING OR COMMUNITY
        CENTER/TRIANGLE CLOSING, AS APPLICABLE, WITHOUT PREJUDICE TO
        SELLER'S RIGHT TO RECOVER ATTORNEYS' FEES AS A PREVAILING
        PARTY OR WITHOUT LIMITATION OF PURCHASER'S INDEMNITY
        OBLIGATIONS UNDER THIS AGREEMENT.
                                                         /s/ [SIG]
        ------------------------                         --------------------
        PURCHASER'S INITIALS                             SELLER'S INITIALS

                      (c) Notwithstanding Paragraphs 16(a) and (b) above, prior to applicable Closing if Seller or Purchaser default hereunder, the defaulting party shall be notified in writing of such default by the non-defaulting party. The defaulting party shall then have ten (10) days to cure such default at its sole expense to the satisfaction of the non-defaulting party, or if such default by Seller occurs after the Promotional/Power Center Closing Date but prior to the Community Center/Triangle Closing and Seller commences such cure within such ten
        (10) day period and is diligently prosecuting such cure to completion, Seller shall have until the Outside Closing Date for the Community Center/Triangle Closing to complete such cure.

               17.    BROKER'S COMMISSION

                      (a) Seller represents and warrants that no brokerage commission, finder's fee or other compensation is due or payable by reason of Seller's actions in the transaction contemplated hereby. Seller agrees to indemnify, defend and hold Purchaser harmless from and against any losses, damages, costs and expenses (including attorneys fees) incurred by Purchaser by reason of any breach or inaccuracy of the representation and warranty contained in this Paragraph.

                      (b) Except for DSB Properties, Inc. ("DSB"), Purchaser represents and warrants that Purchaser has not entered into any agreement or incurred any obligation which might result in the obligation to pay any brokerage commission, finder's fee or other compensation with respect to the transaction contemplated hereby. Purchaser agrees to indemnify, defend and hold Seller harmless from any against any losses, damages, costs and expenses (including attorneys' fees) incurred by Seller by reason of any breach or inaccuracy of the representation contained in this Paragraph.

                      (c) Seller shall pay the brokerage commission to DSB on the Community Center/Triangle Closing Date through Escrow in an amount equal to one percent (1%) of the Purchase Price for the Power Center/Promotional Property and Community Center/Triangle Property, net of any adjustments related to the rent subsidy outlined in Article 9.

                      (d) The provisions of this Article shall survive the Power/Promotional Center Closing and Community Center/Triangle Closing.

               18.    ESCROW

                      (a) Escrow Holder; Instructions. Within two (2) days after their respective execution of this Agreement, Purchaser and Seller shall each deposit a counterpart original of this Agreement executed by such party (or either of them shall deposit a counterpart executed by both Purchaser and Seller) with Escrow Holder. Purchaser shall not have the right to close the Power/Promotional Center Escrow if the Community Center/Triangle Escrow is terminated prior to the Power/Promotional Center Closing Date. Purchaser shall not have the right to close the Community Center/Triangle Escrow if the Power/Promotional Center Escrow does not close. This Agreement, together with such further instructions, if any, as the parties shall provide to Escrow Holder by written agreement, shall constitute the escrow instructions.

                      (b) Deposits into Escrow.

                             (i) Seller shall deposit, or cause to be deposited, into the Escrow, in time to permit the Power/Promotional Center Closing and Community Center/Triangle Closing of the transactions contemplated hereby on the applicable Closing Date, the documents described in
        Article 11. Escrow Holder is hereby authorized to use the foregoing documents and instruments to close the applicable Escrow when:

                                    (A) Escrow Holder holds for the account of
                Seller all sums to be paid by Purchaser to Seller through Escrow at the Power/Promotional Center Closing and all sums to be paid by Purchaser to Seller through Escrow at the Community Center Closing; and

                                    (B) the Title Company can and will issue the
                Title Policy concurrently with the applicable Closing for the Power/Promotional Center Property or Community Center/Triangle Property, as appropriate.

                             (ii) Purchaser shall deposit, or cause to be deposited, into the Escrow, in time to permit the Power/Promotional Center Closing and Community Center/Triangle Closing of the transactions contemplated hereby on the applicable Closing Date:

                                    (A) The Power/Promotional Center Purchase
                Price and Community Center/Triangle Purchase Price, as appropriate, as set forth in Article 3.

                                    (B) The additional amount, if any, which
                Escrow Holder estimates to be necessary to pay Purchaser's share under this Agreement of the closing costs, expenses and prorations of the Power/Promotional Center Closing and Community Center/Triangle Closing, as appropriate; and

                                    (C) Purchaser's Closing Documents for the
                applicable Closing as set forth in Article 12.

Escrow Holder is hereby authorized to use said funds, instruments and documents to close the Power/Promotional Center Escrow and Community Center/Triangle Escrow, as appropriate, when: (i) Escrow Holder holds for Purchaser the Grant Deed for the Power/Promotional Center Property and Community Center/Triangle Property, as appropriate, and (ii) the Title Company can and will issue the Title Policy for the Power/Promotional Center Property or Community Center/Triangle Property, as appropriate, concurrently with the applicable Closing and the conditions to Close of Power/Promotional Center Escrow or Community Center/Triangle Escrow, as appropriate, have been satisfied.

                      (c) Close of Escrow. Provided that Escrow Holder shall not have received written notice from Purchaser or Seller of the failure of any condition to the applicable Closing or of the termination of the applicable Escrow, when Purchaser and Seller have deposited into the Escrow the matters required by this Agreement and the Title Company can and will issue the Title Policy for the Power/Promotional Center Property or Community Center/Triangle Property, as appropriate, concurrently with the applicable Closing, Escrow Holder shall:

                             (i) Deliver to Purchaser: the Grant Deed to the Power/Promotional Center Property or Community Center/Triangle Property, as appropriate, by causing it to be recorded in the Official Records of the Office of the County Recorder of Los Angeles County, California, and cause such Deed to be mailed to Purchaser after such Deed has been recorded at the applicable Closing.

                             (ii) Deliver to Seller: the Power/Promotional Center Purchase Price and Community Center/Triangle Purchase Price, as appropriate, less (i) all amounts to appropriately be paid by Seller pursuant to Paragraph 13(a) and Article 17, (ii) Seller's share of amounts to be prorated by Escrow Holder under Article 13 in connection with the Power/Promotional Center Escrow and Community Center/Triangle Escrow, as appropriate; and (iii) any amount required to be held back to assure completion of Seller's construction obligations under paragraph 9(b).

                             (iii) Deliver to Purchaser after the Community Center/Triangle Closing: any funds deposited by Purchaser, and any interest earned thereon, in excess of the amount required to be paid by Purchaser hereunder.

                             (iv) Cause the Title Policy for the
        Power/Promotional Center Property or Community Center/Triangle Property, as appropriate, to be issued to Purchaser by the Title Company.

                             (v) Deliver to DSB, the broker's commission on the Community Center/Triangle Closing Date.

                      (d) Application of Seller's Proceeds. Seller hereby instructs Escrow Holder: (i) to deduct from the Power/Promotional Center Purchase Price or Community Center/Triangle Purchase Price, as appropriate, all costs to be paid by Seller herein (including, without limitation, the amount set forth in Article 13 and the commission set forth in Article 17), Seller's share of the prorations herein and all amounts required to be paid to the holders of any lien or encumbrance on the Power/Promotional Center Property or Community Center/Triangle Property, as appropriate, in order to permit Seller to convey title to the Power/Promotional Center Property or Community Center/Triangle Property, as appropriate, to Purchaser in the condition required by this Agreement; and (ii) to deliver to Seller, immediately after the applicable Closing Date, the remainder of the Power/Promotional Center Purchase Price and Community Center/Triangle Purchase Price, as appropriate, due to Seller. Seller shall have the right, by separate instructions to Escrow Holder, to direct the manner and payees of any funds due Seller.

               19.    MISCELLANEOUS

                      (a) The obligations of Seller under this Agreement shall be without recourse to the assets of any officer, shareholder, director, unitholder or employee of Seller or of any general partner of Seller (excluding, however, such general partner's interest in Seller). The sole recourse of Purchaser for the enforcement of any claims against Seller arising out of this Agreement shall be limited solely to the assets of Seller.

                      (b) This Agreement is the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to the matters contained in this Agreement. Any waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be set forth in writing and duly executed by or in behalf of the party to be bound thereby. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

                      (c) This Agreement may be executed in any number of counterparts, and delivered by facsimile, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. If this Agreement is executed and delivered by facsimile, the party so executing and delivering the Agreement shall deliver a hard copy to the other party and Escrow Holder by overnight courier with guaranteed, next day delivery.

                      (d) Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Agreement. If the last day for performing or exercising a party's obligations or rights under this Agreement falls on a weekend or holiday, the time for performing or exercising a party's rights or obligations shall be extended to the next business day immediately following any such weekend or holiday.

                      (e) Any communication, notice or demand of any kind whatsoever which either party may be required or may desire to give to or serve upon the other shall be in writing and delivered by personal service (including express or courier service), facsimile, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

        Seller:              The Newhall Land and Farming Company
                             23823 Valencia Boulevard
                             Valencia, California  91355
                             Attn:  Thomas E. Dierckman
                                    Senior Vice President
                             Phone: 805/255-4000
                             Fax:   805/259-2957

        With a copy to:      Brobeck, Phleger & Harrison LLP
                             550 South Hope Street, Suite 2100
                             Los Angeles, California 90071
                             Attn:  Jerry Walsh, Esq.
                             Phone: 213/745-3358
                             Fax:   213/239-1320

        Purchaser:           Samuel S. Mevorach
                             c/o DSB Properties Inc.
                             3967 East Thousand Oaks Boulevard
                             Suite G
                             Westlake Village, California  91362
                             Attn:  David S. Blatt
                             Phone: 805/374-1700
                             Fax:   805/374-1703

        With copies to:      Donfeld Kelley & Rollman
                             11845 West Olympic Boulevard, Suite 1245
                             Los Angeles, California  90064-5026
                             Attn:  Fredric A. Rollman, Esq.
                             Phone: 310/312-8080
                             Fax:   310/312-8014

                             and

                             McColgan & Vanni
                             199 S. Los Robles Avenue, Suite 420
                             Pasadena, California 91101-2457
                             Attn:  Hugh McColgan, Esq.
                             Phone: 626/795-0226
                             Fax:   626/793-0148

        Escrow Holder:       American Title Insurance Company
                             950 Hampshire Road
                             Westlake Village, California  91361
                             Attn:  Ms. Mary Patterson
                             Re: Escrow Nos. 3695-MP for the Power/Promotional
                                             Center Escrow
                                             3696-MP for the Community
                                             Center/Triangle Escrow
                             Phone: 805/370-1807
                             Fax:   805/370-1420

Either party may change its address for notice by written notice given to the other in the manner provided in this Paragraph. Any such communication, notice or demand shall be deemed to have been duly given or served on the date personally served, if by personal service, or on the date shown on the return receipt or other evidence of delivery, if mailed or sent by overnight courier or facsimile. If a party sends any notice by facsimile, such party shall send a hard copy of such notice by overnight courier or messenger with guaranteed delivery the next business day.

                      (f) The parties agree to execute such instructions to the Escrow Holder and the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

                      (g) The making, execution and delivery to this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.

                      (h) Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

                      (i) The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Article and Paragraph headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement.

                      (j) This Agreement shall be governed by and construed in accordance with the laws of the State of California. By executing this Agreement, the parties waive their rights to a jury trial.

                      (k) If any arbitration or action is brought by either party against the other party, the prevailing party shall be entitled to recover from the other party reasonable attorneys fees, costs and expenses incurred in connection with the prosecution or defense of such action.

                      (l) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and to their respective transferees, successors, and assigns. This Agreement is not intended and shall not be deemed or construed to create any rights in any third parties. Purchaser shall not transfer or assign its rights under this Agreement (voluntarily, involuntarily or by operation of law) without the prior written consent of Seller, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Purchaser shall have the right to assign this Agreement to an entity controlled by or under common control with Purchaser (or DSB), provided any such assignment shall not release Purchaser from liability under this Agreement and any such assignment shall not delay the Close of Escrow.

                      (m) All Exhibits attached hereto are incorporated by

        reference.

                      (n) From and after December 19, 1997, until the applicable Closing Date, or if this Agreement is terminated for a period of two (2) years after the date of termination, Purchaser and all employees, consultants and agents of Purchaser agree to use best efforts to maintain strict confidentiality with regard to nonpublic information concerning the Property or Seller's operation thereof obtained from Seller; provided, however, Purchaser shall not be precluded from making disclosure regarding such information: (i) to Purchaser's and its lenders and their respective counsel, accountants, consultants, mortgage correspondents and services and other professional advisors, (ii) in response to a subpoena or order of a court or governmental agency, (iii) in connection with any action or proceeding between Seller and Purchaser or (iv) as required by law, including any required securities law disclosures for Seller, or applicable regulation.

                      (o) On or after the applicable Closing Date, Purchaser and Seller each agree, upon the request of the other, to issue a joint press release in a mutually acceptable form concerning the transaction contemplated by this Agreement.

                      (p) Seller and Purchaser will cooperate in good faith to consummate the transactions contemplated under this Agreement. Upon Purchaser's written request to Seller, Seller shall cooperate, at no cost or expense to Seller, if Purchaser elects to Close the Power/Promotional Center Escrow or Community Center/Triangle Escrow as part of a Section 1031 Exchange under the Code, provided Seller shall not be required to take title to any other property, Purchaser shall defend, indemnify and hold Seller harmless from and against any claims, damages, costs, expenses and liabilities associated with, related to or connected with any such Section 1031 Exchange and any such 1031 Exchange shall not delay the Closing of the Power/Promotional Center Escrow or Community Center/Triangle Escrow.

               20.    ARBITRATION

                      Any dispute between the parties hereto shall be determined by arbitration and any dispute between the parties regarding the amount of Seller's Liquidated Damages or the amount of Sellers' damages under Paragraph 16(b) shall be determined by arbitration. In no event shall the arbitrator have the authority to award Seller Liquidated Damages or damages of less than $5,600,000 or in excess of $7,000,000. Notwithstanding anything to the contrary contained in this Article 20 or the Agreement, if Purchaser has rejected Seller's demand that Seller's Liquidated Damages be increased from $5,600,000 to an amount of up to $7,000,000 and Seller has elected to proceed with arbitration to resolve the dispute, the following procedures shall be used to resolve the amount of Seller's Liquidated Damages once the Judge or arbitrators, as applicable, have been chosen in accordance with the procedures set forth below. Seller and Purchaser shall each submit a sealed envelope to the Judge or arbitrators, as appropriate, at the arbitration hearing scheduled in accordance with the procedures set forth below. Each sealed envelope shall contain the amount that Purchaser and Seller believe should be the amount of Seller's Liquidated Damages, which amounts must be a number falling within the range of $5,600,000 to $7,000,000, inclusive. The sealed envelope may also include a written brief setting forth the support for Purchaser or Seller's position. If Purchaser or Seller submit a number for Seller's Liquidated Damages that is less than $5,600,000 or more than $7,000,000, the Judge or arbitrators, as appropriate, shall select the other party's number as the amount of Seller's Liquidated Damages. The Judge or arbitrators, as appropriate, shall select either Purchaser's number or Seller's number as the amount of Seller's Liquidated Damages which the Judge or arbitrators, as appropriate, believe in their sole discretion is the appropriate amount of Seller's Liquidated Damages within ten (10) days after the date of Purchaser and Seller's submittal. If neither Seller nor Purchaser submits a number between $5,600,000 and $7,000,000, Seller's Liquidated Damages shall be $5,600,000. The Judge's or arbitrators', as appropriate, determination of the amount of Seller's Liquidated Damages shall be binding on Purchaser and Seller and may be entered in any court of competent jurisdiction; provided, however, in no event shall the amount of Seller's Liquidated Damages be less than $5,600,000 or more than $7,000,000. Each party shall pay its own attorneys' fees and one-half (1/2) the cost of the Judge or arbitrators, as appropriate, that are incurred in connection with any arbitration proceeding to determine the amount of Seller's Liquidated Damages regardless of whether Seller or Purchaser is the prevailing party with respect to any such determination.

               Whenever any such dispute arises between the parties hereto in connection with this Agreement and either party gives written notice to the other that such dispute shall be determined by arbitration, then within twenty
(20) days after the giving of the notice, both parties shall select and hire one member ("Judge") of the panel of Judicial Arbitration and Mediation Services, Inc. ("JAMS"). The Judge shall be a retired judge experienced with commercial real property disputes in the County in which the Property is located. As soon as reasonably possible, but no later than thirty (30) days after the Judge is selected, the Judge shall schedule the arbitration hearing at a location reasonably acceptable to Seller, Purchaser and the Judge. The Judge shall determine the matter within ten (10) days after the conclusion of any such arbitration hearing. The arbitration hearing shall be conducted in accordance with JAMS' procedures for major matters, except as provided otherwise in this Agreement. All determinations by the Judge shall be binding on Purchaser and Seller and may be entered into a court of competent jurisdiction.
Each party shall pay one-half the costs and expenses of the Judge.

               If Judicial Arbitration and Mediation Services, Inc. ceases to exist, and either party gives written notice to the other that a dispute shall be determined by arbitration, then, unless agreed otherwise in writing by the parties, all arbitrations hereunder shall be governed by California Code of Civil Procedure Sections 1280 through 1294.2, inclusive, as amended or recodified from time to time, to the extent they do not conflict with this Article. Any determination by arbitration hereunder may be entered in any court having jurisdiction. Within ten (10) days after delivery of such notice, each party shall select an arbitrator with at least five (5) years' experience in commercial real property transactions in the County in which the Property is located and advise the other party of its selection in writing. The two arbitrators so named shall meet promptly and shall name a third arbitrator within the succeeding period of five (5) days. Said three arbitrators thereafter shall schedule an arbitration hearing with Purchaser and Seller at a mutually convenient place within thirty (30) days thereafter and shall render a decision within ten (10) days after the conclusion of the arbitration hearing. The decision of any two (2) of said arbitrators rendered in writing and delivered to the parties hereto shall be final and binding on the parties.

               If either party fails to appoint an arbitrator within the prescribed time, and/or if either party fails to appoint an arbitrator with the qualifications specified herein, and/or if any two arbitrators are unable to agree upon the appointment of a third arbitrator within the prescribed time, then the Superior Court of the County in which the Property is located may, upon request of any party, appoint such arbitrators, as the case may be, and the arbitrators as a group shall have the same power and authority to render a final and binding decision as where the appointments are made pursuant to the provisions of the preceding paragraph. All arbitrators shall be individuals with at least five (5) years' experience negotiating or arbitrating disputes arising out of commercial real property transactions in the County where the Property is located. All determinations by arbitration hereunder, including by the Judge, shall be binding upon Seller and Purchaser and may be entered in any court having jurisdiction.

NOTICE: BY INITIALLING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES", (INCLUDING BUT NOT LIMITED TO DETERMINING WHETHER THE AMOUNT OF SELLERS' LIQUIDATED DAMAGES SHOULD BE INCREASED FROM $5,600,000 TO UP TO $7,000,000) PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY
               RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBI-TRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE
               CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.
                                                   /s/ [SIG]
               ------------------------            ------------------------
               PURCHASER                           SELLER

               SELLER AND PURCHASER HAVE CAREFULLY READ AND REVIEWED THIS AGREEMENT AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS AGREEMENT, SHOW THEIR INFORMED AND VOLUNTARY

CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS AGREEMENT IS EXECUTED, THE TERMS OF THIS AGREEMENT ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF SELLER AND PURCHASER WITH RESPECT TO THIS AGREEMENT.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SELLER:                                           PURCHASER:

THE NEWHALL LAND AND FARMING
COMPANY (A California Limited Partnership)
                                                  By:
By:     NEWHALL MANAGEMENT LIMITED                    --------------------------
        PARTNERSHIP, a California Limited                 Samuel S. Mevorach
        Partnership, Managing General Partner

        By:    NEWHALL MANAGEMENT
               CORPORATION, a California
               corporation, Managing General
               Partner

               By: [SIG]
                  ---------------------------

                  Its:  SVP
                       ----------------------

               By:    [SIG]
                  ---------------------------

                  Its:  [SIG]
                       ----------------------

                                  Exhibit "A-1"

                   (Legal Description of Valencia Marketplace)

               Exhibit "A-1" to Purchase and Sale Agreement by and between Samuel S. Mevorach, as Purchaser, and The Newhall Land and Farming Company (a California Limited Partnership), as Seller, dated as of January 7, 1998.

               The land referred to in this report is situated in the State of California, County of Los Angeles and is described as follows:


               Parcels 1 through 21 of Vesting Tentative Parcel Map 8676.


        RESERVING THEREFROM all rights, title and interest in and to minerals, oil, gas, tars, hydrocarbons, and metalliferous substances of every kind, and to reservoirs and wells of every kind, together with the right to drill, pump or mine for same, without, however, the right to enter upon, drill or mine through the surface or the upper five hundred feet (500') of the subsurface of said property.

        ALSO EXCEPTING and reserving therefrom all rights to water, aquifers, reservoirs and subsurface waters, including, but not limited to, the right to take, use and develop for use any and all water that may now exist or may hereafter exist upon or under said land, without the right to enter upon, drill, explore or operate through the surface or the upper fifty feet (50') of the subsurface of the lands hereinabove.

        ALSO RESERVING THEREFROM all rights and benefits (including any voting rights and transferable tax sharing benefits and transferable development rights in excess of current Property approvals for the development of the Property as depicted in the Site Plan attached as Exhibit G to that certain Purchase and Sale Agreement dated January 7, 1998, by and between Samuel S. Mevorach, as Purchaser, and The Newhall Land and Farming Company (a California Limited Partnership), as Seller) related to any tax sharing, annexation or incorporation of all or any portion of the property into any city, municipal entity, owner's association or any special improvement or assessment district.

                                  Exhibit "A-1"
                                       -1-

                                         Exhibit "A-2"

                        (Legal Description of Power/Promotional Center)

               Exhibit "A-2" to Purchase and Sale Agreement by and between Samuel S. Mevorach, as Purchaser, and The Newhall Land and Farming Company (a California Limited Partnership), as Seller, dated as of January 7, 1998.

               The land referred to in this report is situated in the State of California, County of Los Angeles and is described as follows:

               Parcels 9 through 21 of Vesting Tentative Parcel Map 8676.

        RESERVING THEREFROM all rights, title and interest in and to minerals, oil, gas, tars, hydrocarbons, and metalliferous substances of every kind, and to reservoirs and wells of every kind, together with the right to drill, pump or mine for same, without, however, the right to enter upon, drill or mine through the surface or the upper five hundred feet (500') of the subsurface of said property.

        ALSO EXCEPTING and reserving therefrom all rights to water, aquifers, reservoirs and subsurface waters, including, but not limited to, the right to take, use and develop for use any and all water that may now exist or may hereafter exist upon or under said land, without the right to enter upon, drill, explore or operate through the surface or the upper fifty feet (50') of the subsurface of the lands hereinabove.

        ALSO RESERVING THEREFROM all rights and benefits (including any voting rights and transferable tax sharing benefits and transferable development rights in excess of current Property approvals for the development of the Property as depicted in the Site Plan attached as Exhibit "G" to that certain Purchase and Sale Agreement dated January 7, 1998, by and between Samuel S. Mevorach, as Purchaser, and The Newhall Land and Farming Company (a California Limited Partnership), as Seller) related to any tax sharing, annexation or incorporation of all or any portion of the property into any city, municipal entity, owner's association or any special improvement or assessment district.

                                  Exhibit "A-2"
                                       -1-

                                  Exhibit "A-3"

                (Legal Description of Community Center/Triangle)

               Exhibit "A-3" to Purchase and Sale Agreement by and between Samuel S. Mevorach, as Purchaser, and The Newhall Land and Farming Company (a California Limited Partnership), as Seller, dated as of January 7, 1998.

               The land referred to in this report is situated in the State of California, County of Los Angeles and is described as follows:

            Parcels 1 through 8 of Vesting Tentative Parcel Map 8676.

        RESERVING THEREFROM all rights, title and interest in and to minerals, oil, gas, tars, hydrocarbons, and metalliferous substances of every kind, and to reservoirs and wells of every kind, together with the right to drill, pump or mine for same, without, however, the right to enter upon, drill or mine through the surface or the upper five hundred feet (500') of the subsurface of said property.

        ALSO EXCEPTING and reserving therefrom all rights to water, aquifers, reservoirs and subsurface waters, including, but not limited to, the right to take, use and develop for use any and all water that may now exist or may hereafter exist upon or under said land, without the right to enter upon, drill, explore or operate through the surface or the upper fifty feet (50') of the subsurface of the lands hereinabove.

        ALSO RESERVING THEREFROM all rights and benefits (including any voting rights and transferable tax sharing benefits and transferable development rights in excess of current Property approvals for the development of the Property as depicted in the Site Plan attached as Exhibit "G" to that certain Purchase and Sale Agreement dated January 7, 1998, by and between Samuel S. Mevorach, as Purchaser, and The Newhall Land and Farming Company (a California Limited Partnership), as Seller) related to any tax sharing, annexation or incorporation of all or any portion of the property into any city, municipal entity, owner's association or any special improvement or assessment district.

                                  Exhibit "A-3"
                                       -1-

                                   Exhibit "B"

                           (List of Personal Property)

               Exhibit "B" to Purchase and Sale Agreement by and between Samuel S. Mevorach, as Purchaser, and The Newhall Land and Farming Company (a California Limited Partnership), as Seller, dated as of January 7, 1998.



                      To be mutually approved and attached on or before January 14, 1998.

                                   Exhibit "B"

                                  Exhibit "C-1"

               (Valencia Marketplace Schedule of Existing Leases)

               Exhibit "C-1" to Purchase and Sale Agreement by and between Samuel S. Mevorach, as Purchaser, and The Newhall Land and Farming Company (a California Limited Partnership), as Seller, dated as of January 7, 1998.

                      (To be mutually approved by the parties and attached on or before January 14, 1998.)

Valencia Marketplace Tenants

1.      Chuck E. Cheese
2.      MAC Universe
3.      Nurseryland
4.      Indian Store
5.      Friend's Clothing
6.      Clear Images
7.      No Limit News Stand
8.      Starbuck's
9.      Noah's Bagels
10.     Subway
11.     Jamba Juice
12.     Smoke Zone
13.     Baskin Robbins
14.     Cannon's Vitamins
15.     Mailboxes, etc.
16.     BC Insurance
17.     Sally Beauty
18.     Fantastic Sam's
19.     Beautiful Nails
20.     Vons
21.     Chili's
22.     Hollywood Video
23.     Macaroni Grille
24.     Claim Jumper
25.     Michaels
26.     Famous Footwear
27.     Cost Plus
28.     Party City
29.     Mode Five
30.     Stateline Tack
31.     Circuit City
32.     Japanese Restaurant
33.     Caramba!
34.     Simmon's Beauty Rest
35.     Bedroom Central



                                  Exhibit "C-1"

36.     Payless Shoesource
37.     Carpeteria
38.     Staples
39.     Sport Chalet
40.     Bed, Bath & Beyond
41.     Toys R' Us
42.     Wal-Mart
43.     Barbeques Galore
44.     Valencia Golf Course

                                  Exhibit "C-1"

                                  Exhibit "C-2"

             (Power/Promotional Center Schedule of Existing Leases)

               Exhibit C-2 to Purchase and Sale Agreement by and between Samuel S. Mevorach, as Purchaser, and The Newhall Land and Farming Company (a California Limited Partnership), as Seller, dated as of January 7, 1998.

                      (To be mutually approved by the parties and attached on or before January 14, 1998.)

PROMOTIONAL CENTER TENANTS
1.      Michael's
2.      Famous Footwear
3.      Cost Plus
4.      Party City
5.      Mode Five
6.      Stateline Tack
7.      Circuit City
8.      Japanese Restaurant
9.      Caramba!
10.     Simmon's Beauty Rest
11.     Bedroom Central
12.     Payless Shoesource

POWER CENTER TENANTS
1.      Carpeteria
2.      Staples
3.      Sport Chalet
4.      Bed, Bath & Beyond
5.      Toys R' Us
6.      Wal-Mart
7.      Barbeques Galore
8.      Valencia Golf Center

                                  Exhibit "C-2"

                                  Exhibit "C-3"

             (Community Center/Triangle Schedule of Existing Leases)

               Exhibit "C-3" to Purchase and Sale Agreement by and between Samuel S. Mevorach, as Purchaser, and The Newhall Land and Farming Company (a California Limited Partnership), as Seller, dated as of January 7, 1998.

                      (To be mutually approved by the parties and attached on or before January 14, 1998.)

TRIANGLE TENANTS
1.      Chuck E. Cheese
2.      Mac Universe

COMMUNITY CENTER TENANTS
1.      Nurseryland
2.      Children's Wonderland
3.      Indian  Store
4.      Friend's Clothing
5.      Clear Images
6.      No Limit News Stand
7.      Starbuck's
8.      Noah's Bagels
9.      Subway
10.     Jamba Juice
11.     Smoke Zone
12.     Baskin Robbins
13.     Cannon's Vitamin's
14.     Mailboxes, etc.
15.     BC Insurance
16.     Fantastic Sam's
17.     Speedmatic
18.     Beautiful Nails
19.     Von's
20.     Chili's
21.     Hollywood Video
22.     Macaroni Grille
23.     Claim Jumper


                                  Exhibit "C-3"

                                   Exhibit "D"

                  (Form of Declaration of Covenants, Conditions
                   and Restrictions for Valencia Marketplace)

               Exhibit "D" to Purchase and Sale Agreement by and between Samuel
S. Mevorach, as Purchaser, and The Newhall Land and Farming Company (a California Limited Partnership), as Seller, dated as of January 7, 1998.


                  (TO BE ATTACHED PRIOR TO EXPIRATION OF CONTINGENCY PERIOD)

                                   Exhibit "D"

                                   Exhibit "E"

                             (Schedule of Contracts)

               Exhibit "E" to Purchase and Sale Agreement by and between Samuel
S. Mevorach, as Purchaser, and The Newhall Land and Farming Company (a California Limited Partnership), as Seller, dated as of January 7, 1998.

                      (To be mutually approved by the parties and attached on or before January 14, 1998.)

                                   Exhibit "E"

                                   Exhibit "F"

                             (Estoppel Certificate)

               Exhibit "F" to Purchase and Sale Agreement by and between Samuel
S. Mevorach, as Purchaser, and The Newhall Land and Farming Company (a California Limited Partnership), as Seller, dated as of January 7, 1998.

                      FORM OF TENANT'S ESTOPPEL CERTIFICATE


        This Tenant's Estoppel Certificate ("Certificate") is made as of the ____ day of ____________________, 1998 by _____________________, a
_____________________ ("Tenant"), in favor of Samuel S. Mevorach, an individual ("Buyer"), with reference to the following facts:

                                R E C I T A L S:

        A. Buyer has entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions ("Agreement"), made and entered into as of January 7, 1998, pursuant to which Buyer has agreed to purchase the applicable "Property" (as defined in the Agreement).

        B. For purposes of this Certificate, all references herein to Landlord shall mean The Newhall Land and Farming Company (a California Limited Partnership).

        NOW, THEREFORE, Tenant hereby certifies to Buyer as follows:

               1. [Name of Tenant] is the lessee of ____________ square feet of leasable area (the "Premises") in the ____________________________________
located in Los Angeles County, California ("Property"), under a lease agreement dated ________________, 199_ (as modified or amended, the "Lease") entered into between Tenant and Landlord as modified by the documents, if any, attached hereto as Exhibit A.

               2. The Lease is in full force and effect and neither Landlord nor Tenant is in default thereunder.

               3. The Lease, attached hereto as Exhibit A, constitutes the entire agreement between the Landlord and Tenant and there are no amendments, written or oral, to the Lease except as included in Exhibit A.

               4. Tenant has accepted the Premises and is paying rent under the Lease. Tenant has not made any prepayment of rent or other charges more than one
(1) month in advance and no payments have been made by Tenant except as follows:
____________________________________________________________________________.

               5. The term of the Lease commenced on ____________ _____, 199_ and will end on ______________ 199_ at a monthly base rental (exclusive of Tenant's obligation to pay

                                   Exhibit "F"
                                       -1-
common area maintenance costs, percentage rents, expenses, taxes, or insurance) of [____________________________________ Base Rent]. There are no outstanding concessions, bonuses, free rental periods, rebates, credits or other matters affecting the rental for Tenant under the Lease except:
_____________________________. Tenant is currently paying
$___________________________________________ as Tenant's share of operating expenses or common area expense pass throughs.

               6. The amount of Tenant's security deposit currently held by Landlord under the terms of the Lease is $________________________. To Landlord's actual knowledge, no portion of the foregoing amount has been applied by Landlord to the payment of rent or any other amounts due under the Lease.

               7. This certificate may be executed in any number of counterparts, any of which may contain the signatures of less than all of the parties, and all of which shall be construed together as but a single instrument.

               8. [To the best of Landlord's knowledge,] Tenant has not filed and is not the subject of any filing for bankruptcy or reorganization under federal bankruptcy laws.

               9. The address for notices to Tenant under the Lease is correctly set forth in the Lease.

               10. All guarantors of the Lease are identified as follows:
   [None, or so state].
-

               11. This certificate may be relied upon and shall inure to the benefit of Buyer and shall be binding upon Seller.

        IN WITNESS WHEREOF, Tenant has executed this Certificate as of the date first set forth above.

                             -----------------------------------------,

                             a
                             ------------------------------------------


                                    By:
                                      ---------------------------------------
                                            Name:
                                            Its:

                                    By:
                                      ---------------------------------------
                                            Name:
                                            Its:

                                   Exhibit "F"
                                       -2-

                                   Exhibit "G"

                                   (Site Plan)

               Exhibit "G" to Purchase and Sale Agreement by and between Samuel
S. Mevorach, as Purchaser, and The Newhall Land and Farming Company (a California Limited Partnership), as Seller, dated as of January 7, 1998.


                      (To be mutually approved by the parties and attached on or before January 14, 1998.)

                                   Exhibit "G"

                                   Exhibit "H"

                               (Project Pro-Forma)

               Exhibit "H" to Purchase and Sale Agreement by and between Samuel
S. Mevorach, as Purchaser, and The Newhall Land and Farming Company (a California Limited Partnership), as Seller, dated as of January 7, 1998.


                                   Exhibit "H"

Exhibit H omitted in accordance with Item 601(b)(2) of Regulation S-K.


The Newhall Land and Farming Company will furnish supplementally a copy of any omitted annex, schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that The Newhall Land and Farming Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annex, schedule or exhibit so furnished.

                                   Exhibit "I"

                    (Seller's Standard Landlord Work Letter)

               Exhibit "I" to Purchase and Sale Agreement by and between Samuel
S. Mevorach, as Purchaser, and The Newhall Land and Farming Company (a California Limited Partnership), as Seller, dated as of January 7, 1998.

                      (To be mutually approved by the parties and attached on or before January 14, 1998.)

                                   Exhibit "I"

                                   Exhibit "J"

              (Hypothetical Examples of Rent Subsidy Calculations)

               Exhibit "J" to Purchase and Sale Agreement by and between Samuel
S. Mevorach, as Purchaser, and The Newhall Land and Farming Company (a California Limited Partnership), as Seller, dated as of January 7, 1998.

                      (To be mutually approved by the parties and attached on or before January 14, 1998.)

                                   Exhibit "J"

                                   Schedule 5

                             (Seller's Disclosures)

               Schedule 5 to Purchase and Sale Agreement by and between Samuel
S. Mevorach, as Purchaser, and The Newhall Land and Farming Company (a California Limited Partnership), as Seller, dated as of January 7, 1998.

                      To be attached by Seller on or before January 14, 1998 and subject to Purchaser's review and approval during the Contingency Period.

                                   Schedule 5

                                   Schedule 9

                         (Approved New Tenant Prospects)

               Schedule 9 to Purchase and Sale Agreement by and between Samuel
S. Mevorach, as Purchaser, and The Newhall Land and Farming Company (a California Limited Partnership), as Seller, dated as of January 7, 1998.

                      To be mutually approved by the parties and attached on or before January 14, 1998.

                                   Schedule 9

                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT


        THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
("Amendment") is dated as of February 17, 1998, and is entered into by and between THE NEWHALL LAND AND FARMING COMPANY (A California Limited Partnership) ("Seller") and SAMUEL S. MEVORACH ("Purchaser"), with reference and respect to the following facts and circumstances:

        A. Newhall and Mevorach made and entered into that certain Purchase and Sale Agreement dated January 7, 1998 ("Agreement") with respect to those certain parcels of real property located in the County of Los Angeles, State of California and more particularly described in the Agreement (the "Property") and commonly referred to as Valencia Marketplace.

        B. The parties desire to amend, modify and change the Agreement as provided in this Amendment.

        NOW, THEREFORE, in consideration of the promises, covenants, and agreements, set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by both parties, the parties agree as follows:

        1. DEFINITIONS. Defined terms are indicated in this Amendment by initial capital letters. Except as specifically provided otherwise in this Amendment, defined terms shall have the same meaning in this Amendment as they do in the Agreement.

        2. APPROVAL OF DUE DILIGENCE. By executing this Amendment, Purchaser (a) acknowledges that he has approved all Due Diligence Items provided Seller causes a final subdivision map for the Property to be recorded prior to the Power/Promotional Center Closing Date and the Title Company deletes or insures over the exceptions listed on Schedule 2 to this Amendment and issues the endorsements to the Title Policy set forth on Schedule 2; and (b) waives his right to terminate the Agreement during the Contingency Period, subject to Purchaser's right to terminate this Agreement pursuant to paragraph 3 below. Purchaser shall deposit the Additional Deposit into Escrow on or before February 17, 1998; provided, however, notwithstanding anything to the contrary contained in the Agreement, the release of the Deposit to Seller shall be governed by Paragraph 3 below.

        3. FINANCING CONTINGENCY. Purchaser shall have until March 10, 1998, to obtain a loan commitment on terms acceptable to Purchaser in its sole discretion for not more than seventy-five percent (75%) of the applicable Purchase Price. Purchaser shall exercise due diligence to satisfy this financing contingency on or before February 27, 1998, but in any event prior to March 10, 1998. If Purchaser has not obtained a loan commitment on or before 12:00 p.m., Pacific Standard time on February 27, 1998, Purchaser shall have the right to terminate Escrow and receive a refund of the Deposit less one-half of Escrow Holder and Title Insurer's escrow and title insurance cancellation fees and charges. If Purchaser has not satisfied the financing contingency by 12:00 p.m., Pacific Standard time on February 27, 1998, and Purchaser has not elected to terminate Escrow by delivering written notice of termination to

Seller and Escrow Holder prior to 12:00 p.m. Pacific Standard time on February 27, 1998, Purchaser hereby irrevocably authorizes and instructs Escrow Holder to disburse Three Hundred Thousand and No/100 Dollars ($300,000) of the Deposit to Seller on February 27, 1998 as non-refundable consideration for Seller's agreement to provide Buyer with a financing contingency and an extension of the time for the release of the balance of the Deposit to Seller.

               If Purchaser elects not to terminate Escrow on or before 12:00 p.m. Pacific Standard time on February 27, 1998 and is unable to satisfy the financing contingency on or before March 10, 1998 despite Purchaser's best efforts, Purchaser shall have the right to terminate the Escrow and receive a refund of $5,300,000 of the Deposit less 1/2 of Escrow Holder's and Title Insurer's escrow and title insurance cancellation fees and charges. If Purchaser does not elect to terminate the Agreement and Escrow on March 10, 1998, as a result of the failure of the financing contingency, Purchaser hereby irrevocably authorizes and instructs Escrow Holder to disburse the balance of the Deposit in the amount of $5,300,000 to Seller on March 11, 1998. Notwithstanding anything to the contrary contained in this Amendment or the Agreement, in no event shall Seller be obligated to refund the $300,000 portion of the Deposit that was released to Seller on February 27, 1998 as a result of any failure of the financing contingency. Purchaser acknowledges that the release of $300,000 to Seller and Seller's retention of $300,000 as a result of the failure of the financing contingency is fair and reasonable compensation to Seller for Seller's agreement to provide Purchaser with a financing contingency and an extension of the time for release of the Deposit to Seller. If Purchaser acquires title to the Power/Promotional Center and the Community Center/Triangle, the $300,000 plus accrued interest calculated at the rate of six percent (6%) per annum from the date of Seller's receipt of the $300,000, and the $5,300,000 balance of the Deposit plus accrued interest calculated at the rate of six percent (6%) per annum from the date of Seller's receipt of such funds until the Community Center/Triangle Closing Date will be credited against the Community Center/Triangle Purchase Price.

                                                     [SIG]
        ----------------                             -----------------
        Buyer's Initials                             Seller's Initials

        4. APPROVED EXHIBITS. The following exhibits to the Agreement are attached to this Amendment and are approved by the parties for incorporation into the Agreement: Exhibit D (Form of Supplemental Declaration of Covenants, Conditions and Restrictions); Exhibit E (Schedule of Contracts); Exhibit G (Site
Plan); Exhibit I (Seller's Standard Work Letter); Exhibit J (Hypothetical Examples of Rent Subsidy Calculations); Exhibit K (Form of Rental Subsidy Agreement); Schedule 9 (Approved New Tenant Prospects) and Schedule 5 (Disclosure Schedule).

        5. CLOSE OF ESCROW. Purchaser shall have the right to accelerate both the Power/Promotional Center Closing Date and the Community Center/Triangle Closing Date to a date in May 1998, provided that Purchaser gives Seller at least thirty (30) days advance notice of the accelerated date of the Closings. If the Purchaser does not elect to accelerate both of the Closing Dates pursuant to this paragraph 5, the Power/Promotional Center Closing Date and Community Center/Triangle Closing Date shall be governed by the Agreement.

        6. PUNCHLIST. Seller and Purchaser shall schedule a walk through inspection of the applicable Property between thirty(30) and forty-five (45) days prior to the applicable Closing Date and shall mutually agree upon a punchlist of items that need to be corrected such as contractor warranty work. Completion of the punchlist items shall not be a condition precedent to the applicable Closing. Seller shall cause the punchlist items to be completed as soon as possible. After the applicable Closing Date, Seller and Purchaser shall also schedule walk through inspections of New Space under construction from time to time and shall compile a list of mutually acceptable punchlist items for any such New Space as such New Space is completed. Seller shall cause the punchlist items to be completed as soon as possible. Seller and Purchaser shall cooperate with each other and shall cause Seller's property manager and Purchaser's property manager to cooperate with each other and Seller and Purchaser in completing the punchlist items and in enforcing contractor and manufacturer warranties.

        7. NEW LEASES. Prior to expiration or Purchaser's waiver of the financing contingency set forth in paragraph 3 above, Seller shall have the right to enter into New Leases with the New Tenants Prospects set forth on
Schedule 9. Purchaser and his lender shall have the right to review any such New Leases that Seller has entered into prior to expiration or Purchaser's waiver of the financing contingency set forth in paragraph 3 above. After expiration or Purchaser's waiver of the financing contingency, (a) Seller shall not enter into a New Lease without Purchaser's consent, which shall not be unreasonably withheld, conditioned or delayed, and (b) Purchaser's approval of any such New Leases shall be governed by the Agreement.

        8. AMENDMENT TO EXISTING LEASES. Seller shall have the right to enter into technical amendments to Existing Leases to correct minor discrepancies in leasable area, to conform rent commencement dates and to make corresponding minor adjustments in rent. If the technical amendments result in an aggregate reduction in rent under any such Existing Leases that are amended so that the aggregate rent under all such Existing Leases is less than the Pro Forma Rent for such space, the aggregate amount of the difference between the amended rent under all such amended Existing Leases and the Pro Forma Rent for such space after the applicable Closing Date shall be included in Seller's Subsidy obligation under the Rent Subsidy Agreement and the form of Rent Subsidy Agreement shall be revised accordingly.

        9. ASSIGNMENT OF REA. Seller shall assign its right as Declarant under the Declaration of Restrictions and Grant of Easements dated as of September 6, 1994 and recorded on October 12, 1994 as Instrument No. 94-1859477 in the Los Angeles County Recorder's Office (the "REA") to the permitted entity ("Valencia Marketplace I, LLC") designated by Purchaser on the Community Center/Triangle Closing Date and Valencia Marketplace I, LLC shall assume the obligations of Seller as Declarant under the REA on the Community Center/Triange Closing Date. If any "Required Owner" under the REA objects to Valencia Marketplace I LLC's assumption of the duties of the Declarant and Operator under the REA, Seller, Purchaser and Newhall Management Corporation shall cooperate with each other to satisfy any objection of any Required Owner. If requested by Purchaser, Seller and Newhall Management Corporation will designate DSB Properties, Inc. as the Operator under the REA on the Community Center/Triangle Closing Date. Purchaser shall not amend or agree to an amendment of the REA after the applicable Closing Date without obtaining the prior written consent of Declarant which shall not be unreasonably withheld, conditioned or delayed.

        10. NONIMPAIRMENT. Except as provided in this Amendment, the Agreement is unchanged and shall remain in full force and effect, binding upon the parties in accordance with its terms.

        11. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in counterparts, each of which shall be deemed to be a part of an original, and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as manual delivery of an executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall manually deliver an executed counterpart of this Amendment, but the failure to manually deliver an executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.

"Mevorach":                        "Newhall":

SAMUEL S. MEVORACH                 THE NEWHALL LAND AND FARMING
                                   COMPANY (A California Limited Partnership)

By:                                By: NEWHALL MANAGEMENT LIMITED
   ----------------------------
                                       PARTNERSHIP, A California Limited
                                       Partnership
                                       Its:   Managing General Partner

                                       By:    NEWHALL MANAGEMENT
                                              CORPORATION, A California
                                              Corporation
                                              Its:   Managing General Partner

                                              By:  /s/ [SIG]
                                                 ------------------------------

                                                     Its: Senior Vice President
                                                         ----------------------

                                              By:  /s/ [SIG]
                                                 ------------------------------

                                                     Its: Assistant Secretary
                                                         ----------------------

        10. NONIMPAIRMENT. Except as provided in this Amendment, the Agreement is unchanged and shall remain in full force and effect, binding upon the parties in accordance with its terms.

        11. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in counterparts, each of which shall be deemed to be a part of an original, and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as manual delivery of an executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall manually deliver an executed counterpart of this Amendment, but the failure to manually deliver an executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.

"Mevorach":                        "Newhall":

SAMUEL S. MEVORACH                 THE NEWHALL LAND AND FARMING
                                   COMPANY (A California Limited Partnership)

By: /s/ SAMUEL S. MEVORACH         By: NEWHALL MANAGEMENT LIMITED
   ----------------------------
                                       PARTNERSHIP, A California Limited
                                       Partnership
                                       Its:   Managing General Partner

                                       By:    NEWHALL MANAGEMENT
                                              CORPORATION, A California
                                              Corporation
                                              Its:   Managing General Partner

                                              By:
                                                 ------------------------------

                                                     Its:
                                                         ----------------------

                                              By:
                                                 ------------------------------

                                                     Its:
                                                         ----------------------

                 SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT


        THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT ("Second Amendment") is dated as of February 27, 1998, and is entered into by and between THE NEWHALL LAND AND FARMING COMPANY (A California Limited Partnership) ("Seller") and SAMUEL S. MEVORACH ("Purchaser"), with reference and respect to the following facts and circumstances:

        A. Newhall and Mevorach made and entered into that certain Purchase and Sale Agreement dated as of January 7, 1998, and amended by the First Amendment to Purchase and Sale Agreement dated as of February 17, 1998 (collectively, the "Agreement") with respect to those certain parcels of real property located in the County of Los Angeles, State of California and more particularly described in the Agreement (the "Property") and commonly referred to as Valencia Marketplace.

        B. The parties desire to amend, modify and change the Agreement as provided in this Second Amendment.

        NOW, THEREFORE, in consideration of the promises, covenants, and agreements, set forth in this Second Amendment and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by both parties, the parties agree as follows:

        1. DEFINITIONS. Defined terms are indicated in this Second Amendment by initial capital letters. Except as specifically provided otherwise in this Second Amendment, defined terms shall have the same meaning in this Second Amendment as they do in the Agreement.

        2. REIMBURSEMENT OF LENDER FEES. If Seller elects, pursuant to clause 9(a)(i)(A) of the Agreement, to provide Purchaser with a credit against the applicable Purchase Price upon the Community Center/Triangle Closing Date with respect to any New Leases that provide for payment of rent at less than Pro-Forma Rent, or if Seller elects, pursuant to Section 9(a)(ii) of the Agreement, to pay the Rental Subsidy Agreement termination fee to Purchaser (including paying Purchaser for certain spaces not yet producing income), and, if Purchaser actually incurs out-of-pocket costs or expenses as a result of Purchaser's lender imposing on Purchaser a prepayment penalty, defeasance fee, "rate lock" breakage fee, or other similar fee, that is directly attributable to the amount Seller has elected to credit or pay Purchaser, then Seller shall promptly reimburse Purchaser for such actual out-of-pocket costs and expenses imposed by the Purchaser's Lender. Purchaser shall provide Seller with at least three (3) business days notice prior to executing any "rate-lock", "hedge" or other similar "interest-rate protection" agreement ("Rate-Lock Agreement"). Purchaser shall provide Seller with copies of any Rate-Lock Agreement, defeasance or prepayment penalty provision in such loan documents. Purchaser shall exercise its best efforts to negotiate commercially reasonable "yield-maintenance" provisions in the loan documents.

        3. REDEMISING SPACES. In consideration for Seller's reimbursement obligations pursuant to Section 2 above, Purchaser agrees that if a tenant under an Existing Lease for spaces

Y and A-2 as shown on the Site Plan, that has not yet commenced paying rent, defaults and such space becomes available for lease, Seller shall have the right to redemise each such space into up to three (3) separately demised premises, provided each separately demised premises within such spaces are not less than 1,000 leasable square feet. If Seller redemises any Major Tenant space (including Major Tenant Space G or O) it shall not affect the duration of Seller's Rent Subsidy Obligation with respect to any such space.

        4. NONIMPAIRMENT. Except as provided in this Second Amendment, the Agreement is unchanged and shall remain in full force and effect and shall be binding upon the parties in accordance with its terms.

        5. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Second Amendment may be executed in counterparts, each of which shall be deemed to be a part of an original, and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Second Amendment by telefacsimile shall be equally as effective as manual delivery of an executed counterpart of this Second Amendment. Any party delivering an executed counterpart of this Second Amendment by telefacsimile also shall manually deliver an executed counterpart of this Second Amendment, but the failure to manually deliver an executed counterpart shall not affect the validity, enforceability, and binding effect of this Second Amendment.

        IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed by their duly authorized representatives as of the day and year first above written.

"Mevorach":                        "Newhall":

SAMUEL S. MEVORACH                 THE NEWHALL LAND AND FARMING
                                   COMPANY (A California Limited Partnership)

By:                                By: NEWHALL MANAGEMENT LIMITED
   ----------------------------
                                       PARTNERSHIP, A California Limited
                                       Partnership
                                       Its:   Managing General Partner

                                       By:    NEWHALL MANAGEMENT
                                              CORPORATION, A California
                                              Corporation
                                              Its:   Managing General Partner

                                              By: /s/ [SIG]
                                                 ------------------------------

                                                     Its: Senior Vice President
                                                         ----------------------

                                              By: /s/ [SIG]
                                                 ------------------------------
                                                     Its: Assistant Secretary
                                                         ----------------------
                                       -2-

                 THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT


        THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT ("Third Amendment") is dated as of March 9, 1998, and is entered into by and between THE NEWHALL LAND AND FARMING COMPANY (A California Limited Partnership) ("Seller") and SAMUEL S. MEVORACH ("Purchaser"), with reference and respect to the following facts and circumstances:

        A. Newhall and Mevorach made and entered into that certain Purchase and Sale Agreement dated as of January 7, 1998, and amended by the First Amendment to Purchase and Sale Agreement dated as of February 17, 1998, as further amended by the Second Amendment to Purchase and Sale Agreement dated as of February 27, 1998 (collectively, the "Agreement") with respect to those certain parcels of real property located in the County of Los Angeles, State of California and more particularly described in the Agreement (the "Property") and commonly referred to as Valencia Marketplace.

        B. The parties desire to amend, modify and change the Agreement as provided in this Third Amendment.

        NOW, THEREFORE, in consideration of the promises, covenants, and agreements, set forth in this Third Amendment and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by both parties, the parties agree as follows:

        1. DEFINITIONS. Defined terms are indicated in this Third Amendment by initial capital letters. Except as specifically provided otherwise in this Third Amendment, defined terms shall have the same meaning in this Third Amendment as they do in the Agreement.

        2. FINANCING CONTINGENCY. In order to extend the expiration of Buyer's financing contingency, Section 3 of the First Amendment to Purchase and Sale Agreement dated as of February 17, 1998, is hereby modified such that all references to "March 10, 1998" shall be replaced with "March 12, 1998". In order to extend the date when Escrow Holder shall disburse the Deposit to Seller,
Section 3 of the First Amendment to Purchase and Sale Agreement dated as of February 17, 1998, is hereby modified such that all references to "March 11, 1998" shall be replaced with "March 13, 1998". Buyer acknowledges that the $300,000 portion of the Deposit that was released to Seller on February 27, 1998, is non-refundable consideration to compensate Seller for extending Buyer's financing contingency.

        3. NONIMPAIRMENT. Except as provided in this Third Amendment, the Agreement is unchanged and shall remain in full force and effect and shall be binding upon the parties in accordance with its terms.

        4. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Third Amendment may be executed in counterparts, each of which shall be deemed to be a part of an original, and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Third Amendment by telefacsimile shall be equally as effective as manual delivery of an executed counterpart of this Third Amendment. Any party delivering an executed counterpart of this Third Amendment by telefacsimile also shall manually deliver an executed counterpart of this Third Amendment, but the failure to manually deliver an executed counterpart shall not affect the validity, enforceability, and binding effect of this Third Amendment.

        IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed by their duly authorized representatives as of the day and year first above written.

"Mevorach":                        "Newhall":

SAMUEL S. MEVORACH                 THE NEWHALL LAND AND FARMING
                                   COMPANY (A California Limited Partnership)

By:                                By: NEWHALL MANAGEMENT LIMITED
   ----------------------------
                                       PARTNERSHIP, A California Limited
                                       Partnership
                                       Its:   Managing General Partner

                                       By:    NEWHALL MANAGEMENT
                                              CORPORATION, A California
                                              Corporation
                                              Its:   Managing General Partner

                                              By: /s/ [SIG]
                                                 ------------------------------

                                                     Its: Senior Vice President
                                                         ----------------------

                                              By: /s/ [SIG]
                                                 ------------------------------
                                                     Its: Assistant Secretary
                                                         ----------------------
                                       -2-
executed counterpart of this Third Amendment. Any party delivering an executed counterpart of this Third Amendment by telefacsimile also shall manually deliver an executed counterpart of this Third Amendment, but the failure to manually deliver an executed counterpart shall not affect the validity, enforceability, and binding effect of this Third Amendment.

        IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed by their duly authorized representatives as of the day and year first above written.

"Mevorach":                        "Newhall":

SAMUEL S. MEVORACH                 THE NEWHALL LAND AND FARMING
                                   COMPANY (A California Limited Partnership)

By:/s/ [SIG]                       By: NEWHALL MANAGEMENT LIMITED
   ----------------------------
                                       PARTNERSHIP, A California Limited
                                       Partnership
                                       Its:   Managing General Partner

                                       By:    NEWHALL MANAGEMENT
                                              CORPORATION, A California
                                              Corporation
                                              Its:   Managing General Partner

                                              By:
                                                 ------------------------------

                                                     Its:
                                                         ----------------------

                                              By:
                                                 ------------------------------
                                                     Its:
                                                         ----------------------
                                       -2-

                 FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT


        THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT ("Fourth Amendment") is dated as of March 12, 1998, and is entered into by and between THE NEWHALL LAND AND FARMING COMPANY (A California Limited Partnership) ("Seller") and SAMUEL S. MEVORACH ("Purchaser"), with reference and respect to the following facts and circumstances:

        A. Seller and Purchaser made and entered into that certain Purchase and Sale Agreement dated as of January 7, 1998 (the "Original Agreement"), and amended by the First Amendment to Purchase and Sale Agreement dated as of February 17, 1998, and as further amended by the Second Amendment to Purchase and Sale Agreement dated as of February 27, 1998, and as further amended by the Third Amendment to Purchase and Sale Agreement dated as of March 9, 1998 (collectively, the "Agreement") with respect to those certain parcels of real property located in the County of Los Angeles, State of California and more particularly described in the Agreement (the "Property") and commonly referred to as Valencia Marketplace.

        B. The parties desire to amend, modify and change the Agreement as provided in this Fourth Amendment.

        NOW, THEREFORE, in consideration of the promises, covenants, and agreements, set forth in this Fourth Amendment and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by both parties, the parties agree as follows:

        1. DEFINITIONS. Defined terms are indicated in this Fourth Amendment by initial capital letters. Except as specifically provided otherwise in this Fourth Amendment, defined terms shall have the same meaning in this Fourth Amendment as they do in the Agreement.

        2. FINANCING CONTINGENCY. Purchaser hereby acknowledges that the financing contingency has been satisfied and Purchaser waives any right to terminate Escrow or the Agreement for a failure to satisfy the financing contingency as set forth in Section 3 of the First Amendment to Purchase and Sale Agreement dated as of February 17, 1998, as amended by the Third Amendment to the Purchase and Sale Agreement dated as of March 9, 1998. Pursuant to the Agreement, Purchaser hereby irrevocably authorizes and instructs Escrow Holder to disburse the balance of the Deposit in the amount of $5,300,000 to Seller or before March 13, 1998 in accordance with the wire transfer instructions of Seller.

        3. RENTAL SUBSIDY AGREEMENT. The form of Rental Subsidy Agreement approved by the parties as set forth in Section 4 of the First Amendment to Purchase and Sale Agreement dated as of February 17, 1998, is hereby deleted in its entirety and replaced by the Amended and Restated Rental Subsidy Agreement (the "Amended and Restated Rental Subsidy Agreement") attached to this Fourth Amendment as Exhibit "A" and incorporated into this Fourth Amendment by this reference. In addition to entering into the Amended and Restated Rental Subsidy Agreement as a condition to closing, Seller and Purchaser will enter into separate Amended and Restated Rental Subsidy Agreements on June 30, 1999, or such earlier date as may be requested by Purchaser's Lender, for the Community Center/Triangle and Power/Promotional Center if required under Section 7 of this Fourth Amendment. Each such separate Amended and Restated Rental Subsidy Agreement shall be revised so that it only applies to Space, Leases, construction budget for unbuilt space, security agreement for construction escrow account, and Optional Termination Payment with respect to only the Community Center/Triangle in one agreement and only the Power/Promotional Center in the other agreement. Seller and Purchaser hereby approve the Amended and Restated Project Pro-Forma which is attached as Exhibit C to the Amended and Restated Rental Subsidy Agreement and the Amended and Restated Site Plan attached as Exhibit B to the Amended and Restated Rental Subsidy Agreement. The Amended and Restated Project Pro-Forma amends, restates and supersedes in its entirety the Project Pro-Forma attached as Exhibit H to the Original Agreement. The Amended and Restated Site Plan amends, restates and supersedes in its entirety the Site Plan that is attached as Exhibit G to the Original Agreement.

        4. PURCHASE PRICE ADJUSTMENT. The Purchase Price of the Property is hereby amended and reduced to $110,750,000. The Power/Promotional Center Purchase Price is hereby amended and reduced to $71,250,000 and the Community Center/Triangle Purchase Price is hereby amended and reduced to $39,500,000.

        5. CLOSE OF ESCROW. The Community Center/Triangle Closing and the Power/ Promotional Center Closing shall both occur simultaneously, on or before July 31 1998, and shall hereafter be referred to as the Closing. The Purchaser shall have the right to accelerate the Closing to an earlier date, provided Purchaser gives Seller at least fifteen (15) days advance written notice of the accelerated Closing. The Closing Date shall mean the date on which the Power/Promotional Center Closing and Community Center/Triangle Closing occurs, which shall be on or before July 31, 1998. All references in the Agreement to the Community Center/Triangle Closing Date and Power/Promotional Center Closing Date shall mean the Closing Date.

        6. REA OPERATOR DESIGNATION. If requested by Purchaser, Seller and Newhall Management Corporation will designate Valencia Marketplace I, LLC or Valencia Marketplace II, LLC as the Operator under the REA (as defined in the First Amendment to Purchase and Sale Agreement dated as of February 17, 1998); provided Valencia Marketplace I, LLC or Valencia Marketplace II, LLC, acquires title to the Power/Promotional Center Property or Community Center/Triangle Property, as applicable, and is assigned Seller's right and assumes Seller's obligations as Declarant under the REA and assumes all of the obligations of Newhall Management Corporation as Operator under the REA.

        7. RENT SUBSIDY CREDITS. Purchaser shall reimburse and provide Seller with a credit for the amount that the aggregate, annualized rent that is paid under New Leases and Post-Closing Leases in excess of the aggregate annualized Pro-Forma Rent under the Amended and Restated Rental Subsidy Agreement for Space in either the Power/Promotional Center or Community Center/Triangle against Seller's remaining Subsidy payment obligation under the other Amended and Restated Rental Subsidy Agreement for Space in the other property, subject to the limitations set forth in Section 2.2 of the Amended and Restated Rental Subsidy Agreement, notwithstanding the fact that Seller will enter into separate Amended and Restated

Rent Subsidy Agreements for the Power/Promotional Center and Community Center/Triangle on June 30, 1999 (or such earlier date as may be requested by Purchaser's Lender) for any unleased space in the Power/Promotional Center and Community Center/Triangle, as applicable, if the aggregate, annualized rent then being paid by Tenants under Leases is less than the aggregate annualized Pro-Forma Rent for Space that is then subject to the Amended and Restated Rent Subsidy Agreement (provided that Tenants under New Leases and Post-Closing Leases for which Seller makes a Mandatory Termination Payment (as defined in the Amended and Restated Rent Subsidy Agreement) to Purchaser on June 30, 1999 shall be deemed to be paying Pro-Forma Rent for any such Space).

               8. MAJOR LEASES. Notwithstanding anything to the contrary contained in the Original Agreement, Purchaser shall have ten (10) (as opposed to five (5)) business days to review and approve New Leases and Post-Closing Leases for Major Tenant Space, which approval shall not be unreasonably withheld, conditioned or delayed. Except for increasing the time period for reviewing and approving New Leases and Post-Closing Leases with respect to any Major Tenant Spaces, all other provisions of the Agreement applicable to Purchaser's approval of New Leases and Post-Closing Leases shall remain in effect.

               9. UNWIND FEE. If Seller pays any Unwind Fee directly attributable to any Mandatory Termination Payment (as defined in the Amended and Restated Rental Subsidy Agreement) that Seller pays to Purchaser under the Amended and Restated Rental Subsidy Agreement with respect to Cap-Out Space, Seller shall have the right to recover and Purchaser shall reimburse Seller the amount of any such Unwind Fee from payments of percentage rent under Leases, that accrue prior to October 31, 2000, to the extent Seller has not applied any such percentage rent as a credit against Seller's remaining Subsidy payment obligations under the Amended and Restated Rental Subsidy Agreement.

               10. NONIMPAIRMENT. Except as provided in this Fourth Amendment and the Amended and Restated Rental Subsidy Agreement, the Agreement is unchanged and shall remain in full force and effect and shall be binding upon the parties in accordance with its terms. In the event of a conflict between the Original Agreement and this Fourth Amendment and the Amended and Restated Rental Subsidy Agreement, this Fourth Amendment and the Amended and Restated Rental Subsidy Agreement shall prevail.

               11. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Fourth Amendment may be executed in counterparts, each of which shall be deemed to be a part of an original, and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Fourth Amendment by telefacsimile shall be equally as effective as manual delivery of an executed counterpart of this Fourth Amendment. Any party delivering an executed counterpart of this Fourth Amendment by telefacsimile also shall manually deliver an executed counterpart of this Fourth Amendment, but the failure to manually deliver an executed counterpart shall not affect the validity, enforceability, and binding effect of this Fourth Amendment.

        IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed by their duly authorized representatives as of the day and year first above written.

"Purchaser":                     "Seller":

SAMUEL S. MEVORACH               THE NEWHALL LAND AND FARMING
                                 COMPANY (A California Limited Partnership)

By: /s/ SAMUEL S. MEVORACH       By:     NEWHALL MANAGEMENT LIMITED
    -------------------------
                                         PARTNERSHIP, A California Limited
                                         Partnership
                                         Its:   Managing General Partner

                                         By:    NEWHALL MANAGEMENT
                                                CORPORATION, A California
                                                Corporation
                                                Its:   Managing General Partner

                                                By: /s/ [SIG]
                                                   ----------------------------

                                                   Its: Senior Vice President
                                                       -------------------------

                                                By: /s/ [SIG]
                                                   ----------------------------

                                                   Its: Assistant Secretary
                                                       -------------------------

                                   EXHIBIT "A"

                  (Amended and Restated Rent Subsidy Agreement)








                                   Exhibit "A"

                  AMENDED AND RESTATED RENTAL SUBSIDY AGREEMENT
                             (VALENCIA MARKETPLACE)



                                 By and Between



                      The Newhall Land and Farming Company
                       (A California Limited Partnership),



                                       and



          [Valencia Marketplace I, LLC] [Valencia Marketplace II, LLC],
                     a California Limited Liability Company




                       Dated as of ____________ ____, 1998

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----

ARTICLE 1     DESCRIPTION OF CENTER........................................................  1
        1.1    Center......................................................................  1
        1.2    Spaces......................................................................  2
        1.3    Common Area.................................................................  2

ARTICLE 2     SUBSIDY......................................................................  2
        2.1    Monthly Subsidy.............................................................  2
        2.2    Subsidy Reduction...........................................................  3
        2.3    Subsidy Reduction Amendment.................................................  4
        2.4    Mandatory Termination Payment...............................................  5

ARTICLE 3     POST-CLOSING LEASES..........................................................  6
        3.1    Marketing of Post-Closing Leases............................................  6
        3.2    Negotiation and Approval of Post-Closing Leases.............................  7
        3.3    Non-disturbance Agreements..................................................  8
        3.4    Failure to Execute..........................................................  9
        3.5    Delay in Execution..........................................................  9
        3.6    Nonliability of Newhall.....................................................  9

ARTICLE 4     TERM.........................................................................  9
        4.1    Term of Subsidy.............................................................  9
        4.2    Termination of Agreement.................................................... 10
               A.     Achievement of Pro-Forma Rent........................................ 10
               B.     Optional Termination Payment......................................... 10

ARTICLE 5     LICENSE TO ACCESS THE CENTER................................................. 11
        5.1    License..................................................................... 11
        5.2    Compliance with Laws; Nuisance.............................................. 12
        5.3    Construction Completion..................................................... 12

ARTICLE 6     COMMON AREA EXPENSES......................................................... 15
        6.1    Owner's Maintenance and Repair Obligations.................................. 15
        6.2    Common Area Operating Expenses.............................................. 16
        6.3    Payment of Pro Rata Share................................................... 16
        6.4    Newhall's Pro Rata Share.................................................... 16
        6.5    Contest..................................................................... 16
        6.6    Prorations.................................................................. 17
               A.     Common Area Expenses................................................. 17
               B.     Common Area Expense Reconciliations and Adjustments.................. 17
               C.     Taxes and Assessments................................................ 18

ARTICLE 7     UTILITIES.................................................................... 18


                                TABLE OF CONTENTS
                                   (continued)

                                                                                           Page
                                                                                           ----

ARTICLE 8     INSURANCE.................................................................... 18
        8.1    Public Liability Insurance.................................................. 18
        8.2    Property and Extended Coverage Insurance.................................... 19
        8.3    General..................................................................... 19
        8.4    Waiver of Subrogation....................................................... 19

ARTICLE 9     TITLE TO IMPROVEMENTS........................................................ 19

ARTICLE 10     DAMAGE AND DESTRUCTION...................................................... 20

ARTICLE 11     EMINENT DOMAIN.............................................................. 20
        11.1   Total Taking................................................................ 20
        11.2   Partial Taking.............................................................. 20
        11.3   Award....................................................................... 21

ARTICLE 12     DEFAULTS AND REMEDIES....................................................... 21
        12.1   Newhall's Default........................................................... 21
               A.     Failure to Make Payment.............................................. 21
               B.     Failure to Perform Other Covenants................................... 21
        12.2   Owner's Remedies............................................................ 21
               A.     Continue Effect of Subsidy Agreement................................. 21
               B.     Damages.............................................................. 21
        12.3   Owner's Default............................................................. 22
        12.4   Newhall's Remedies.......................................................... 22
        12.5   Remedies - Generally........................................................ 22
               A.     Cumulative Remedies.................................................. 22
               B.     Expedited Arbitration................................................ 22
               C.     Stipulations for Remedies in Equity.................................. 22

ARTICLE 13     SUBORDINATION AND ATTORNMENT................................................ 23
        13.1   Subordination............................................................... 23
        13.2   Attornment.................................................................. 23

ARTICLE 14     FORCE MAJEURE............................................................... 23

ARTICLE 15     NOTICES..................................................................... 24

ARTICLE 16     AUTHORITY................................................................... 25

ARTICLE 17     MISCELLANEOUS............................................................... 25

ARTICLE 18     ARBITRATION................................................................. 27

                                TABLE OF CONTENTS
                                   (continued)

                                                                                           Page
                                                                                           ----


ARTICLE 19     EXPEDITED ARBITRATION....................................................... 28



EXHIBITS LIST

A-1     LEGAL DESCRIPTION OF VALENCIA MARKETPLACE
A-2     LEGAL DESCRIPTION OF POWER/PROMOTIONAL CENTER
A-3     LEGAL DESCRIPTION OF COMMUNITY CENTER/TRIANGLE
B       SITE PLAN
C       PRO-FORMA
D-1     FORM OF SUBSIDY REDUCTION AMENDMENT (New Leases and Post-Closing
        Leases)
D-2     FORM OF SUBSIDY REDUCTION AMENDMENT (General)
E       STANDARD IMPROVEMENTS
F       INTENTIONALLY OMITTED

                  AMENDED AND RESTATED RENTAL SUBSIDY AGREEMENT



               THIS AMENDED AND RESTATED RENTAL SUBSIDY AGREEMENT ("Agreement") is dated as of this ____ day of _____________, 1998, and is entered into by and between THE NEWHALL LAND AND FARMING COMPANY (A California Limited Partnership), hereinafter referred to as "Newhall", and [VALENCIA MARKETPLACE I, LLC] [VALENCIA MARKETPLACE II, LLC], a California Limited Liability Company, hereinafter referred to as "Owner".


                                    RECITALS

               A. Newhall and Samuel S. Mevorach ("Mevorach") entered into that certain Purchase and Sale Agreement dated as of January 7, 1998 (together with all amendments thereto, collectively the "Purchase Agreement") with respect to that certain shopping center commonly referred to as Valencia Marketplace and located on parcels of real property in the County of Los Angeles, State of California and more particularly described on Exhibit A-1. Newhall is the Seller and Mevorach is the Purchaser under the Purchase Agreement. Mevorach's interest under the Purchase Agreement was assigned to Owner and Mevorach's duties under the Purchase Agreement were assumed by Owner.

               B. Capitalized terms utilized in this Agreement shall have the same meaning as they do in the Purchase Agreement, unless otherwise indicated in this Agreement.

               C. The parties desire to enter into this Agreement pursuant to
Section 3 of the Fourth Amendment to the Purchase and Sale Agreement dated as of March 12, 1998, and Paragraph 9(a) of the Purchase Agreement, with regard to certain leasable areas within the applicable Property that are not yet producing rental income at the time Owner becomes the owner of the applicable Property.

               NOW, THEREFORE, for good and valuable consideration, the sufficiency of which are hereby acknowledged by both parties, Owner and Newhall hereby agree as follows:


                                    ARTICLE 1
                              DESCRIPTION OF CENTER

               1.1 CENTER. The "Center" or "Valencia Marketplace" refers to that certain real property located in the unincorporated community of Valencia, County of Los Angeles, State of California, and legally described on Exhibit A-1 attached hereto. The Center consists of approximately 44.25 acres of land improved with a value-oriented, shopping center ("Power/Promotional Center") containing approximately 528,456 square feet of leasable space, which is more particularly described on Exhibit A-2 attached hereto, and approximately 31.63 acres of land improved with a community shopping center ("Community Center/Triangle")

                                       1.

containing approximately 193,508 square feet of leasable space, which is more particularly described on Exhibit A-3 attached hereto. The term Center includes both the land and the improvements (as shown on the Amended and Restated Site Plan, "Site Plan" on attached Exhibit B), and the Common Area (as defined hereunder) located in Valencia Marketplace, the Power/Promotional Center or the Community Center/Triangle, as the context requires.

               1.2 SPACES. Concurrently with the execution of this Agreement, all of the leasable area ("Spaces") within the Center shall be listed and particularly described in the Amended and Restated Project Pro-Forma ("Pro-Forma") attached hereto as Exhibit C. The Pro-Forma shall specify for each
Space: (i) whether it is subject to an "Existing Lease", "New Lease", or future "Post-Closing Lease"; (ii) whether it is "In-line Shop", "Pad", or "Major Tenant" Space; (iii) the maximum period of time ("Term") that the Subsidy (as defined below) may remain in effect for such Space; (iv) the remaining construction budget applicable to such Space if construction has not been completed as of the Closing Date; (v) the "Pro-Forma Rent" for Space that will be subject to future Post-Closing Leases and the "Contract Rent" and Pro-Forma Rent for Space subject to New Leases and Existing Leases; and (vi) the location of the Space on the Site Plan.

               1.3 COMMON AREA. The term "Common Area" means (i) the entire area within the Center, excluding the Spaces in the Center and (ii) other areas which service the Center for the common use or benefit of Owner, Newhall, tenants in the Center, and any customers, invitees, officers, agents, and employees of the Center.


                                    ARTICLE 2
                                     SUBSIDY

               2.1 MONTHLY SUBSIDY. Subject to reductions pursuant to the terms of this Agreement, Newhall shall pay Owner on a monthly basis, an amount equal to the aggregate sum of the following: (i) with respect to Space subject to an Existing Lease or New Lease that has not commenced paying rent as of the Closing Date, an amount equal to the monthly Pro-Forma Rent for such Space until the date the tenant is obligated to pay rent under any such Existing Lease or New Lease; (ii) with respect to Space subject to a New Lease or Post-Closing Lease for which rent has commenced at a rental rate less than the monthly Pro-Forma Rent for such Space, an amount equal to the difference between the Pro-Forma Rent for such Space and the rent that the tenant is obligated to pay for such Space under any such New Lease or Post-Closing Lease until such time as Newhall's obligation for such Space has terminated or been reduced to zero under this Agreement (which may occur by Newhall's election to apply rent in excess of Pro-Forma Rent from one Space to reduce its obligation to zero for other Space under this Agreement); (iii) with respect to Spaces that are being marketed for Post-Closing Leases, an amount equal to the monthly Pro-Forma Rent for any such Spaces as set forth in the Pro-Forma until the earlier of the date the tenant is obligated to pay rent for any such Space or the date Newhall's obligation for such Space has been terminated or been reduced to zero under this Agreement;
(iv) the difference between the actual monthly rent payable under the Vons' Existing Lease with Newhall and the Pro-Forma Rent for the Vons' Space until the earlier of October 31, 2000 or the date the actual rent payable under the Vons' Existing Lease plus any credits for

                                       2.

excess rent payments that Newhall has elected to apply to the Vons' Space in accordance with this Agreement is increased to the same or greater rental as specified for the Vons' Space in the Pro-Forma; and (v) Newhall's Pro-Rata Share of Common Area Expenses as determined in accordance with Article 6 of this Agreement subject to reduction under the terms of this Agreement (collectively, the "Subsidy"). Newhall shall pay the Subsidy to Owner in advance on or before the first Business Day of each month until expiration, termination or reduction of the Subsidy to zero pursuant to the provisions of this Agreement. The Subsidy payment for any partial month shall be prorated on the basis of actual days elapsed.

               2.2 SUBSIDY REDUCTION. Newhall shall have the right to find tenants and cause Owner to enter into leases ("Post-Closing Leases") with such tenants for any Space designated as Post-Closing Lease Space in the Pro-Forma in accordance with the procedures outlined in Article 3 of this Agreement. If Owner enters into any Post-Closing Lease that has not been negotiated and approved by Newhall, Newhall's obligation to make Subsidy payments with respect to the Space subject to any such Post-Closing Lease shall terminate. Additionally, after the Closing Date, payments of rent and increases in payments of rent and percentage rent under New Leases and Post-Closing Leases and payments of percentage rent under Existing Leases may result in reductions from time to time of Subsidy payments. Newhall's obligation to pay the Subsidy monthly shall be reduced by the following amounts; provided, however, if a reduction is taken in one of the following categories, the amount of such reduction shall not be double counted or taken again if any of the following categories overlap.

                      (i) Until October 31, 2000, the amount of increases in rent, including percentage rent and rent increases in minimum rent, under New Leases (other than New Leases for which Newhall has elected to provide Valencia Marketplace II, LLC with a credit against the Community Center/Triangle Purchase Price pursuant to Clause 9(a)(i)(A) of the Purchase Agreement and for New Leases for which Newhall paid a Mandatory Termination Payment) in excess of rent payments under any such New Leases that Newhall previously received credit for under this Agreement plus percentage rent, if any, under any Existing Lease in excess of the Pro-Forma aggregate, annualized rent for such Space, shall be credited against, thereby reducing, Newhall's Subsidy payment obligation.


                      (ii) The amount of rent payable (based upon the aggregate annualized rent payable at the time rent commences on a monthly basis) under any Lease for Space that is subject to this Agreement that commences payment after the Closing Date, shall be credited against, thereby reducing, Newhall's Subsidy payment obligation once the monthly payment of rent commences under any such Lease.

                      (iii) Until October 31, 2000, the amount of any percentage rent actually paid under an Existing Lease in excess of the Pro-Forma Rent for such Space, and percentage rent actually paid in excess of Pro-Forma Rent for such Space under any New Lease for which Newhall previously elected to provide Valencia Marketplace II, LLC with a credit against the Community Center/Triangle Purchase Price pursuant to Clause 9(a)(i)(A) of the Purchase Agreement and until October 31, 2000, percentage rent actually paid in excess of Pro-Forma Rent for any Cap-out Space for which Newhall made a

                                       3.

        Mandatory Termination Payment shall be credited against, thereby reducing, Newhall's Subsidy payment obligation.

                      (iv) Until October 31, 2000, the amount of any increases in annualized rent payable under a New Lease (other than under a New Lease for which Newhall previously elected to provide Valencia Marketplace II, LLC with a credit against the Community Center/Triangle Purchase Price pursuant to Clause 9(a)(i)(A) of the Purchase Agreement) or Post-Closing Lease (other than with respect to any Cap-out Space for which Newhall has made a Mandatory Termination Payment), in excess of the monthly rental rate for any such Post Closing Lease or New Lease that Newhall previously received credit for under this Agreement shall be credited against, thereby reducing, Newhall's Subsidy payment obligation once such increase takes effect (including percentage rent that is actually paid under any such New Lease and Post-Closing Lease).

                      (v) Newhall's Subsidy obligation shall be reduced by the amount of the Pro-Forma Rent applicable to any Space if a tenant terminates or refuses to execute a Post-Closing Lease as a result of Owner failure to execute a Post-Closing Lease for such Space in accordance with Sections 3.3 and 3.4 of this Agreement, or if Owner enters into a Post-Closing Lease that has not been negotiated and approved by Newhall.

                      (vi) Newhall's Subsidy obligation shall be reduced by the amount of delayed rent if a tenant delays paying rent under a Post-Closing Lease as a result of Owner's delay in executing a Post-Closing Lease or Owner's failure to cause or delay in causing its lender to execute a "Nondisturbance Agreement" for the benefit of any tenant under a Post-Closing Lease.

                      (vii) The amount of Pro-Forma Rent applicable to Space for which a tenant terminates a Post-Closing Lease as a result of Owner's failure to cause its lender to execute a Nondisturbance Agreement.

                      (viii) The amount of Pro-Forma Rent applicable to Space for which a taking (as defined in Article 11 of this Agreement) has occurred.

                      (ix) The amount of business interruption or rental loss insurance that Owner receives with respect to Space that is damaged or destroyed and that is subject to this Agreement.

                      (x) The amount of the difference between the Pro-Forma Rent and rent payable under a New Lease or Post-Closing Lease that Newhall has previously received a credit for under this Agreement applicable to Space for which Newhall makes a Mandatory Termination Payment pursuant to Section 2.4 of this Agreement on June 30, 1999, shall be credited against, thereby reducing, Newhall's Subsidy payment obligation.

               2.3 SUBSIDY REDUCTION AMENDMENT. Upon the request of Newhall from time to time in connection with the execution of any Post-Closing Lease or in connection with the occurrence of any other extraordinary event such as the payment of the Mandatory Termination

                                       4.

Payment, or otherwise not more than once per month following an event which reduces Newhall's Subsidy obligations under this Agreement as to one or more Spaces, the parties shall execute an amendment to this Agreement ("Subsidy Reduction Amendment") in the form attached hereto as Exhibit D. The Subsidy Reduction Amendments shall be prepared by Newhall and executed or objected to in writing by Owner within five (5) business days after receipt. Owner shall not unreasonably withhold, condition or delay its approval of any Subsidy Reduction Amendment. If Owner fails to object to any such Subsidy Reduction Amendment within the five (5) business day period, then Owner shall be deemed to have approved the Subsidy Reduction Amendment and Newhall shall be automatically released from all liability under this Agreement with respect to the Subsidy reduction referred to in the Subsidy Reduction Amendment that Owner failed to execute during any such five (5) business day period without the need for a mutually executed amendment from the date Owner was required to execute such Subsidy Reduction Amendment. If Owner objects to any such Subsidy Reduction Amendment within any such five (5) business day period, Owner shall specify in writing its reasons for objection and what changes Newhall should make in order to obtain Owner's execution of the Subsidy Reduction Amendment. If Newhall believes that Owner's objection to any Subsidy Reduction Amendment is unreasonable, Newhall shall have the right to request Expedited Arbitration pursuant to Article 19 of this Agreement to determine whether Owner's objections are reasonable and to determine the appropriate amount of the Subsidy reduction. If the arbitration determines that Owner's objections were unreasonable, Newhall shall be automatically and retroactively released from all liability under this Agreement with respect to the Subsidy reduction referred to in the Subsidy Reduction Amendment from the date Owner should have executed the Subsidy Reduction Agreement. The arbitrators determination of the appropriate amount of the Subsidy reduction pursuant to Article 19 of this Agreement shall be binding on Newhall and Owner.

               2.4 MANDATORY TERMINATION PAYMENT. (a) Except as provided otherwise in this Agreement, on June 30, 1999, Newhall must pay to Owner a one-time mandatory termination payment (the "Mandatory Termination Payment") for New Leases and Post-Closing Leases that have been fully executed after January 7, 1998 and prior to June 30, 1999, and that provide for aggregate annualized rent payable (based upon the average rent for the first half of the Lease term of any such New Leases and Post-Closing Leases) that is below the aggregate annualized Pro-Forma Rent for all such Space that is subject to any such New Leases and Post Closing (the "Cap-out Spaces"). The Mandatory Termination Payment shall be in an amount equal to the quotient obtained by dividing the sum of the following by two (2):

                      (i) the difference between the Pro-Forma Rent for the Cap-out Spaces and the aggregate annualized rent provided for under New Leases and Post-Closing Leases for the Cap-out Spaces (based upon the average rent for the first half of the Lease term of any such New Leases and Post-Closing Leases), shall be divided by 8.28%; and

                      (ii) the aggregate of the Subsidy payments (excluding Newhall's Pro Rata Share of Common Area Expenses) that Newhall would have been obligated to make under this Agreement for the Cap-out Spaces after June 30, 1999 if Newhall were not obligated to pay Owner the Mandatory Termination Payment. In no event shall the Mandatory Termination Payment include any amount for and in no event shall Newhall

                                       5.

        be obligated to make any termination payment for (x) Space that remains unleased as of June 30, 1999; (y) Space that is subject to a Lease that obligates the Tenant to pay rent at or above the Pro-Forma rent regardless of whether the Tenant has actually commenced paying rent as of June 30, 1999 and (z) Space for which Newhall's Subsidy obligation has been reduced to zero pursuant to this Agreement.

               Additionally, Newhall shall have no obligation to pay any termination payment for any Post-Closing Leases that are executed after June 30, 1999, and that provide for aggregate annualized rent less than Pro-Forma Rent. Notwithstanding anything to the contrary contained herein, Newhall shall also have no obligation to pay any termination payment and will be prohibited from making a Mandatory Termination Payment with respect to any new Leases or Post-Closing Leases in either the Community Center/Triangle or Power/Promotional Center if Owner's Lender elects to sell or securitize the loan secured by the Community Center/Triangle or Power/Promotional Center, as applicable, prior to June 30, 1999.

                      (b) Unwind Fee. Newhall shall pay to Owner, Owner's Lender's unwind fee ("Unwind Fee"), as calculated in accordance with Schedule
2.4 attached hereto, that is directly attributable to Owner's actual payment to Owner's Lender of the least amount of the Seller's Mandatory Termination Payment that Owner's Lender actually requires. In no event will Newhall be obligated to pay any Unwind Fee attributable to: (i) Owner's Lender increases the portion of the Mandatory Termination Payment to be paid to Owner's Lender as a result of Owner's default under the loan documents; or (ii) Owner's Lender draws on any Letter of Credit provided by Owner or Owner makes any prepayment of any loan secured by all or any portion of the Property, including any prepayment required by Prudential Mortgage Capital Company, LLC to reduce the loan-to-value ratio to less than or equal to 75% or to adjust the debt service coverage ratio of the loan secured by Power/Promotional Center to be 1.22 to 1 and/or to adjust the debt service coverage ratio of the loan secured by the Community Center/Triangle to be 1.25 to 1.


                                    ARTICLE 3
                               POST-CLOSING LEASES

               3.1 MARKETING OF POST-CLOSING LEASES. Newhall shall diligently market the Spaces that are not subject to Existing Leases or New Leases for lease at rental rates on an aggregate, annualized basis based upon monthly rental payments consistent with the aggregate, annual rent for the Space subject to this Agreement set forth in the Pro-Forma. Owner hereby approves the new tenant prospects for Post-Closing Leases set forth on Exhibit G attached hereto and incorporated by reference herein. Owner shall not unreasonably withhold, condition or delay its approval of any Post-Closing Lease or new tenant prospects for Post-Closing Leases. Newhall shall have the right to maintain its existing leasing and marketing signs on the Property and shall have the right to install and maintain leasing available marketing signs in vacant Space on the Property directing leasing inquiries to Newhall and Newhall's leasing agent until such time as Newhall is released from all liability under this Agreement. Owner shall refer and shall cause Owner's property manager to refer all tenant prospects for Post-Closing Leases to Newhall and Newhall's leasing agent. Upon Newhall's request, Owner shall also provide Newhall with a

                                       6.

monthly status report of all retail leasing inquiries received by Owner and its property manager for Valencia Marketplace. Unless otherwise agreed by the parties, all such Post-Closing Leases shall be procured at Newhall's sole cost and expense, including, but not limited to, payment of any brokerage commissions and tenant improvement allowances payable for or under such Post-Closing Leases. Upon Newhall's request, Owner shall request that tenants under Existing Leases, New Leases and any previously executed Post-Closing Leases consent to proposed uses or modifications to the Site Plan to the extent required by Existing Leases, New Leases and Post-Closing Leases. Owner shall cooperate in good faith and exercise due diligence and perform such actions as Newhall may reasonably request to assist Newhall in marketing and negotiating Post-Closing Leases.

               3.2 NEGOTIATION AND APPROVAL OF POST-CLOSING LEASES. Newhall shall have the right to negotiate Post-Closing Leases on terms and conditions consistent with this Agreement and the terms and conditions of Existing Leases, New Leases and Post-Closing Leases that Owner has previously approved and at rental rates consistent with the fair market rent, the Project Pro-Forma or leasing guidelines for any such Space that Owner or its property manager may approve from time to time in marketing meetings with Newhall and its leasing agent. The term of any Post-Closing Lease for In-Line Shop Space or Pad Space shall not be less than five (5) years. The term of any Post-Closing Lease for any Major Tenant Space shall not be less than ten (10) years. Upon Newhall's written request, Owner shall approve or disapprove additional tenant prospects, revisions to leasing guidelines and proposed term sheets or letters of intent for Post-Closing Leases within five (5) business days after receipt of Newhall's request. Owner shall be deemed to have approved any such additional tenant prospects, revisions to leasing guidelines and proposed term sheets or letters of intent for Post-Closing Leases if Owner fails to reasonably object during any such five (5) business day period. If Owner objects to any such additional tenant prospect, leasing guidelines or proposed term sheet or letter of intent during any such five (5) business day period, Owner shall specify in writing and deliver written notice to Newhall of its reasons for disapproval and specify what actions Newhall needs to take to obtain Owner's approval of the additional tenant prospects, revisions to the leasing guidelines and proposed term sheet or letter of intent. If Owner requests financial statements for any tenant prospect, Owner's approval of the financial statement shall be based upon the tenant's ability to perform its obligations with respect to the proposed Post-Closing Lease. In no event shall Owner have the right to require that any franchisor guarantee the obligations of a franchisee under a Lease. If Newhall believes that Owner's objections to any such tenant prospects, revisions to leasing guidelines or proposed term sheets or letters of intent are unreasonable, Newhall shall have the right to request Expedited Arbitration pursuant to Article 19 to determine whether Owner's objections are unreasonable.

               Newhall shall have the right to cause Owner to enter into up to three (3) Post-Closing Leases for each Pad Space and In-Line Space U-2 (as shown on the Site Plan) if Newhall elects to redemise any such Pad Space or In-Line Space provided no such Post-Closing Lease for such Pad Space or In-Line Space shall be for less than 800 leasable square feet of separately demised Premises. Newhall shall also have the right to cause Owner to enter into up to six (6) Post-Closing Leases for Space located within building areas G and H (as shown on the site Plan) if Newhall elects to redemise all or any portion of such Space provided no such Post-Closing Lease for Space located within building areas G and H shall be for less than 1,000 leasable

                                       7.

square feet of separately demised premises. Newhall shall also have the right to cause Owner to enter into up to two Post-Closing Leases for Major Tenant Space identified as building area O on the Site Plan if Newhall elects to redemise such building area provided no such Post-Closing Lease for Space within building area O is for less than 15,000 leasable square feet of separately demised premises.

               Upon Newhall's negotiation of a Post-Closing Lease, Newhall shall request, in writing, Owner's approval and execution of the Post-Closing Lease. Owner shall not unreasonably withhold, delay or condition its approval or execution of a Post-Closing Lease. Owner shall be deemed to have approved each Post-Closing Lease unless Owner disapproves of it by delivering written notice to Newhall of such disapproval within five (5) business days after receipt of Newhall's request for approval. If Owner elects to disapprove the terms of any Post-Closing Lease, Owner shall specify the reasons for its disapproval in writing within any such five (5) business day period, together with a written explanation of what steps need to be taken to obtain Owner's approval of any such Post-Closing Lease. Unless Owner reasonably disapproves of a Post-Closing Lease during any such five (5) business day period, Owner shall execute and deliver the Post-Closing Lease to the tenant within such five (5) business day period. Notwithstanding the foregoing, the aforementioned five (5) business day periods shall be increased to ten (10) business days for Post-Closing Leases of Major Tenant Spaces, such as building area O.

               3.3 NON-DISTURBANCE AGREEMENTS. Upon execution of any such Post-Closing Lease with a tenant that is a national or regional chain store or that is leasing at least 5,000 square feet of rentable area or that is ground leasing a Pad, Owner shall cause its lender ("Lender") to execute a non-disturbance agreement reasonably acceptable to Owner's Lender and any such tenant under any such Post-Closing Lease and the leasehold lender of any such tenant (if any), within twenty (20) business days after receipt of any such tenant's request under any such Post-Closing Lease for execution of a non-disturbance agreement.

               Notwithstanding the foregoing, if any other tenant refuses to execute a Post-Closing Lease unless Owner's Lender executes a nondisturbance agreement, Owner shall request and exercise due diligence to cause its Lender to execute a non-disturbance agreement reasonably acceptable to any such tenant and Owner's Lender within forty-five (45) days after Newhall advises Owner in writing that any such tenant is insisting on a non-disturbance agreement as a condition to execution or as a condition precedent to the effectiveness of a Post-Closing Lease.

               If Owner believes that the tenant's requested modification of the Lender's non-disturbance agreement is unreasonable, Owner shall have the right to request Expedited Arbitration pursuant to Article 19 of this Agreement to determine whether tenant's requested modification of the non-disturbance agreement is unreasonable. If the arbitrator determines that the tenant's requested modification of the non-disturbance agreement is unreasonable, Lender's refusal or delay in executing the modified non-disturbance agreement shall not result in a reduction of Newhall's Subsidy obligations under this Agreement.

               3.4 FAILURE TO EXECUTE. If any tenant under a Post-Closing Lease terminates or refuses to execute the Post-Closing Lease because of Owner's or Owner's Lender's failure,

                                       8.

refusal or delay in executing a Post-Closing Lease or a non-disturbance agreement required by this Agreement, then Newhall shall be released from all liability under this Agreement with respect to the Space under any such Post-Closing Lease from the deadline Owner or its Lender was required to execute any such Post-Closing Lease or non-disturbance agreement.

               3.5 DELAY IN EXECUTION. Newhall's Subsidy obligation under this Agreement shall also be reduced by the amount of lost or delayed rental income occurring under any Post-Closing Lease as a result of a delayed rent commencement date related to Owner's delay in executing a Post-Closing Lease or any such Lender's delay in executing any such nondisturbance agreement beyond the period permitted by this Agreement.

               3.6 NONLIABILITY OF NEWHALL. In no event shall Newhall be responsible for the performance of any tenants under Existing Leases, New Leases or Post-Closing Leases. Owner's recourse for breach of any Existing Lease, New Lease or Post-Closing Lease shall be governed by the terms of the Existing Lease, New Lease or Post-Closing Lease. In no event shall Owner be able to withhold its consent of any tenant prospect because its financial condition or credit rating is less than Newhall's net worth or credit rating.


                                    ARTICLE 4
                                      TERM

               4.1 TERM OF SUBSIDY.

                      A. The period of time (as it pertains to each Space under this Agreement may be referred to as "Term") for which Newhall shall be obligated to make Subsidy payments with respect to the applicable Space subject to this Agreement for the Property shall commence upon the Closing Date and shall expire, unless sooner terminated in accordance with this Agreement, upon the earlier to occur of (i) the fifth anniversary of the Closing Date for the In-line Shops Space indicated in the Pro-Forma and the tenth (10th) anniversary of the Closing Date for the Pad Space and in-line Major Tenant Space as indicated in the Pro-Forma or (ii) the date a tenant commences making monthly rental payments under a New Lease, Existing Lease or Post-Closing that is greater than or equal to the Project Pro-Forma rent for such Space or the date when Newhall's Subsidy obligation with respect to such Space is reduced to zero. Newhall and Owner agree that Building Area G is deemed to be Pad Space.

                      B. The Term of the Subsidy applicable to the Vons' Space shall commence upon the Closing Date and shall expire upon the earliest to occur of: (i) October 31, 2000; (ii) the date the actual rental payable under the Vons' Existing Lease is increased to the same rental for such Space specified in the Pro-Forma; or (iii) the date when the rent payable under the Vons' Existing Lease plus credits for excess rent payments that Newhall has elected to credit to the Vons' Space pursuant to this Agreement is increased to the same or greater rental as specified for the Vons' Space in the Pro-Forma.


                                       9.

               4.2 TERMINATION OF AGREEMENT. Newhall shall be automatically released from all liability and obligation under this Agreement upon the earlier to occur of the dates set forth in either Section 4.2.A or Section 4.2.B below:

                      A. Achievement of Pro-Forma Rent. The date when "aggregate annualized rent" (as defined below) is greater than or equal to the annualized aggregate Pro-Forma Rent designated in the attached Pro-Forma applicable to the Spaces that are still subject to this Agreement (excluding Cap-out Spaces for which Newhall has made a Mandatory Termination Payment) as evidenced by payments of monthly rent (and percentage rent to the extent permitted under this Agreement) by tenants under Leases. As used in the preceding sentence "aggregate annualized rent" shall equal:

                             (i) any percentage rent that is actually paid, above Pro-Forma for any Space under Existing Leases, to the extent permitted pursuant to Section 2.2 of this Agreement;

                             (ii) the annualized monthly rent payable, including rent increases and percentage rent when payable to the extent permitted pursuant to Section 2.2 of this Agreement, under any Post-Closing Leases and New Leases, (other than New Leases for which Newhall has made an election to provide Valencia Marketplace II, LLC with a credit at the Community Center/Triangle Closing pursuant to clause 9(a)(i)(A) of the Purchase Agreement);

                             (iii) increases in rent payable under the Vons' Existing Lease; plus

                             (iv) any percentage rent that is actually paid under any New Leases, to the extent permitted pursuant to Section 2.2 of this Agreement, for which Newhall elected to provide Valencia Marketplace II, LLC with a credit against the Community Center/Triangle Purchase Price pursuant to Clause 9(a)(i)(A) of the Purchase Agreement.

                      B. Optional Termination Payment. The date when Newhall pays the Optional Termination Payment (as defined below) after Newhall has substantially completed construction of the building shell Space subject to this Agreement and after all Major Tenant Space and 90% of the remaining Space subject to this Agreement has been leased pursuant to New Leases and Post-Closing Leases that have been approved by Owner, and Newhall has elected to pay Owner the Optional Termination Payment by delivering written notice ("Optional Termination Notice") to Owner. Newhall shall pay Owner within thirty
(30) days after Newhall delivers the Optional Termination Notice to Owner an amount (the "Optional Termination Payment") equal to the sum of: (i) the quotient obtained by dividing the difference between the aggregate annualized rent payable under Post-Closing Leases and any New Leases for which Newhall did not make a Mandatory Termination Payment or did not elect to provide Valencia Marketplace II, LLC with a credit against the Community Center/Triangle Purchase Price under clause 9(a)(i)(A) of the Purchase Agreement and aggregate annualized Pro-Forma rent for such Space, by 8.28%, plus (ii) the cost of building Standard Improvements (as attached hereto as

                                       10.

Exhibit E) that have not been constructed for any unleased Space, plus (iii) a leasing commission of 5% of the Project Pro-Forma rent based upon a five (5) year hypothetical lease term for the unleased Space up to a maximum amount of Four Dollars ($4.00) per square foot of unleased Space, plus (iv) any prepayment penalty or defeasance fee or other similar fee that is charged by Owner's Lender and is directly attributable to Newhall's payment of the Optional Termination Payment.


                                           ARTICLE 5
                                 LICENSE TO ACCESS THE CENTER

               5.1 LICENSE. Commencing upon the Closing Date and continuing until Newhall is released from all liability under this Agreement, Owner hereby grants Newhall a non-exclusive license to all Common Areas for ingress and egress and parking and construction of improvements for Spaces subject to this Agreement for the purposes of conducting Newhall's marketing and leasing obligations under this Agreement and performing Newhall's construction obligations with respect to Space subject to this Agreement. Newhall's rights under the License shall include, but not be limited to, the following:

                      A. the right to install, maintain, alter and remove Newhall's marketing signs in the locations permitted under Section 3.1 of this Agreement for the purpose of advertising Newhall's marketing and leasing effort in accordance with this Agreement;

                      B. the right to tour the Center or Spaces subject to this Agreement with anyone Newhall deems appropriate to further Newhall's marketing efforts, including but not limited to, prospective tenants, real estate brokers, consultants, vendors, government or administrative officials, employees, contractors, subcontractors, suppliers and agents of Newhall or tenants of the Center;

                      C. the right to use Common Area parking in accordance with the CC&R's;

                      D. the right to construct any improvements required of the landlord under any Existing Leases, New Leases and Post-Closing Leases or this Agreement, in compliance with this Agreement, including but not limited to:

                             (i) using portions of the Common Area for temporary construction trailers and staging areas provided such construction areas shall not unreasonably interfere with any tenant's access to Space under any Lease, and provided further that Newhall shall take reasonable steps to minimize its use of the Common Areas and, if necessary, shall restore utilized Common Areas to the condition existing prior to Newhall's use of the Common Areas;

                             (ii) constructing Standard Improvements, as attached hereto as Exhibit E;


                                       11.

                             (iii) constructing tenant improvements that Newhall may be responsible for under any lease of a Space;

                             (iv) constructing and completing building shell improvements and landscaping for Space subject to this Agreement that has not been completed as of the applicable Closing Date;

                             (v) connecting utilities with common utility lines in the Center and streets adjacent to the Center for the benefit of Space subject to this Agreement;

                             (vi) redemising each Pad Space and the In-line Space identified as U-2 on the Pro-Forma and Site Plan into up to three
        (3) separately demised Spaces as long as each separately demised Space is greater than or equal to 800 leasable square feet; redemising In-line Spaces indicated as Spaces G and H on the Pro-Forma and Site Plan into up to six (6) separately demised Spaces in the aggregate, as long as each separately demised Space within Spaces G and H is not less than 1,000 leasable square feet; and redemising Major Tenant Space O, as indicated on the Pro-Forma and Site Plan, into up to two (2) separately demised Spaces as long as each separately demised Space is greater than or equal to 15,000 leasable square feet; and

                             (vii) constructing any other improvements in Spaces subject to this Agreement that are permitted by this Agreement and that may further Newhall's marketing and leasing effort.

               5.2 COMPLIANCE WITH LAWS; NUISANCE. Newhall shall not violate (i) federal, state and municipal laws, including without limitation all zoning and land use laws and ordinances, conditional use permit rules and orders, now in force or which may hereafter apply to the Center. Newhall shall not commit, or suffer to be committed, any waste upon the Center, or any public or private nuisance, or any other act or thing which may disturb the quiet enjoyment of any tenants or occupants in the Center or of neighbors of the Center.

               5.3 CONSTRUCTION COMPLETION. Except as provided otherwise in this Agreement or Paragraph 10(b) of the Purchase Agreement, Newhall will be responsible for substantially completing construction of the gross leasable area (collectively, as it may be modified in accordance with this Agreement, the "New Space") on the Real Property within the building set-back areas (within twenty-five feet of the building lines) as depicted on the Site Plan and Pro-Forma and the landscaping for such New Space in the Common Areas adjacent to such New Space until the earlier of (i) substantial completion of construction as evidenced by temporary certificate(s) of occupancy or their equivalent or Tenants' acceptance of possession of premises under New Leases and Post-Closing Leases or evidenced by certificates of substantial completion issued by the contractor and project architect for Space that is completed but not subject to a New Lease or Post-Closing Lease; or (ii) the date when the aggregate annualized rent actually being paid under New Leases and Post-Closing Leases based upon the monthly rental payments then being paid is greater than or equal to the annualized rent payable under the Pro-Forma for such Space less any credits that Newhall is entitled to receive for such New Leases under subparagraph 9(a)(i) of the Purchase Agreement and credits that Newhall is entitled to

                                       12.

receive for the Mandatory Termination Payment applicable to Cap-out Space, subject to any written modifications agreed upon by both Owner and Newhall. Newhall shall construct the New Space lien-free and substantially in accordance with plans and specifications that are consistent with the Valencia Marketplace Design Guidelines and that have been approved by the Valencia Marketplace Architectural Review Committee and the County of Los Angeles. The New Space shall be of the same quality of construction and shall be architecturally compatible with the Improvements currently existing on the Property. Owner shall execute such documents and instruments such as plans and specifications, applications for building grading and foundation permits, notices of completion and cessation and notices of non-responsibility and perform such actions as Seller may reasonably request in connection with the construction of New Space. Within five (5) business days of the written request of Newhall, Owner shall execute plans and specifications, grading and building permit applications, other requests for governmental approval and other documents reasonably necessary for purposes of constructing New Space in accordance with this Agreement. If Owner fails to execute any such plans, applications, requests or documents within such five (5) business day period and such failure or delay extends the rent commencement date under any Lease or results in the termination of any Lease, Newhall's Subsidy obligation shall be reduced by the amount of any such delayed or lost rent.

               Newhall shall cause its general contractor to name Owner as an additional insured on the contractor's general commercial liability policy and builder's "all-risk" course of construction insurance policy from an insurer meeting Owner's Lender's reasonable standards. Newhall will assign to Owner, without recourse, all Plans and contractors and manufacturers' warranties for the New Space. Newhall reserves the right to change the configuration of the Site Plan for the Power/Promotional Center and Community Center/Triangle to the extent permitted by applicable law and the terms of Existing Leases and any New Leases and Post-Closing Leases, subject to the consent of the Owner which shall not be unreasonably withheld, conditioned or delayed. Owner shall approve or specify its reasons for disapproval for any requested change to the Site Plan within ten (10) business days after receipt of Newhall's request. If Owner fails to object to any requested change during any such ten (10) business day period, Owner shall be deemed to have approve the requested change to the Site Plan. Owner agrees that Newhall shall have the right to redemise the Pad Space, In-Line Shop Space, Space U-2, building areas G and H and Major Tenant Space O in accordance with clause 5.1(D)(vi) of this Agreement. Owner also agrees that Newhall shall have the right to reduce the aggregate leasable area of the New Space to be built as long as the aggregate annualized rent payable under the New Leases and Post-Closing Leases based upon monthly rental payments is greater than or equal to the aggregate, annualized rent payable under Pro-Forma for such Space.

               Newhall will complete construction of the New Space in accordance with the obligations of the landlord under any New Leases and Post-Closing Leases, including funding any tenant improvement allowances, if any, required by the New Leases and Post-Closing Leases, but in any event will substantially complete the basic building shells (and the landlord's standard work under Newhall's standard work letter agreement, the form of which is attached hereto as Exhibit "E", for any portion of the New Space that is completed and not subject to a Post-Closing Lease or New Lease) for New Space subject to a this Agreement prior to two (2) years after the applicable Closing Date for the In-line, Shop Space and three (3) years after the applicable Closing Date for the Pad Spaces and in-line Major Tenant Space. Newhall shall assign, without

                                       13.

recourse, to Owner all Plans and construction and manufacturers' warranties, if any, related to such construction of the New Space and shall cooperate with Owner in enforcing any such construction and manufacturers' warranties.

               5.4 CONSTRUCTION COSTS. To secure Newhall's obligation to construct the New Space in accordance with this Agreement, upon the applicable Closing, the parties shall cause Escrow to wire transfer the amount of the estimated cost of substantially completing the construction of the New Space (including the Landlord's Standard Work set forth in Exhibit E) that has not been completed by Newhall as of the applicable Closing Date ("Construction Budget"), into an interest bearing account for the benefit and account of Newhall with Wells Fargo Bank, N.A. or other California bank requested by Lender and reasonably acceptable to Newhall. As of February 17, 1998, the amount of such Construction Budget shall initially equal the total of the amounts as set forth in the Pro-Forma as the Construction Budget for New Spaces (including the Landlord's Standard Work set forth in Exhibit E). Newhall and Owner acknowledge that they have agreed upon the Construction Budget amounts as set forth in the Pro-Forma for each New Space (including the Landlord's Standard Work set forth in Exhibit E). The amount of the Construction Budget shall be reduced by the amount Newhall incurs for construction of New Space from January 31, 1998 until the applicable Closing Date but not in excess of the per square foot budget and percentage completed for each such Space as of the applicable Closing Date. The Construction Budget shall be subject to a security interest in favor of Owner's Lender. Newhall and Owner's Lender shall negotiate the terms of the security agreement. Newhall's approval of the terms of the security agreement shall not be unreasonably withheld or delayed. The security agreement shall permit and Newhall shall be entitled to, withdraw monthly disbursements from the Construction Budget account as construction of New Spaces progress in accordance with this Agreement even if Owner is in default under its loan or loans with Owner's Lender.

               From time to time as construction of New Spaces progress, Newhall shall have the right to submit a disbursement request ("Disbursement Notice") to Owner, Owner's Lender and Escrow Holder specifying the amount of the Construction Budget to be disbursed for each New Space under construction based upon the percentage of the New Space that has been completed as of the date of the Disbursement Notice. Each Disbursement Notice shall be executed by Newhall, Owner and the contractor and architect for each New Space under construction and shall set forth the requested disbursement amount for each New Space, the original Construction Budget for the New Space, the percentage of construction that has been completed for such New Space, the amount that has been disbursed prior to such Disbursement Notice for each New Space and the remaining undisbursed balance of the Construction Budget for each New Space. Each Disbursement Notice shall also be accompanied by mechanics' lien releases and waivers meeting the requirements of California law from the contractor and all major subcontractors providing labor and material which may be conditional for the current month and shall be unconditional for prior months.

               Upon the earlier of (i) substantial completion of construction of a New Space, as evidenced by temporary certificate(s) of occupancy or their equivalent or Tenants' acceptance of possession of a New Space under a New Lease or Post-Closing Lease or as evidenced by certificates of substantial completion issued by the contractor and project architect for New Space

                                             14.

that is completed but not subject to a New Lease or a Post-Closing Lease; or
(ii) the date when the aggregate annualized rent actually being paid under a New Leases and a Post-Closing Lease based upon the monthly rental payments then being paid is greater than or equal to the annualized rent payable under the Pro-Forma for such Space less any credits that Newhall is entitled to receive for such New Leases under subparagraph 9(a)(i) of the Purchase Agreement and for the Mandatory Termination Payment with respect to any Cap-out Space, Newhall shall have the right to provide a Disbursement Notice to Owner, Owner's Lender and Escrow for the remaining balance of the Construction Budget applicable to such New Space or all New Spaces, as appropriate, provided no mechanics' liens have been recorded or threatened to be recorded against any such New Space, and provided Newhall removes all construction material and any dangerous construction condition from the Center, unless Owner agrees otherwise.

               Owner and Owner's Lender shall have twenty-one (21) days from the date of the Disbursement Notice to disapprove of the Disbursement Notice. If Owner and Owner's Lender fail to disapprove the Disbursement Notice in writing within twenty-one (21) days from the date of the Disbursement Notice, the Disbursement Notice shall be automatically deemed approved by Owner and Owner's Lender, and Escrow Holder shall immediately (but no more often than monthly) disburse to Newhall from the Construction Budget account the portion of the Construction Budget for the New Space as set forth in the Disbursement Notice.

               If Owner or Owner's Lender disapproves any Disbursement Request in writing within twenty-one (21) days from the date of the Disbursement Notice, for such disapproval to be valid, Owner or Owner's Lender shall specify (i) what portion of the Disbursement Notice, in dollar amount and for which New Space, is disapproved; (ii) the reasonable grounds for disapproval; and (ii) the precise steps that need to be taken to obtain approval. Escrow Holder shall immediately disburse to Newhall the portion of the Construction Budget set forth in the Disbursement Notice that has not been disapproved by Owner or Owner's Lender.

               If the parties cannot resolve the Owner or Owner's Lender's disapproval of a Disbursement Notice within ten (10) days after such written disapproval, then either party shall have the right to request Expedited Arbitration pursuant to Article 19 of this Agreement to determine whether the disapproval is reasonable and to determine the appropriate remedy. If the arbitration determines that the disapproval was unreasonable, then in addition to the disbursement of Construction Budget for the Space in dispute set forth in this Disbursement Notice, Owner shall pay Newhall interest on the disputed amount at Wells Fargo Bank's prime rate and Newhall's Subsidy obligation shall be reduced by the amount of any rental delay or loss as a result of any delay in rent commencement or termination of any Lease as a result of Owner or Owner's Lender's unreasonable disapproval of any portion of a Disbursement Notice.


                                    ARTICLE 6
                              COMMON AREA EXPENSES

               6.1 OWNER'S MAINTENANCE AND REPAIR OBLIGATIONS. Owner shall operate, manage, maintain, and repair the Center (including the Common Area and New Space after completion of construction by Newhall in accordance with this Agreement) in a first-class

                                       15.

condition (as defined in the Supplemental Declaration of Covenants, Conditions and Restrictions ("CC&R's") recorded against the Property) and in accordance with the landlord's obligations under the Leases. Owner shall maintain and replace landscaping in accordance with the approved landscaping plan for Valencia Marketplace and shall maintain all signage for the Property in accordance with the Valencia Marketplace Signage Guidelines and Valencia Marketplace Design Guidelines. Owner shall not change the name of the Property from "Valencia Marketplace".

               6.2 COMMON AREA OPERATING EXPENSES. Common Area Expenses shall mean the reasonable costs and expenses that Owner incurs in maintaining and managing the Common Area of the Center, including property taxes, insurance and property management fees; provided, however, Owner's management fee shall not exceed the lesser of Owner's property management fee under Owner's property management agreement with an independent third party or an administration fee based upon 10% of Common Area Expenses; and provided, further real property taxes shall not include any increase in real property taxes resulting from changes in ownership by Owner or a transfer of all or any portion or interest in the Property. Owner's estimate of Newhall's Pro Rata Share of Common Area Expenses for 1998 shall be $.35 per square foot of leasable area.

               6.3 PAYMENT OF PRO RATA SHARE. Owner shall give Newhall written notice of an estimate of Newhall's "Pro Rata Share" (as defined hereunder) of the Common Area Expenses prior to the commencement of each calendar year while this Agreement remains in effect. With the exception of any portion of Common Area Expenses attributable to real property taxes (which shall be paid semiannually prior to delinquency), Newhall shall pay Owner one-twelfth (1/12) of the amount stated therein as Newhall's Pro Rata Share of the Common Area Expenses on the first business day of each month concurrently with the payment of each month's Subsidy payment, subject to Newhall's right to contest Newhall's Pro Rata Share of Common Area Expenses and Owner's year-end reconciliation of Newhall's Pro Rata Share of Common Area Expenses on or before April 1 of each year.

               6.4 NEWHALL'S PRO RATA SHARE. Newhall's Pro Rata Share shall equal a fraction, the numerator of which shall be the number of leasable square feet of Space as determined from time to time subject to this Agreement for which tenants have not commenced paying their pro rata share of Common Area Expenses under Existing Leases, New Leases or Post-Closing Leases, and the denominator of which is the aggregate number of leasable square feet in the Power/Promotional Center, Community Center/Triangle, or the Center, as applicable. In no event shall Newhall's Pro Rata Share of Common Area Expenses include property taxes attributable to increases in taxes payable as a result of any change of ownership of Owner or a transfer of all or any portion of interest in the Center by Owner, or any tenant's share of Common Area Expenses that may not be passed through to any such tenant under a Lease.

               6.5 CONTEST. Newhall shall have the right to contest and audit the amount of Newhall's Pro Rata Share of actual Common Area Expenses after receipt of Owner's year-end reconciliation of Newhall's Pro Rata Share of Common Area Expenses and Owner's proration statements within two (2) years after Newhall's receipt of Owner's written notice of Newhall's Pro Rata Share of Common Area Expenses or Newhall's receipt of a proration statement. In the event of such a contest or audit, the Common Area Expenses or prorations for the Center shall

                                       16.

be audited by a certified public accountant, professional auditor or independent professional real property manager selected by Newhall and approved by Owner, which approval shall not be unreasonably withheld, conditioned or delayed. Newhall shall pay for all costs of any audit requested by Newhall. If Newhall's Pro Rata Share of actual Common Area Expenses, as determined by the audit, is less than the amount specified in Owner' written notice, then Newhall shall either receive a credit against Newhall's Subsidy obligation for the amount of Common Area Expenses that Newhall has overpaid or Owner shall repay Newhall the amount of such overpayment within thirty (30) days after the audit determines the amount of the overpayment. If Newhall's Pro Rata Share of actual Common Area Expenses is less than 97% of the amount charged by Owner, Owner shall also pay to Newhall the reasonable costs incurred by Newhall in conducting the audit. If Owner disagrees with the results of the audit, Owner shall have the right to request Expedited Arbitration pursuant to Article 19 to determine whether such audit is accurate.

               6.6 PRORATIONS. Common Area Expenses and Subsidy payments shall be prorated based on actual days elapsed as of the applicable date that Owner is entitled to a Subsidy payment under this Agreement and shall be accounted for as follows:

                      A. Common Area Expenses. If Owner collects estimated prepayments of Common Area Expenses in excess of any of Newhall's Pro Rata Share of such expenses, then if the excess can be determined by the date of execution of a Subsidy Reduction Amendment, Newhall shall receive a credit for the excess against its Subsidy payments under this Agreement and if the excess cannot be determined until the end of any calendar year or the expiration or termination of this Agreement, Owner shall pay to Newhall such excess as soon as the excess can be determined.

                      B. Common Area Expense Reconciliations and Adjustments. Within ninety (90) days after June 30, 1999 if Newhall has made a Mandatory Termination Payment on such date, and within ninety (90) days after the later to occur of: (a) the end of any applicable lease year upon which percentage rents are determined pursuant to Leases; and (b) fiscal year end (or other applicable period) when adjustments with tenants under Leases for Common Area Expenses and receipt of final tax and other bills have been made; Owner shall prepare and present to Newhall with (i) a calculation of any credit for percentage rents and Common Area Expenses that Newhall is entitled to receive under this Agreement and (ii) a reconciliation of estimated Common Area Expenses and taxes and other items, in comparison to the actual amount of such items charged to or received by Owner for the year or other applicable fiscal period in question. The parties shall make the appropriate adjusting payment or credit between them within thirty (30) days after presentment to Newhall of Owner's calculation. Newhall may inspect and copy Owner's books and records related to the Property to confirm the calculations. Owner shall retain such books and records and make them available to Newhall for Newhall's inspection for up to three (3) years after the applicable fiscal period. Owner shall also cause its property manager to make its books and records available to Newhall for such three (3) year period for purposes of calculating, reconciling and verifying such information. Either party shall be entitled to an adjustment for any incorrect proration or adjustment within two (2) years after the determination.


                                       17.

                      C. Taxes and Assessments. Real and personal property taxes and assessments (including taxes payable with respect to supplemental tax bills received after the applicable fiscal period but related to periods prior to the applicable fiscal period) on the applicable Property ("Taxes") shall be prorated on the basis that Newhall is responsible for Newhall's Pro Rata Share of such taxes and determined on the basis of the actual number of days which have elapsed during the applicable fiscal tax period, whether or not the same shall be payable prior to the applicable adjustment date. With respect to the supplemental tax bills, Owner expressly acknowledges and agrees that to the extent tenants under the Leases and Newhall under this Agreement, are responsible for the payment of such taxes Owner shall collect payment of same, as it relates to periods of time prior to and from and after the applicable adjustment date, from all such tenants and shall take any action necessary under such payment of supplemental taxes which are the responsibility of any tenant or Owner and shall hold Newhall harmless from and against payment of same, except for Newhall's obligations to pay Newhall's Pro Rata Share of any such taxes under this Agreement. In the event that as of the applicable adjustment date the actual tax bills for the year or years in question are not available and the amount of taxes to be prorated as aforesaid cannot be ascertained, then rates and assessed valuation of the previous year, with known changes, shall be used, and when the actual amount of taxes and assessments for the year or years in question shall be determinable, then such taxes and assessments will be re-prorated between the parties to reflect the actual amount of such taxes and assessments. Nothing contained in this Article 6 is intended or shall be construed as limiting or restricting Newhall's reservation of all tax and other economic benefits related to or connected with any tax sharing agreement, development agreement, owner's participation agreement, annexation agreement, reimbursement agreement, transferable development rights, annexation or incorporation of all or any portion of the Property into a city, municipal entity or special improvements district.


                                    ARTICLE 7
                                    UTILITIES

               Newhall shall have the right to use water, gas, electricity, telephone service, and other utilities and services in connection with Newhall's performance of its construction obligations under this Agreement, at Newhall's cost and expense.


                                    ARTICLE 8
                                    INSURANCE

               8.1 PUBLIC LIABILITY INSURANCE. Newhall shall obtain and keep in force a policy or policies of commercial general liability insurance, including contractual liability, personal injury and property liability coverage in amounts not less than a combined single limit of $5,000,000.00 per occurrence for bodily injury, personal injury, death and property damage liability with respect to New Space that Newhall is constructing. Owner shall obtain and keep in force a policy of commercial general liability insurance covering the Common Area and Center in an amount which Owner reasonably determines to be appropriate based upon other comparable properties in Los Angeles and Orange Counties but in no event less than $5,000,000.

                                       18.

               8.2 PROPERTY AND EXTENDED COVERAGE INSURANCE. During the Term, Owner shall carry and maintain "all-risks" property insurance on Owner's interest in the Center insuring against loss or damage by fire, vandalism, malicious mischief and such other casualties as are included in an amount equal to up to one hundred percent (100%) of the full replacement cost thereof, including twelve (12) months rental loss insurance. Newhall shall cause its contractors to maintain a builder's "all-risk" policy to insure any improvements under construction for New Space and shall name Owner and Owner's Lender as an additional insured on all such builder's "all-risk" policies until any such New Space is substantially completed.

               8.3 GENERAL. All policies that are required under this Article shall be issued by companies licensed to do business in California with a general policyholder's rating of not less than "B+" and a financing rating of not less than Class "VIII", as rated by the most current available "Bests" Insurance Reports and shall be in a form and underwritten by companies reasonably acceptable to Newhall. Each party shall furnish the other party with evidence reasonably acceptable to such party that (i) the policies (or a binder thereof) required pursuant to this Article are in effect and (ii) the parties shall be notified by the carrier in writing thirty (30) days prior to cancellation, material change, or nonrenewal of such insurance. Each party shall name the other party as an additional insured with respect to obligation for which such party is obligated to obtain a commercial general liability policy, and at Owner's request, Owner's Lender as an additional insured with respect to such obligation. If a party carries any of the insurance required hereunder in the form of a blanket policy, any certificate required hereunder shall make specific reference to the Property.

               8.4 WAIVER OF SUBROGATION. Notwithstanding anything to the contrary contained herein, Owner and Newhall hereby waive any rights each may have against the other on account of any loss or damage occasioned to Owner or Newhall, arising from any risk to the extent covered by the insurance required hereunder. The parties each, on behalf of their respective insurance companies of either Owner or Newhall against any such loss, waive any right of subrogation that it may have against Owner or Newhall, as the case may be. The foregoing waivers of subrogation shall be operative only so long as available without invalidating either Owner's or Newhall's policy of insurance.


                                    ARTICLE 9
                              TITLE TO IMPROVEMENTS

               Any and all Improvements which may be made in or upon the Center by Newhall shall become the property of Owner without compensation to Newhall, subject to any applicable Leases within the Center. Newhall shall assign, without recourse, all plans and specifications and construction warranties related to any such improvements to Owner upon Newhall's completion of any such improvements.


                                       19.

                                   ARTICLE 10
                             DAMAGE AND DESTRUCTION

               Newhall shall not be required to repair any damage or destruction of any completed portion of the Center, including New Spaces that have been completed by Newhall, in the event of any total or partial damage or destruction thereof. If there is any damage to any of the New Spaces that have not been completed by Newhall, then with respect to those New Spaces, this Agreement, if applicable, shall be terminated from the date of such damage, unless, Owner provides Newhall within fifteen (15) days after such damage occurs, with written notice of its intent to provide Newhall with the insurance proceeds to repair said damage. In such case, Newhall shall proceed to diligently complete the repair and restoration of the New Spaces that were under construction provided Owner has provided Newhall with the insurance proceeds less the remaining construction budget for such New Space after Newhall's payment of all outstanding invoices as the date of such damage or destruction and Newhall's Subsidy and Pro-Rata Share of Operating Expense obligations shall be abated and reduced by the amount of any rental loss insurance proceeds received by Owner for such Space under Owner or Newhall's casualty insurance policies. If Owner elects not to provide Newhall with insurance proceeds payable with respect to any New Space under construction, Newhall shall be released from any obligation to construct or repair such New Space, Newhall's Subsidy obligation shall be reduced by the amount of the Pro-Forma Rent applicable to such New Space, Newhall's Pro Rata Share shall be reduced to reflect the elimination of such New Space, Owner and Newhall shall enter into a Subsidy Reduction Amendment and the remaining undisbursed construction budget applicable to such New Space shall be paid to Owner. Any prepaid Subsidy payments by Newhall shall be prorated based upon the number of actual days elapsed as of any such damage or destruction.



                                   ARTICLE 11
                                 EMINENT DOMAIN

               11.1 TOTAL TAKING. If all of the Property is taken under the power of Eminent Domain this Agreement shall terminate on the date the condemning authority announces such taking will occur and Newhall shall be released from any further obligations under this Agreement to make subsidy payments or to construct or complete the construction of any New Space. Any prepaid Subsidy or other prepaid monetary sum paid by Newhall to Owner shall be prorated on the basis of actual days elapsed and any excess payments shall be refunded to Newhall for the days after the termination date of the Agreement to which such payments apply. The term "Eminent Domain" shall include the exercise of any governmental power of condemnation and any private sale or other transfer in lieu of or under the threat of condemnation.

               11.2 PARTIAL TAKING. If any part of the Space subject to the Agreement is taken under the power of Eminent Domain, this Agreement shall be amended by a Subsidy Reduction Amendment effective on date the condemning authority announces such taking will occur. Such Subsidy Reduction Amendment shall reduce Newhall's Subsidy obligation under this Agreement in proportion to the amount of Space rendered unleasable by such taking and Newhall shall be

                                       20.

released from all liability under this Agreement for such Space. Any prepaid Subsidy and other prepaid monetary sums paid by Newhall to Owner for the Space rendered unleasable shall be prorated on the basis of actual days elapsed and any excess payments shall be refunded to Newhall for the days after the termination date of the Agreement to which such payments apply.

               11.3 AWARD. Newhall hereby renounces any interest in, and assigns to Owner, any award made in any condemnation proceeding for any such taking.


                                   ARTICLE 12
                              DEFAULTS AND REMEDIES

               12.1 NEWHALL'S DEFAULT. The occurrence of any of the following events shall constitute an event of default and a material breach of this Agreement ("Event of Default") on the part of Newhall:

                      A. Failure to Make Payment. Newhall's failure to pay any Subsidy or any other sum due hereunder on the date when such payment is due, where such failure continues for seven (7) days after written notice from Owner that such payment is due and which default notice shall specify the amount necessary to cure and the Space for which such Subsidy payment is due, except if a different notice or cure period or no notice or cure period is specified in another provision of this Agreement.

                      B. Failure to Perform Other Covenants. Newhall's breach or failure to perform any of Newhall's other covenants, agreements or obligations hereunder, where such breach or failure to perform continues for thirty (30) days after service of written notice to Newhall to cure any such breach or failure unless Newhall commences such cure during any such thirty (30) day period and diligently prosecutes such cure to completion.

               12.2 OWNER'S REMEDIES. Upon the occurrence of any Event of Default on the part of Newhall as set forth in Section 12.1 above, Owner shall have the following rights and remedies by exercising arbitration under Articles 18 and 19 of this Agreement:

                      A. Continue Effect of Subsidy Agreement. Owner may continue the effect of the Agreement after Newhall's breach and recover from Newhall the Subsidy or other monetary sums that become due under the Agreement. In addition, Owner shall have the right to perform, at Newhall's expense, Newhall's obligations under Articles 3 and 5 of this Agreement. If Owner elects to enter into a Post-Closing Lease as landlord pursuant to this Section 12.2, then the rent and any other monetary remuneration received by Owner from such Post-Closing Lease shall be applied to reduce any (or all if applicable) amounts due for which Newhall is in breach with respect to such Space.

                      B. Damages. If an Event of Default by Newhall exists under this Agreement, Owner shall have the right to recover actual damages (which shall be calculated in accordance with California Civil Code Section 1951.2 for the least amount of available Space for which the Pro-Forma Rent is greater than or equal to the amount of a late Subsidy payment

                                       21.

obligation that Newhall has failed to cure after receipt of a notice under
Section 12.1A of this Agreement) plus interest at Wells Fargo Bank's Prime Rate plus two percent (2%) per annum on any late payments. Owner shall also have the right to compel specific performance of Newhall's obligations to construct the New Space in accordance with Section 5.3 of this Agreement, as well as any declaratory relief under the Expedited Arbitration provisions of Article 19.

               12.3 OWNER'S DEFAULT. If Owner breaches or fails to perform any of Owner's covenants, agreements or obligations under this Agreement, where such breach or failure continues for thirty (30) days after service of written notice to Owner to cure any such breach or failure, except if a shorter notice or cure period (such as for executing Post-Closing Leases and approving tenant prospects and revisions to the Site Plan or leasing guidelines) or no notice or cure period is specified in another provision of this Agreement, such breach or failure to perform shall constitute an Event of Default and a material breach of this Agreement on the part of Owner.

               12.4 NEWHALL'S REMEDIES. Upon the occurrence of any Event of Default on the part of Owner as set forth in Section 12.3 above, Newhall shall have the right to elect the arbitration pursuant to Articles 18 and 19 of this Agreement. Newhall shall have the right to recover its actual damages resulting from Owner's breach, plus interest at Wells Fargo's Prime Rate plus two percent (2%) per annum on any late payments. Newhall shall also have the right to compel specific performance of Owner's its obligations under the Agreement with respect as well as any declaratory relief under the Expedited Arbitration provisions of
Article 19.

               12.5   REMEDIES - GENERALLY.

                      A. Cumulative Remedies. The right of either party to exercise any of the remedies under this Article 12 upon the occurrence of an Event of Default by the other party shall be cumulative to the maximum extent permitted by law and this Agreement.

                      B. Expedited Arbitration. Either party shall have the right to exercise the expedited arbitration rights pursuant to Section 19 (Expedited Arbitration) when minimizing the passage of time during a dispute between the parties is critical (e.g., the loss of a prospective Post-Closing Lease is imminent), including but not limited to the parties obligations to timely and expeditiously, as applicable: approve of prospective tenants for Post-Closing Leases, execute Post-Closing Leases, execute non-disturbance agreements pursuant to Section 3.3, approve and execute documentation pertaining to construction of and permitting of improvements, execute escrow disbursement authorizations, Subsidy Reduction Amendments, or amendments to this Agreement (collectively, the "Documents").

                      C. Stipulations for Remedies in Equity. The parties agree that if any Documents are not timely and expeditiously approved and executed by the appropriate party, irreparable harm will be caused to the other party. The parties agree that delays in approving and executing the Documents, especially when the successful execution of a prospective Post-Closing Lease is jeopardized or actually lost, substantial damages are caused to the other party that are impractical and impossible to calculate, thus rendering remedies at law inadequate. The parties agree, any specific performance allowed by this Agreement sought to compel the obligations

                                       22.

under this Agreement, is "just" and "reasonable" within the meaning of California Civil Code Section 3391.


                                   ARTICLE 13
                          SUBORDINATION AND ATTORNMENT

               13.1 SUBORDINATION. At Owner's option, this Agreement is and shall be subordinate to any ground lease, mortgage, deed of trust and/or any other hypothecation or security document and advances and obligations thereunder now or hereafter placed upon the Center, and any renewals, modifications, consolidations, replacements, and extensions thereof (collectively "Deed of Trust"), provided Newhall's rights under this Agreement shall not be disturbed as long as Newhall is not in default under this Agreement. Upon the request of Owner, Newhall shall, from time to time, review, approve, execute and deliver within ten (10) business days any documents or instruments that may be reasonably required by Owner or the mortgagee, beneficiary, ground lessor or Lender under any such Deed of Trust, to effectuate any subordination provided Owner's Lender agrees not to disturb Newhall's rights under this Agreement as long as Newhall is not in default under this Agreement. Such subordination shall be subject to Newhall's written approval within such ten (10) business day period, which shall not be unreasonably withheld, conditioned or delayed. If Owner's Lender elects to have this Agreement prior to the lien of its Deed of Trust, and gives written notice to Newhall of such election (after Newhall's approval), this Agreement shall be deemed prior to such Deed of Trust regardless of the respective dates of execution, delivery and recordation of this Agreement and any such Deed of Trust.

               13.2 ATTORNMENT. Newhall hereby attorns to and shall recognize Owner's Lender as Newhall's landlord under this Agreement and shall promptly execute and deliver any instrument that Owner may require to evidence such attornment, after Newhall approves of the instrument, which approval shall not be unreasonably withheld or delayed.


                                   ARTICLE 14
                                  FORCE MAJEURE

               If either party under this Agreement is delayed or prevented from the performance of any act required hereunder by reason of acts of God, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other causes without fault and beyond the reasonable control of the party obligated (financial inability excepted), performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay, but no such event shall excuse Newhall's late payment of a Subsidy payment.



                                       23.

                                   ARTICLE 15
                                     NOTICES

               All notices, information, requests or replies ("Notice") required or permitted to be given under this Agreement shall be given in writing and shall be given or served either personally (including express or courier service), facsimile or by depositing the same by United States registered or certified mail postage prepaid, addressed to the addresses of Newhall and Owner specified below, or at such other place as either Owner or Newhall may, from time to time designate in a written notice given to the other. If a party sends any notice by facsimile, such party shall send a hard copy of such notice by overnight courier or messenger with guaranteed delivery the next business day.

Owner:                                    Newhall:

[Valencia Marketplace I, LLC]             The Newhall Land and Farming Company
[Valencia Marketplace II, LLC]            (A California Limited Partnership)
c/o DSB Properties, Inc.                  23823 Valencia Boulevard
3967 East Thousand Oaks Blvd., Suite G    Valencia, California  91355
Westlake Village, California  91362       Attention:     Thomas E. Dierckman
Attention:     David S. Blatt                            Senior Vice President
               President                  Phone:  805/255-4047
Phone:  805/374-1700                      Fax:    805/259-2957
Fax:    805/374-1703



with copies to:                           with copy to:

Donfeld Kelley & Rollman                  Brobeck, Phleger & Harrison LLP
11845 West Olympic Blvd., Suite 1245      550 South Hope Street, Suite 2100
Los Angeles, California 90064-5026        Los Angeles, California  90071
Attention:     Fredric A. Rollman, Esq.   Attention:     Jerry Walsh, Esq.
Phone:  310/312-8080                      Phone:  213/745-3358
Fax:    310/312-8014                      Fax:    213/239-1320




and

McColgan & Vanni
199 South Los Robles Avenue, Suite 420
Pasadena, California  91101-2457
Attn:          Hugh McColgan, Esq.
Phone:  626/795-0226
Fax:    626/793-0148


                                       24.

                                   ARTICLE 16
                                    AUTHORITY

               Newhall is a California limited partnership duly formed and validly existing under the laws of the State of California; all the documents executed by Newhall which are to be delivered to Owner are duly authorized, executed, and delivered by Newhall and are legal, valid, and binding obligations of Newhall enforceable against Newhall in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally), and do not violate any provisions of any agreement to which Newhall is a party or to which Newhall is subject.

               Owner hereby represents and warrants to Newhall that he has the financial capacity to perform its obligations under this Agreement and that this Agreement has been, and all the documents to be delivered by Owner to Newhall are duly authorized, executed and delivered by Owner, are, and in the case of the documents to be delivered, will be enforceable in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally), and do not, and will not, violate any provisions of any agreement to which Owner is a party or to which he is subject.


                                   ARTICLE 17
                                  MISCELLANEOUS

               17.1 The obligations of Newhall under this Agreement shall be without recourse to the assets of any officer, shareholder, director, unitholder or employee of Newhall or of any general partner of Newhall (excluding, however, such general partner's interest in Newhall). The sole recourse of Owner for the enforcement of any claims against Newhall arising out of this Agreement shall be limited solely to the assets of Newhall.

               17.2 Any waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be set forth in writing and duly executed by or in behalf of the party to be bound thereby. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

               17.3 This Agreement, and any subsequent amendments, may be executed in any number of counterparts, and delivered by facsimile, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. If this Agreement is executed and delivered by facsimile, the party so executing and delivering the Agreement shall deliver a hard copy to the other party by overnight courier with guaranteed, next day delivery.

               17.4 Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Agreement. If the last day for performing or exercising a party's obligations or rights under this Agreement falls on a weekend or holiday, the time for

                                       25.

performing or exercising a party's rights or obligations shall be extended to the next business day immediately following any such weekend or holiday.

               17.5 The making, execution and delivery to this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.

               17.6 Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

               17.7 The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Article and Section headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement.

               17.8 This Agreement shall be governed by and construed in accordance with the laws of the State of California. By executing this Agreement, the parties waive their rights to a jury trial.

               17.9 If any arbitration or action is brought by either party against the other party, the prevailing party shall be entitled to recover from the other party reasonable attorneys fees, costs and expenses incurred in connection with the prosecution or defense of such action.

               17.10 This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and to their respective transferees, successors, and assigns, except that Newhall may not assign its rights or delegate its obligations hereunder without Owner's consent in its sole and absolute discretion, unless such assignment or delegation is in connection with a merger, reorganization, consolidation or sale of all or substantially all of the assets of Newhall's Valencia Company division. This Agreement is not intended and shall not be deemed or construed to create any rights in any third parties.

               17.11 All Exhibits attached hereto are incorporated by reference.

               17.12 If there is any conflict between any provisions contained in this Agreement and the Purchase Agreement, this Agreement shall control.

               17.13 If Newhall converts to a private company, Newhall will provide Owner's Lender with annual financial statements in a form reasonably acceptable to Owner's Lender.

                                       26.

                                   ARTICLE 18
                                   ARBITRATION

               Any dispute between the parties hereto shall be determined by arbitration. Whenever any such dispute arises between the parties hereto in connection with this Agreement and either party gives written notice to the other that such dispute shall be determined by arbitration, then (unless the Expedited Arbitration procedures of Article 19 apply) within twenty (20) days after the giving of the notice, both parties shall select and hire one member ("Judge") of the panel of Judicial Arbitration and Mediation Services, Inc. ("JAMS"). The Judge shall be a retired judge experienced with commercial real property disputes in the County in which the Property is located. As soon as reasonably possible, but no later than thirty (30) days after the Judge is selected, the Judge shall schedule the arbitration hearing at a location reasonably acceptable to Newhall, Owner and the Judge. The Judge shall determine the matter within ten (10) days after the conclusion of any such arbitration hearing. The arbitration hearing shall be conducted in accordance with JAMS' procedures for major matters, except as provided otherwise in this Agreement. All determinations by the Judge shall be binding on Owner and Newhall and may be entered into a court of competent jurisdiction. Each party shall pay one-half the costs and expenses of the Judge.


               If Judicial Arbitration and Mediation Services, Inc. ceases to exist, and either party gives written notice to the other that a dispute shall be determined by arbitration, then, unless agreed otherwise in writing by the parties, all arbitrations hereunder shall be governed by California Code of Civil Procedure Sections 1280 through 1294.2, inclusive, as amended or recodified from time to time, to the extent they do not conflict with this Article. Any determination by arbitration hereunder may be entered in any court having jurisdiction. Within ten (10) days after delivery of such notice, each party shall select an arbitrator with at least five (5) years' experience in commercial real property transactions in the County in which the Property is located and advise the other party of its selection in writing. The two arbitrators so named shall meet promptly and shall name a third arbitrator within the succeeding period of five (5) days. Said three arbitrators thereafter shall schedule an arbitration hearing with Owner and Newhall at a mutually convenient place within thirty (30) days thereafter and shall render a decision within ten (10) days after the conclusion of the arbitration hearing. The decision of any two (2) of said arbitrators rendered in writing and delivered to the parties hereto shall be final and binding on the parties.

               If either party fails to appoint an arbitrator within the prescribed time, and/or if either party fails to appoint an arbitrator with the qualifications specified herein, and/or if any two arbitrators are unable to agree upon the appointment of a third arbitrator within the prescribed time, then the Superior Court of the County in which the Property is located may, upon request of any party, appoint such arbitrators, as the case may be, and the arbitrators as a group shall have the same power and authority to render a final and binding decision as where the appointments are made pursuant to the provisions of the preceding paragraph. All arbitrators shall be individuals with at least five (5) years' experience negotiating or arbitrating disputes arising out of commercial real property transactions in the County where the Property is located.

                                       27.

All determinations by arbitration hereunder, including by the Judge, shall be binding upon Owner and Newhall and may be entered in any court having jurisdiction.

NOTICE: BY INITIALLING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES", PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE
               GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO
               SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

               ------------------------             ------------------------
               OWNER                                NEWHALL


                                   ARTICLE 19
                              EXPEDITED ARBITRATION

               Whenever this Agreement calls for an Expedited Arbitration, such arbitration shall be conducted under this Article 19. An arbitration under this Section ("Expedited Arbitration") shall be conducted by one neutral Arbitrator (who shall be a commercial real estate lawyer or professional property manager with at least ten (10) years experience in connection with the ownership, leasing, development and management of first-class, shopping centers in Los Angeles County) mutually agreed upon by both parties, or if the parties cannot agree on a single arbitrator within five (5) business days after this Article 19 is invoked, then by the Presiding Judge of the Superior Court of the County of Los Angeles, who shall select such single arbitrator from a list of no more than five (5) names submitted by each party prior to the hearing before such judge. The Arbitrator so selected shall then hold a hearing within five (5) business days after its selection, at which time each party may present its position on the issue in question, with any written documents and testimony of witnesses that such party believes are necessary to support its position; provided, however, that no party shall be permitted to present more than eight (8) hours of witness testimony and argument to the Arbitrator, unless both parties agree otherwise. There shall be no discovery procedures allowed in connection with such Expedited Arbitration, and no party shall have any contact with the Arbitrator except at the hearing. The Arbitrator shall render its decision on the issue by a written notice to the parties involved within five (5) business days after concluding the hearing (which may be adjourned by the Arbitrator in its reasonable discretion). The decision of the Arbitrator shall be final and binding on the parties for the purposes of this Agreement. Except as provided otherwise herein, such arbitration shall

                                       28.

be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

               OWNER AND NEWHALL HAVE CAREFULLY READ AND REVIEWED THIS AGREEMENT AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS AGREEMENT, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS AGREEMENT IS EXECUTED, THE TERMS OF THIS AGREEMENT ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF OWNER AND NEWHALL WITH RESPECT TO THIS AGREEMENT.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

"NEWHALL":                                      "OWNER":

THE NEWHALL LAND AND FARMING                    [VALENCIA MARKETPLACE I,
COMPANY (A California Limited                   LLC/VALENCIA MARKETPLACE
Partnership)                                    II, LLC], a California Limited
                                                Liability Company
By:   NEWHALL MANAGEMENT LIMITED
      PARTNERSHIP, a California Limited
      Partnership, Managing General Partner
                                                By:
                                                   -----------------------------
      By:   NEWHALL MANAGEMENT
            CORPORATION, a California                 Its:
            corporation, Managing                         ----------------------
            General Partner
                                                By:
            By:                                    -----------------------------
               --------------------------
                 Its:                                 Its:
                    ---------------------                 ----------------------

            By:
              ---------------------------
                 Its:
                     --------------------


                                       29.

                                  EXHIBIT "A-1"

                   (LEGAL DESCRIPTION OF VALENCIA MARKETPLACE)

               Exhibit A-1 to Amended and Restated Rental Subsidy Agreement by and between The Newhall Land and Farming Company (A California Limited Partnership), and [Valencia Marketplace I, LLC] [Valencia Marketplace II, LLC], dated as of ____________ __, 1998.

               The land referred to in this report is situated in the State of California, County of Los Angeles and is described as follows:

               Parcels 1 through 21 of Vesting Tentative Parcel Map 8676.




                                  EXHIBIT "A-1"

                                  EXHIBIT "A-2"

                 (LEGAL DESCRIPTION OF POWER/PROMOTIONAL CENTER)



               Exhibit A-2 to Amended and Restated Rental Subsidy Agreement by and between The Newhall Land and Farming Company (A California Limited Partnership), and [Valencia Marketplace I, LLC] [Valencia Marketplace II, LLC], dated as of ____________ ___, 1998.

               The land referred to in this report is situated in the State of California, County of Los Angeles and is described as follows:

               Parcels 9 through 21 of Vesting Tentative Parcel Map 8676.


                                  EXHIBIT "A-2"
                                       -1-

                                  EXHIBIT "A-3"

                (LEGAL DESCRIPTION OF COMMUNITY CENTER/TRIANGLE)



               Exhibit A-3 to Amended and Restated Rental Subsidy Agreement by and between The Newhall Land and Farming Company (A California Limited Partnership), and [Valencia Marketplace I, LLC] [Valencia Marketplace II, LLC], dated as of ___________ ___, 1998.

               The land referred to in this report is situated in the State of California, County of Los Angeles and is described as follows:

            Parcels 1 through 8 of Vesting Tentative Parcel Map 8676.


                                  EXHIBIT "A-3"
                                       -1-

                                    EXHIBIT B

                                   (SITE PLAN)

               Exhibit B to Amended and Restated Rental Subsidy Agreement by and between The Newhall Land and Farming Company (A California Limited Partnership), and [Valencia Marketplace I, LLC] [Valencia Marketplace II, LLC], dated as of __________ ___, 1998.


                                    EXHIBIT B

                                    EXHIBIT C

                                   (PRO-FORMA)


            Exhibit C to Amended and Restated Rental Subsidy Agreement by and between The Newhall Land and Farming Company (A California Limited Partnership), and [Valencia Marketplace I, LLC] [Valencia Marketplace II, LLC], dated as of ____________ ____, 1998.


                                    EXHIBIT C

                                   EXHIBIT D-1

                          (SUBSIDY REDUCTION AMENDMENT)
                       (NEW LEASES AND POST-CLOSING LEASES


            Exhibit D-1 to Amended and Restated Rental Subsidy Agreement by and between The Newhall Land and Farming Company (A California Limited Partnership), and [Valencia Marketplace I, LLC] [Valencia Marketplace II, LLC], dated as of ____________ ____, 1998.


                                   EXHIBIT D-1

                                   EXHIBIT D-2

                          (SUBSIDY REDUCTION AMENDMENT)
                                    (GENERAL)


            Exhibit D-2 to Amended and Restated Rental Subsidy Agreement by and between The Newhall Land and Farming Company (A California Limited Partnership), and [Valencia Marketplace I, LLC] [Valencia Marketplace II, LLC], dated as of __________ ____, 1998.


                                   EXHIBIT D-2

                                    EXHIBIT E

                             (STANDARD IMPROVEMENTS)


            Exhibit E to Amended and Restated Rental Subsidy Agreement by and between The Newhall Land and Farming Company (A California Limited Partnership), and [Valencia Marketplace I, LLC] [Valencia Marketplace II, LLC], dated as of ___________ ____, 1998.


                                    EXHIBIT E

                                    EXHIBIT F

                             (INTENTIONALLY OMITTED)


                                    EXHIBIT F

Exhibit G omitted in accordance with Item 601(b)(2) of Regulation S-K.


The Newhall Land and Farming Company will furnish supplementally a copy of any omitted annex, schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that The Newhall Land and Farming Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annex, schedule or exhibit so furnished.